As Filed with the Securities and Exchange Commission on August 28, 2007

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

____________________

HYPERION ENERGY, INC.
(Exact Name of Registrant as specified in its charter)

Colorado	6770	None
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification)

P.O. Box 152112
San Diego, California  92195
Telephone:  (619) 569-8297
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

____________________

Walter Reed
President and Chief Executive Officer
Hyperion Energy, Inc.
P.O. Box 152112
San Diego, California  92195
Telephone:  (619) 569-8297
(Name, address, including zip code, and telephone number, including area code, of agent for service)

____________________

Copies to:

Brian Reiss, Esq. 9121 Atlanta Avenue, Suite 638 Huntington Beach, California 92646 Telephone: (806) 624-6850 Facsimile: (714) 378-9093	Philip D. Forlenza, Esq. Giordano, Halleran & Ciesla, P.C. 125 Half Mile Road P.O. Box 190 Middletown, New Jersey 07748 Telephone: (732) 741-3900 Facsimile: (732) 224-6599
____________________

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement and satisfaction of all other conditions under the asset purchase agreement dated July 26, 2007 between Hyperion Energy, Inc. and Accountabilities, Inc., which is attached as Annex A to the to the proxy statement/prospectus forming part of this registration statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐    Registration No. __________

If this Form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐  Registration No. __________

CALCULATION OF REGISTRATION FEE

Title of each class of securities registered	Amount to be registered (1)	Proposed maximum offering price per security		Proposed maximum aggregate offering price		Amount of registration fee (1)

Common Stock, $.001 par value	18,000,000	$.001	(2)	$18,000	(2)	$6,000

(1)	Based upon one-third (1/3) of the par value of the shares registered in accordance with Rule 457(f)(2).

(2)	Represents par value of shares registered.

____________________

The Registrant hereby amends this registration statement on any date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement becomes effective on whatever date the Commission, acting pursuant to said Section 8(a), may determine.

____________________

The information in this proxy statement/prospectus is not complete and may be changed.  A registration statement relating to the securities to be issued under the Asset Purchase Agreement attached as Annex A to this proxy statement/prospectus has been filed with the Securities and Exchange Commission.  The common stock may not be sold nor may offers to buy be accepted until the registration statement is effective.  This proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state in which the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 28, 2007

Dear Accountabilities shareholders:

On behalf of the board of directors of Accountabilities, Inc., I am pleased to deliver this proxy statement/prospectus for Hyperion Energy’s proposed purchase of substantially all of the assets used by Accountabilities in its staffing and workforce solutions business.

In connection with the asset purchase transaction, Hyperion Energy will issue a number of shares of its common stock to Accountabilities that is equal to the number of shares of common stock of Accountabilities outstanding at the time of the closing of the transaction.  After giving effect to the surrender and cancellation of shares owned by Hyperion Energy’s existing sole shareholder, the shares of Hyperion Energy issued to Accountabilities will represent 100% of Hyperion Energy’s outstanding Common Stock after the completion of the transaction, and an application will be submitted to the National Association of Securities Dealers, Inc. for the quotation of Hyperion Energy common stock on the OTC Bulletin Board.  Accountabilities will distribute all of the Hyperion Energy shares to Accountabilities’ stockholders as soon as reasonably practicable after the closing of the transaction.  Accountabilities’ management believes that the transaction with Hyperion Energy will provide its shareholders with the added liquidity, and more accurate valuation, that companies listed on the OTC Bulletin Board enjoy compared to companies listed in the “pink sheets.”

After careful consideration, the board of directors of Accountabilities has approved the asset sale transaction and unanimously recommends that its shareholders approve the transaction.  Completion of the asset sale transaction requires that shareholders of Accountabilities approve the transaction.  Accountabilities has scheduled a special shareholder meeting to obtain shareholder votes on this proposal.  Information regarding the special meeting is included in this document.  I encourage you to read this entire document and its annexes carefully before deciding how to vote.  In particular, you should read and consider carefully the risks discussed under the caption titled “Risk Factors” beginning on page 8 of the proxy statement/prospectus before completing your proxy card.

Your vote is important, regardless of the number of shares you own.  To vote your shares, you may use the enclosed proxy card or you may attend the special meeting of stockholders being held by Accountabilities.  If you do not vote, it will have the same effect as voting against approval of the asset purchase transaction.

We are very enthusiastic about the asset purchase transaction and join the members of the two companies’ boards in recommending that you vote “FOR” the proposals being submitted for your consideration and vote.

Thank you for your continued support.

/s/ ALLAN HARTLEY
President
Accountabilities, Inc.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the transaction or the registration of Hyperion Energy common stock to be issued in the transaction or determined whether the proxy statement/prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated __________, 2007 and is first being mailed to shareholders of Accountabilities on or about __________, 2007.

Accountabilities, Inc.
500 Craig Road, Suite 201
Manalapan, New Jersey  07726
(732) 333-3622

____________________

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD __________, 2007

____________________

To the holders of common stock of Accountabilities, Inc.:

The Special Meeting of Shareholders of Accountabilities will be held at 500 Craig Road, Manalapan, New Jersey, on __________, 2007 at ___ a.m., New York City time, for the following purposes:

1.
To consider and vote upon a proposal to approve the sale of substantially all of the assets used by Accountabilities, Inc. in its staffing and workforce solutions business to Hyperion Energy, Inc. in exchange for a number of shares of Hyperion Energy, Inc. common stock which will be equal to the number of shares of Accountabilities, Inc. common stock outstanding at the time of the closing of the transaction.

2.
To consider and vote upon any motion to adjourn the meeting to a later time to permit, among other things, further solicitation of proxies if necessary to establish a quorum or to obtain additional votes in favor of the foregoing items.

3.	To consider and act on such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Accountabilities’ board of directors has fixed the close of business on __________, 2007 as the record date for the determination of shareholders entitled to receive notice of and to vote at the meeting and any adjournment or postponements thereof.

The proposals, as well as information about the proposed sale of Accountabilities’ assets to Hyperion Energy are described in detail in the accompanying proxy statement/prospectus.  You are urged to read these materials very carefully and in their entirety before deciding how to vote.

A quorum, consisting of a majority of shares of common stock entitled to vote at the special meeting, must be present in person or by proxy before action may be taken at the special meeting.  The affirmative vote of holders of a majority of the outstanding shares of Accountabilities’ common stock is required to approve the asset purchase agreement and the transactions contemplated thereby.  The affirmative vote of holders of the majority of the Accountabilities’ common stock present and entitled to vote at the special meeting is required to approve the other proposals.

Your vote is very important, regardless of the number of shares of Accountabilities common stock you own.  Please vote as soon as possible to ensure that your shares are represented at the special meeting.  Even if you plan to attend the special meeting in person, please sign, date and return the accompanying proxy in the enclosed addressed envelope, which requires no postage if mailed in the United States.  If you are a record holder, you may also cast your vote in person at the special meeting.  If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares.

If you choose to approve a proposal, please check the box indicating a vote “FOR” the proposal by following the instructions contained in the enclosed proxy card.  If you properly sign and return your proxy card with no voting instructions, you will be deemed to have voted “FOR” the approval of each of the proposals put forth at the special meeting.  If you do not vote, it will have the same effect as a vote against the asset sale.  You may revoke your proxy at any time before it is voted at the special meeting.

After careful consideration, Accountabilities’ board of directors determined that the asset purchase agreement and the sale of substantially all of the assets used by Accountabilities in its staffing and workforce solutions business to Hyperion Energy is in the best interests of Accountabilities and its shareholders.  The board of directors unanimously recommends that you vote “FOR” each of the proposals to be presented at the special meeting.

By Order of the Board of Directors

/s/ RONALD SHAPSS
Ronald Shapss
Chairman

__________, 2007

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES.

i

QUESTIONS AND ANSWERS ABOUT THE TRANSACTION

Why am I receiving this proxy statement/prospectus?

Hyperion Energy has agreed to purchase substantially all of the assets used by Accountabilities in its staffing services and workforce solutions business.  Under the asset purchase agreement signed by the parties on July 26, 2007, Hyperion Energy will issue to Accountabilities a number of shares of its common stock equal to the number of shares of common stock of Accountabilities outstanding at the time of the closing of the transaction in payment of the purchase price of the assets.  The existing sole shareholder of Hyperion Energy has agreed to surrender all of his shares for cancellation at the time of the transaction in exchange for a payment of $12,500 which was made after the signing of the asset purchase agreement.  As a result, the shares of Hyperion Energy common stock issued to Accountabilities will represent 100% of Hyperion Energy’s outstanding common stock after the completion of the transaction.

In order to complete the transaction, the shareholders of Accountabilities must approve the asset purchase agreement pursuant to which Accountabilities will sell the assets used in its staffing and workforce solutions business to Hyperion Energy.  This proxy statement/prospectus is being provided to you for the purpose of obtaining your vote and supplying you with important information concerning the companies and the transaction.  You should consider this information carefully before deciding how to vote on the transaction and other proposals.

Why is Accountabilities selling its assets?

Accountabilities’ board of directors believes that it is in the best interests of Accountabilities and its shareholders to have a more liquid and efficient trading market for the securities owned by its shareholders.  Accountabilities’ common stock is currently traded on the “pink sheets” quotation system which is generally considered a less liquid and efficient market than the NASD OTC Bulletin Board, which is the quotation system on which it is anticipated that the Hyperion Energy’s common stock will trade after the transaction is completed and the shares of Hyperion Energy common stock are distributed by Accountabilities to its shareholders.

When is the transaction expected to be completed?

Assuming that the shareholders of Accountabilities approve the sale of assets to Hyperion Energy, it is expected that the transaction will be completed within three business days after the Accountabilities’ shareholder meeting.

What will happen to the shares received by Accountabilities?

Accountabilities will distribute the shares of Hyperion Energy’ common stock to its shareholders as promptly as reasonably practicable after the completion of the asset sale transaction.

Where and when is the special meeting of Accountabilities’ Stockholders?

The special meeting of Accountabilities’ shareholders will be held at ___ a.m., New York City time, on __________, 2007, at Accountabilities’ offices located at 500 Craig Road, Manalapan, New Jersey.

Who can vote at the special meeting?

Holders of Accountabilities common stock outstanding at the close of business on the record date, __________, 2007, are entitled to notice of and to vote at the Accountabilities special meeting.  Each share of Accountabilities common stock is entitled to one vote.  On August 27, 2007, there were 17,613,325 common shares outstanding.

If my shares are held in street name, will my broker vote my shares?

Your broker will not vote your shares without your consent.  If you hold your shares in the name of a bank, broker or nominee, you should follow the instructions you receive from your bank, broker or nominee.

Do I have dissenters’ rights with respect to the transaction?

No.  Stockholders of Accountabilities will not have dissenters or appraisal rights under Section 262 of the Delaware General Corporation Law with respect to the transaction.

What should I do now to vote at the special meeting?

Mark your proxy card indicating your vote on each of the proposals, sign and mail it in the enclosed return envelope as soon as possible so that your shares can be voted at the special meeting.  If you return your signed proxy card but do not indicate your vote, your shares will be voted “FOR” each proposal presented by your company.

May I change my vote after I mail by proxy card?

Yes.  You may change your vote at any time before your proxy is voted at the special meetings.  You can do this in one of three ways:

•	You can send a written statement that you revoke your proxy, which to be effective must be received prior to the vote at the special meetings.

•	You can submit a new proxy card prior to the vote at the special meetings. The new proxy must be dated after your original proxy and received prior to the vote at the special meetings.

•
You can attend the special meeting and vote in person.  At the special meeting, you will be required to provide a written termination of your original proxy.  Your attendance at the special meeting alone will not revoke your proxy.

Accountabilities shareholders should send revocations of a proxy or new proxy cards to Michael S. Krome, Secretary, at the address on the Notice of Special Meeting of Shareholders of Accountabilities.

Whom should I call if I have questions?

Accountabilities shareholders should contact Stephen DelVecchia, Accountabilities' Chief Financial Officer, at (732) 333-3622 with any question about this proxy statement/prospectus or the transaction.

SUMMARY

This summary highlights selected information from this document and may not contain all of the information that is important to you.  To understand the transaction fully, and for a more description of the legal terms of the complete transaction, you should read carefully this entire document and the documents to which we have referred you.  We have included page references in parentheses to direct you to a more complete description of the topics presented in this summary.

The Companies (pages 21 and 22)

Hyperion Energy, Inc.
P.O. Box 152112
San Diego, California  92185
(619) 569-8297

Hyperion Energy, Inc. was incorporated in the State of Colorado on December 29, 2005 and has been in the development stage since inception and has conducted virtually no business operations, other than organizational activities and the registration of its common stock under the Securities Exchange Act of 1934.  Hyperion Energy was formed as a vehicle to pursue a business combination and has no full time employees and owns no real estate or personal property.

Accountabilities, Inc.
500 Craig Road, Suite 201
Manalapan, New Jersey  07726
(732) 333-3622

Accountabilities is a national provider of diversified staffing, recruiting and consulting services across a variety of industries and sizes of business.  Its service offerings include:

•	its CPA Partner on Premise Program through which it has developed sales and marketing affiliations with leading regional CPA firms;

•
Direct Professional Services, including staff augmentation, executive search and interior contract and project management, consulting services in the areas of accounting and finance, including Sarbanes-Oxley compliance, mergers and acquisitions, corporate reorganizations, information systems and tax related matters; and

•	its StaffingAbilities services which involve general temporary staffing in the areas of light industrial services and administrative support.

The Transaction (page 13)

Under the terms of the asset purchase agreement dated as of July 26, 2007 between Accountabilities and Hyperion Energy, Hyperion Energy has agreed to purchase substantially all of the assets of Accountabilities used in its staffing and workforce solutions business.

Purchase Price of Accountabilities Assets (page 18)

At the closing of the transaction, Hyperion Energy will issue to Accountabilities a number of shares of Hyperion Energy common stock that is equal to the number of shares of Accountabilities common stock outstanding at the time of the closing.  After giving effect to the cancellation of all of the existing outstanding shares of Hyperion Energy common stock at the time of the closing, the shares issued to Accountabilities will represent 100% of Hyperion Energy’s outstanding common stock following the transaction.

Reasons for the Transaction (page 14)

Accountabilities’ board of directors believes that the terms of the transaction and the asset purchase agreement are in the best interests of Accountabilities and its shareholders.  The common stock of Accountabilities is currently traded on the “pink sheets” quotation system which is generally considered a less liquid and efficient market than the NASD OTC Bulletin Board.  The board of directors of Accountabilities believes that it is in the best interests of Accountabilities and its shareholders to have a more liquid and efficient market for the securities owned by Accountabilities’ shareholders.  As a result of difficulties associated with auditing the financial records of the business conducted by Accountabilities before it commenced its current line of business, the board believes that registering Accountabilities common stock under the Securities Exchange Act of 1934 so that Accountabilities common stock could be traded on the OTC Bulletin Board or another market could not be accomplished without unreasonable effort and expense.  As a result, the sale of assets to Hyperion Energy has been structured so that the shareholders of Accountabilities will collectively receive a 100% interest in Hyperion Energy in the form of common stock that the parties anticipate will trade on the OTC Bulletin Board following the transaction.

Distribution by Accountabilities of Hyperion Energy Shares (page 15)

Hyperion Energy will deliver the shares issuable in exchange for the Accountabilities assets to Accountabilities at closing.  Accountabilities expects to distribute the Hyperion Energy shares to Accountabilities shareholders of record on a one-share-for-one-share basis as soon as reasonably practicable after the closing.

Accountabilities’ Plans for After the Transaction

If the sale of the assets used in its staffing and workforce solutions business is completed, Accountabilities plans to continue to develop the debit payroll card business currently under development by its wholly owned subsidiary, World Card, Inc.  In addition, Accountabilities has reached an agreement in principle to acquire Woopee Connect, Inc., a New Jersey based corporation engaged in providing voice over internet protocol services.  It is anticipated that the transaction will be structured as a merger of a newly formed wholly owned subsidiary of Accountabilities with and into Woopee Connect, Inc., with the outstanding shares of Woopee Connect, Inc. being converted into shares representing approximately 51% of Accountabilities common shares after giving effect to the merger.  The transaction is expected to close after the record date for determining shareholders of Accountabilities entitled to receive the distribution of Hyperion shares.  James Zimbler, an officer of Accountabilities and beneficial owner of approximately 9.6% of Accountabilities outstanding shares, and Pylon Management, Inc., the beneficial owner of approximately 12.9% of Accountabilities outstanding shares, are shareholders of Woopee Connect, Inc.

Interests of Directors and Officers of Accountabilities in the Transaction (page 15)

None of Accountabilities’ directors or executive officers has interests in the transaction that are different from, or in addition to, the interests of Accountabilities’ shareholders generally, except that it is anticipated that each of such officers and directors will serve in a position with Hyperion Energy after the transaction that is substantially similar to such individual’s position with Accountabilities after the completion of the transaction.

Votes Required (pages 11 and 13)

The asset sale and the other transactions contemplated by the asset purchase agreement will be approved if the holders of a majority of the outstanding shares of Accountabilities common stock vote for the proposal.  Approval of the proposal to adjourn the special meeting to a later time will require a majority of the holders of outstanding shares of Accountabilities common stock present and entitled to vote at the special meeting, whether or not a quorum is present, to vote in favor of the proposal.  On August 27, 2007, directors and officers of Accountabilities and their affiliates owned or were entitled to vote 8,490,036 Accountabilities common shares.  These shares represent approximately 48% of the outstanding Accountabilities common shares.

Recommendation to Shareholders (page 15)

After careful consideration, Accountabilities’ board determined that the asset sale is in the best interests of Accountabilities and its shareholders and that the transactions contemplated by the asset purchase agreement are advisable.  The board approved the asset purchase agreement and unanimously recommends that Accountabilities’ shareholders vote “FOR” approval of the sale of assets to Hyperion Energy and “FOR” the other proposals presented in this proxy statement/ prospectus.

Conditions to the Transaction (page 20)

Completion of the transaction depends upon the satisfaction or waiver of a number of conditions, including, among other things:

•	the approval by Accountabilities’ shareholders of the sale of the assets;

•	the accuracy in all material respects of the representations and warranties given by the parties as of the closing date; and

•	the performance in all material respects by the parties of all obligations under the asset purchase agreement that are to be performed or complied with prior to the closing date.

Material Federal Income Tax Consequences (page 15)

Accountabilities will be subject to federal income tax on the transaction and also upon the distribution of the shares of Hyperion Energy common stock to the Accountabilities’ shareholders.  To the extent that net operating loss carryforwards are available, they may offset any income or gain that is recognized.  Accountabilities will hold the shares of Hyperion Energy common stock with an adjusted tax basis equal to their fair market value on the date or dates on which the Hyperion Energy shares are received.

While the sale of Accountabilities’ assets to Hyperion Energy should have no direct tax consequences to the shareholders of Accountabilities, it is anticipated that the distribution of shares of Hyperion Energy common stock will be taxable to each shareholder as a dividend to the extent of the shareholder’s share of Accountabilities’ current and accumulated earnings and profits for the year in which the distribution is made, and to the extent that the distribution in a year exceeds that share, as a return of capital to the extent of the shareholder’s adjusted tax basis in the shareholders’ Accountabilities common shares, and then generally as capital gain.

All shareholders are urged to consult their tax advisors to determine the effect of the transactions under federal tax law (or foreign tax law where applicable) and under their own state and local tax law.

Regulatory Approvals

No regulatory approvals are required in connection with the transaction.

Dissenters’ Rights of Accountabilities Shareholders (page 2)

Shareholders of Accountabilities will not have dissenters’ rights in connection with the transaction.

SELECTED FINANCIAL DATA OF HYPERION ENERGY

Hyperion Energy is providing the following selected financial data to assist in your analysis of the financial aspects of the transactions.  Hyperion Energy derived the annual historical information for the period from December 29, 2005 (inception) through December 31, 2006 from the financial statements of Hyperion Energy, which have been audited by Rotenberg & Co., LLP, independent public accountants.  The results of operations for the period presented may not necessarily be indicative of the results of operations that can be anticipated for an entire year.  The following information should be read in conjunction with the Form 10SB of Hyperion Energy filed with the Securities and Exchange Commission on March 15, 2007, as well as “Hyperion Energy Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes beginning on page F-3.

Statements of Operations Data

	Year Ended December 31, 2006	December 29, 2005 (inception) through December 31, 2006	Six Months Ended June 30, 2007
Revenues	$-	$-	$-
General & Administrative Expenses	-	1,390	-
Net Loss	-	(1,390)	-
Net Loss Per Share (Basic)	-	-	-
Net Loss Per Share (Diluted)	-	-	-

Balance Sheet Data(1)

	As of
	December 31, 2006	June 30, 2007
Cash	$-	$-
Total Liabilities	-	-
Total Assets	-	-
Stockholders’ Equity	1,390	1,390
Accumulated Deficit	(1,390)	(1,390)

SELECTED FINANCIAL DATA OF ACCOUNTABILITIES

Accountabilities is providing the following selected financial data with respect to its staffing and workforce solutions business to assist in your analysis of the financial aspects of the transaction.  Accountabilities derived the annual historical information for the fiscal years ended September 30, 2006 and the period from September 1, 2005 (date of inception) through September 30, 2005 from the financial statements prepared with respect to Accountabilities’ staffing and workforce solutions business, which have been audited by Miller, Ellin & Company, LLP, independent public accountants.  The financial data of Accountabilities for the six months ended March 31, 2006 and 2007 have been derived from the unaudited interim financial statements that, in the opinion of management, reflect all adjustments of a normal recurring nature necessary for a fair presentation of financial position and results of operations.  The results of operations for the interim period may not necessarily be indicative of the results of operations that can be anticipated for an entire year.  The following information should be read in conjunction with “Accountabilities’ Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes beginning on page F-17.

Statements of Operations Data

			Six Months Ended March 31
	Year Ended September 30, 2006	For the Period from September 1, 2005 (Date of Inception) to September 30, 2005	2007	2006
			(Unaudited)	(Unaudited)
Revenues	$34,088,000	$-	$24,469,000	$9,304,000
Income (loss) from operations	$638,000	$(91,000)	$210,000	$91,000
Net income (loss)	$84,000	$(55,000)	$(106,000)	$(4,000)

Balance Sheet Data

	As of
	September 30, 2006	September 30, 2005	March 31, 2007
			(Unaudited)
Total assets	$4,073,000	$38,000	$8,986,000
Long-term debt including current portion	$1,614,000	$-	$5,326,000
Net assets	$309,000	$(55,000)	$1,183,000

MARKET PRICE AND DIVIDEND INFORMATION

Hyperion Energy’s common stock has not traded on any stock exchange.  Hyperion Energy is not aware of any market activity in its common stock.  As of August 27, 2007, Hyperion Energy had one (1) record holder of its common stock.

The following table shows, for the periods indicated, the reported high and low sale prices for shares of Accountabilities’ common stock as reported in the “Pink Sheets” for the fiscal quarters indicated as adjusted for a 1-for-5 reverse stock split effected on April 3, 2006.  Accountabilities has not paid any cash dividends on its common stock during the periods presented.

Fiscal Year Ended September 30, 2005	Low	High
First Quarter	$.95	$2.35
Second Quarter	.50	1.60
Third Quarter	.65	2.55
Fourth Quarter	.60	1.55
Fiscal Year Ended September 30, 2006
First Quarter	.20	.95
Second Quarter	.05	.50
Third Quarter	.35	.65
Fourth Quarter	.11	.54
Fiscal Year Ending September 30, 2007
First Quarter	.20	.45
Second Quarter	.30	.78
Third Quarter	.41	.70
Fourth Quarter (through August 27, 2007)	.35	.70

RISK FACTORS

You may incur tax liability as a result of the distribution of the Hyperion Energy common stock to you.

It is anticipated that the distribution of shares of Hyperion Energy common stock will be taxable to each shareholder of Accountabilities as a dividend to the extent of the shareholder’s share of Accountabilities current and accumulated earnings and profits for the year in which the distribution is made, and to the extent that the distribution in a year exceeds that share as a return of capital to the extent of the shareholder’s adjusted tax basis in the shareholders’ Accountabilities’ common shares, and then generally as capital gain.

Even if the sale of assets to Hyperion Energy is approved, a public market for Hyperion Energy common stock may not develop or if it does develop, may be limited or volatile.

There is presently no public market for Hyperion Energy’s common stock.  Hyperion Energy intends to seek to have its shares listed for trading on the OTC Bulletin Board as soon as practicable after the transaction.  Hyperion Energy can give no assurance that it will be able to qualify for trading on the OTC Bulletin Board.  Even if it qualifies for trading on the OTC Bulletin Board, it cannot guarantee that a market for its common stock will develop or be maintained.  It is likely that any market that develops for the common stock will be volatile and trading in the stock may be limited.  In addition, many brokerage firms may not be willing to effect transactions in its securities.  Even if a purchaser finds a broker willing to effect a transaction in our securities, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the selling price.  Further, lending institutions may not permit the use of Hyperion Energy common stock as collateral for a loan.

Trading prices after the transaction will be uncertain and may fluctuate significantly.

As a result of the distribution of the Hyperion Energy shares to you, you will own shares of Accountabilities common stock and shares of Hyperion Energy common stock.  The combined price of Accountabilities common stock and Hyperion Energy common stock may be greater or less than, or equal to, the trading price of Accountabilities common stock immediately prior to the transaction.  The price of the Hyperion Energy common shares could vary widely in response to various factors and events, including:

•	the number of common shares being sold and purchased in the marketplace;

•	variations in operating results;

•	press reports;

•	regulation and industry trends;

•	rumors of significant events which can circulate quickly in the marketplace, particularly over the internet; and

•	the difference between Hyperion Energy’s actual results and the results expected by shareholders and analysts.

“Penny Stock” rules may adversely affect the ability to trade Hyperion Energy shares.

It is likely that the Hyperion Energy common stock will be classified as a “penny stock” depending upon its market price and the manner in which it is traded.  The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.”  Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market, provided that current price and volume information is proved by the exchange or the Nasdaq Stock Market.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a risk disclosure document that provides information about penny stocks and the nature and level of risk in the penny stock market and other information.  In addition, the penny stock rules require a broker-dealer to enter into a special written agreement with respect to the transaction.  These requirements may have the effect of reducing the level of trading activity in the secondary market for a security that becomes subject to the penny stock rules.  Prices for penny stocks are often not available and investors are often unable to sell such stocks.

Hyperion Energy may issue preferred stock that may adversely affect holders of its common stock.

Hyperion Energy may issue shares of its preferred stock in the future without stockholder approval and upon such terms as its board of directors may determine.  The rights of stockholders will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future.  The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of discouraging a person from acquiring a majority of Hyperion Energy’s outstanding common stock.  Hyperion Energy has no present plans to issue any shares of preferred stock.

The value of your Accountabilities’ common stock will likely be substantially diminished after the transaction.

The staffing and workforce solutions business that will be transferred to Hyperion Energy if the asset sale transaction is completed represents substantially all of the assets of Accountabilities.  The operations that will be retained by Accountabilities are in their development stage, and it is likely that the price of Accountabilities common stock will decline as a result of the transfer of Accountabilities’ primary business to another entity.

Actual or perceived sales of a significant number of shares of Hyperion Energy common stock in the public market could adversely affect the price of the shares.

Hyperion Energy cannot predict the extent to which the dilution, the availability of a large amount of shares for sale, and the possibility of additional issuances and sales of its common stock will negatively affect the trading price of its common stock or the liquidity of its common stock.

The value of the Hyperion Energy common stock to be received by Accountabilities’ shareholders may decline before shares may be sold.

Accountabilities will distribute one share of Hyperion Energy common stock to its shareholders as promptly as reasonably practicable following the closing date.  The dollar value of Hyperion Energy common stock to be received by Accountabilities shareholders will depend on the market value of Hyperion Energy common stock in the future.  Accountabilities cannot predict the market price of Hyperion Energy common stock after the completion of the transaction.

Affiliates of Accountabilities will have restrictions placed on the resale of Hyperion Energy common stock.

The shares of Hyperion Energy common stock distributed to shareholders of Accountabilities following the closing of the transaction have been registered under the Securities Act of 1933.  These shares may be traded freely and without restriction by the shareholders who are not deemed to be “affiliates” of Accountabilities or Hyperion Energy as that term is defined in the rules under the Securities Act of 1933.  Stock received by shareholders who are deemed to be “affiliates” may be sold without registration as provided by Rules 144 or 145, or as otherwise permitted, under the Securities Act of 1933.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Hyperion Energy and Accountabilities believe this document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are subject to risks and uncertainties and are based on the beliefs and assumptions of management of Hyperion Energy and Accountabilities, from information currently available to each company’s management.  When words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “should,” “likely” or similar expressions are used, forward-looking statements are being made.  Forward-looking statements include the information concerning possible or assumed future results of operations of Hyperion Energy and Accountabilities that may be set forth under sections of this document including, among others, “Summary,” “Risk Factors,” “The Transaction – Background of the Transaction,” “—Accountabilities’ Reasons for the Transaction,” “Recommendation of the Accountabilities’ Board of Directors,” “Hyperion Energy Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Accountabilities Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business of Hyperion Energy,” “Business of Accountabilities” and the unaudited condensed pro forma combined financial statements beginning at page F-__ of this document.  Forward-looking statements are not guarantees of performance.  They involve risks, uncertainties and assumptions.  The future results and shareholder values of Hyperion Energy and Accountabilities may differ materially from those expressed in the forward-looking statements.  Many of the factors that will determine these results and values are beyond the ability of Hyperion Energy or Accountabilities to control or predict.  Shareholders are cautioned not to put undue reliance on any forward-looking statements.  Hyperion Energy and Accountabilities intend for the forward-looking statements to be covered by the safe harbor provisions contained in the Private Securities Litigation Reform Act.

For a discussion of some of the factors that may cause actual results to differ from those suggested by the forward-looking statements, please read carefully the information under “Risk Factors” beginning on page ___.

INFORMATION ABOUT THE SPECIAL MEETING

Date, Time and Place of the Special Meeting; Matters to be Considered

The enclosed proxy is solicited by the board of directors of Accountabilities for use at the special meeting of shareholders to be held on __________, 2007 at ____ a.m., New York City time, and at any adjournment or postponements of the meeting.  This proxy statement/prospectus and the accompanying form of proxy were first mailed to shareholders of Accountabilities on or about ________, 2007.

At the Accountabilities special meeting, shareholders of Accountabilities will vote on a proposal to approve the asset purchase agreement and the transactions contemplated thereby.

If necessary, shareholders of Accountabilities will vote to adjourn or postpone the meeting to a later time to permit, among other things, further solicitation of proxies in order to establish a quorum or to obtain additional votes in favor of the foregoing proposal.

The Accountabilities board of directors has approved the asset purchase agreement and unanimously recommends that shareholders of Accountabilities vote “FOR” each of the proposals being presented to them.

Record Date for the Special Meeting

Only Accountabilities shareholders of record at the close of business on __________, 2007 are entitled to vote at the special meeting.  As of August 27, 2007, there were outstanding 17,613,325 of Accountabilities’ common shares.

Quorum; Vote Required for Approval of Proposals

Each holder of common shares is entitled to one vote for each share held.  A quorum, consisting of a majority of common shares entitled to vote at the special meeting, must be in person or by proxy before action may be taken at the special meeting.

The affirmative vote of the holders of a majority of the outstanding Accountabilities common shares is required to approve the proposal to approve the asset purchase agreement and the transactions contemplated thereby.  The affirmative vote of the holders of a majority of the Accountabilities common shares present and entitled to vote at the special meeting, whether or not a quorum is present, is required to adjourn the meeting.

On August __, 2007 (without reflecting any currently exercisable options), directors and officers of Accountabilities, and their affiliates, owned and were entitled to vote 8,490,036 Accountabilities common shares.  These shares represented approximately 48% of the outstanding Accountabilities common shares.

Solicitation of Proxies and Revocation of Proxies

The costs of expenses of solicitation of Accountabilities proxies will be paid by Accountabilities.  In addition to the use of the mails, proxies may be solicited by directors, officers and regular employees of Accountabilities personally or by telephone, but such persons will not be specifically compensated for such services.

Any shareholder giving a proxy in this form may revoke it before it is exercised by submitting a new proxy bearing a date later than any prior proxy or by giving notice of revocation to Accountabilities in writing, in a verifiable communication, or at the special meeting.  The presence at the special meeting of the person appointing a proxy does not, by itself, revoke the appointment.  All shares represented by timely, valid and unrevoked proxies will be voted at the special meeting in accordance with the specifications indicated thereon.  If no specification is indicated on a proxy, the proxy will be voted in favor of each proposal.

How Proxies Will Be Voted

Allan Hartley and Stephen DelVecchia have been named as proxies in the Accountabilities proxy.  Shares represented by a proxy will be voted at the special meeting as specified in the proxy.  Properly executed proxies that do not contain voting instructions will be voted “FOR” the approval of the sale of assets pursuant to the asset purchase agreement.  If you submit a proxy that indicates an abstention from voting, your shares will be counted as present for purposes of determining the existence of a quorum, but they will not be voted on the proposal.  Broker non-votes will have the effect of votes against the proposal to approve the sale of assets and will not affect any other proposal presented to the shareholders

The proxies will be entitled to vote in their discretion on any other matters that may properly come before the meeting.

ACCOUNTABILITIES PROPOSAL NO. 1
Approval of the Sale of Substantially All of the Assets used by Accountabilities in its Staffing and Workforce Solutions Business
Pursuant to Asset Purchase Agreement

Sale of Assets to Hyperion Energy

Under the terms of the asset purchase agreement, Accountabilities has agreed to sell to Hyperion Energy substantially all of the assets that Accountabilities uses in its staffing and workforce solutions business.  For a more complete discussion of terms of the transaction, please refer to the section entitled “Description of the Asset Purchase Agreement” or the asset purchase agreement attached as Annex A to this document.

Effect of Failure to Obtain Shareholder Approval

If Accountabilities does not obtain the approval of its shareholders of this Proposal No. 1, it will be in violation of the conditions to the consummation of the transaction.  As a result, either Hyperion Energy or Accountabilities may refuse to proceed with the transaction and terminate the asset purchase agreement.

Voting Information

Approval of this Proposal No. 1 requires the affirmative vote of the holders of a majority of the outstanding shares of Accountabilities common stock.

THE BOARD OF DIRECTORS RECOMMENDS THAT ACCOUNTABILITIES
SHAREHOLDERS VOTE “FOR” PROPOSAL NO. 1:
APPROVAL OF THE SALE OF SUBSTANTIALLY ALL OF THE ASSETS OF
ACCOUNTABILITIES PURSUANT TO THE ASSET PURCHASE AND REORGANIZATION

____________________

ACCOUNTABILITIES PROPOSAL NO. 2
The Adjournment

The Accountabilities special meeting may be adjourned or postponed to another time or place for the purpose of, among other things, permitting dissemination of information regarding material developments relating to the transaction or permitting further solicitation of proxies by Accountabilities’ board of directors in favor of Proposal No. 1.

Voting Information

Approval of this Proposal No. 2 requires the affirmative vote of the holders of a majority of the shares of Accountabilities common stock present and entitled to vote at the special meeting, whether or not a quorum is present.

THE BOARD OF DIRECTORS RECOMMENDS THAT ACCOUNTABILITIES
SHAREHOLDERS VOTE “FOR” PROPOSAL NO. 2:
THE ADJOURNMENT

____________________

THE TRANSACTION

Background of the Transaction

During the past year, Accountabilities’ management concluded that conducting Accountabilities’ staffing and workforce solutions business through an entity having securities registered under the Securities Exchange Act of 1934 and traded on a national securities exchange, the Nasdaq Stock Market or the Over-the-Counter Bulletin Board could enhance the Company’s ability to raise capital and use stock as currency for potential acquisition transactions.  In 2006, members of Accountabilities’ management became aware that the management of Tilden Associates, Inc., a company with shares quoted on the OTC Bulletin Board, believed that the cost of Tilden Associates remaining a public company exceeded the benefits provided by Tilden Associates’ public status.  Discussions with Tilden Associates’ management ultimately led to the negotiation of an asset purchase and reorganization agreement which was executed by the parties in February 2007 and provided that Accountabilities would sell its staffing and workforce solutions business to Tilden Associates in exchange for shares of Tilden Associates common stock that would be registered under the Securities Act of 1933.

In April 2007, Accountabilities’ management learned that Tilden Associates, in violation of the asset purchase and reorganization agreement between the parties, had failed to timely file its Annual Report on Form 10-KSB and its shares had been removed from trading on the OTC Bulletin Board.  As a result of this breach, Accountabilities formally terminated the asset purchase and reorganization agreement with Tilden Associates on April 27, 2007.

Following the termination of the Tilden transaction, representatives of Accountabilities contacted parties that they believed had access to public shell companies.  These efforts led to an introduction to representatives of Hyperion Energy and discussions ensued with respect to a possible transaction.  These discussions led to the preparation, negotiation and signing of the asset purchase agreement on July 26, 2007.

Accountabilities’ Reasons for the Transaction

Accountabilities’ board of directors has determined that the terms of the transaction and the asset purchase agreement are in the best interests of Accountabilities and its shareholders.  Among the information and factors that the Accountabilities’ board of directors considered in its deliberations were the following:

•	historical information concerning Accountabilities’ businesses, prospects, financial performance and condition, operations, management and competitive position;

•	the financial condition, results of operations and businesses of Accountabilities and Hyperion Energy before and after giving effect to the transaction;

•
their belief that by acquiring and distributing Hyperion Energy stock to Accountabilities’ shareholders, Accountabilities’ shareholders will have the opportunity to own a more liquid and attractive stock if the stock is quoted on the OTC Bulletin Board, a national exchange or the Nasdaq Stock Market;

•	their belief that, after considering possible alternatives to the transaction, the purchase price offered by Hyperion Energy was fair; and

•	current financial market conditions, historical market prices, volatility and trading information with respect to Hyperion Energy’ common stock.

Accountabilities’ board of directors also considered potentially negative factors relating to the transactions, including:

•	the risk that the potential benefits sought in the transactions might not be realized;

•	the possibility that the transactions might not be consummated and the effect of public announcement of the transactions if they are not consummated;

•	the absence of a public trading market for the Hyperion Energy common stock, which makes it difficult to value the shares of Hyperion Energy common stock to be received in the transaction;

•	the costs incurred in connection with the transaction; and

•	the risks associated with potential fluctuations in Hyperion Energy’s common stock price.

The foregoing discussion of the information and factors considered by Accountabilities’ board of directors is not intended to be exhaustive but is believed to include all material factors considered by the board.  There can be no assurance that the strategic goals of the transaction will be achieved.  See “Risk Factors” for a description of the risks relating to the transaction and the companies.

Recommendation of the Accountabilities’ Board of Directors

In view of the wide variety of information and factors, both positive and negative, considered by Accountabilities’ board of directors, the board of directors did not find it practical to, and did not, quantify or otherwise assign relative or specific weights to the foregoing factors.  After taking into consideration all of the factors, the board determined that the transaction and the asset purchase agreement were in the best interests of Accountabilities and its shareholders and that Accountabilities should enter into the asset purchase agreement and complete the transaction.

In considering the recommendation of Accountabilities’ board of directors, you should be aware that the directors and executive officers of Accountabilities have interests in the transaction that are different from, and in addition to, the interests of Accountabilities’ shareholders generally.  These interests are discussed in more detail in the section entitled “Interests of Directors and Officers of Accountabilities in the Transaction.”

Shareholder Approval in Connection with the Transactions

In order for the transactions to be completed, the asset purchase agreement and the transactions contemplated thereby must be approved by the holders of a majority of the outstanding shares of Accountabilities common stock at Accountabilities’ special meeting.

Under the asset purchase agreement, the failure of the shareholders of Accountabilities to give their approval of the asset sale transaction at the special meeting will permit the termination of the asset purchase agreement and the abandonment of the transaction.

Interests of Officers and Directors of Accountabilities in the Transaction

None of the Accountabilities directors and executive officers has interests in the transaction that are different from, or in addition to, the interests of Accountabilities shareholders generally, except that each of such officers and directors will serve in a position with Hyperion Energy after the transaction that is substantially similar to such individual’s position with Accountabilities after the completion of the transaction.

Closing of the Transaction

Assuming all other conditions are met, if Accountabilities shareholders approve the transaction-related proposals, it is expected that the closing will occur within three business days after the special meeting.

Distribution by Accountabilities of Hyperion Energy Shares

Accountabilities will distribute all of the shares of Hyperion Energy common stock received in exchange for Accountabilities’ assets to holders of record of Accountabilities common stock on a proportionate basis as soon as reasonably practicable after the closing of the transactions.  Shareholders of Accountabilities will receive one share of common stock of Hyperion Energy for each share of Accountabilities common stock that they hold.

Material Federal Income Tax Consequences

The following is a summary of the anticipated material United States federal income tax consequences that may be relevant to shareholders of Accountabilities in connection with the transaction and the distribution by Accountabilities of the shares of Hyperion Energy common stock to the Accountabilities shareholders.  This discussion, which does not purport to be a complete discussion of all tax aspects of the transaction and the distributions, is based upon the Internal Revenue Code of 1986, the

Treasury regulations (including temporary regulations) promulgated under the tax code, judicial authorities and administrative rulings, all as in effect on the date hereof and all of which are subject to change (possibly with retroactive effect) by legislation, administrative action, or judicial decision.  Any such change could alter the tax consequences that are described below.

This discussion addresses only shareholders who hold shares of Accountabilities as capital assets within the meaning of Section 1221 of the tax code and does not address all of the tax consequences that may be relevant to shareholders in light of their particular circumstances or to certain types of shareholders subject to special treatment under the tax code, including dealers in securities or commodities, traders in securities who elect to apply a mark-to-market method of accounting, tax-exempt organizations, foreign persons, employee benefit plans, personal holding companies, persons who hold shares as a position in a “straddle” or as part of a “hedging,” “conversion,” or “constructive sale” transaction for United States federal income tax purposes, or persons who received their shares through the exercise of employee stock options or otherwise as compensation.  In addition, this discussion does not consider the effect of any applicable state, local or foreign tax laws, nor does it consider the tax consequences of transactions effectuated before, after or concurrently with, the transaction or the distributions.

No rulings have been requested or received from the Internal Revenue Service as to the matters discussed, and there is no intent to seek any such ruling.  Accordingly, no assurance can be given that the IRS will not challenge the tax treatment of the matters discussed or, if it does challenge the tax treatment, that it will not be successful.

Each shareholder should consult his, her or its tax adviser with respect to the particular tax consequences to the shareholder of all possible federal, state, local or foreign tax consequences of the transaction and the distributions.

Corporate-Level Tax Consequences to Accountabilities

The sale of assets by Accountabilities will constitute taxable transactions for federal income tax purposes.  Accountabilities will recognize gain or loss (which may be ordinary or capital) with respect to each of the assets sold, computed in each case by determining the fair market value of the consideration (including liabilities assumed) allocable to the asset sold and by subtracting therefrom the adjusted tax basis of the asset sold.

The shares of Hyperion Energy common stock that are received by Accountabilities upon the sale of its assets will constitute capital assets in its hands and will have a tax basis equal to their fair market value on the date or dates on which the Hyperion Energy shares are received.  The determination of fair market value may take into account various factors, including the restrictions on transfer to which the Hyperion Energy shares received by Accountabilities are subject.  Upon the distribution by Accountabilities of shares of Hyperion Energy common stock, Accountabilities will recognize a taxable gain to the extent that the fair market value of the Hyperion Energy shares, at the time of their distribution, exceeds their tax basis.  In making a determination of fair market value, the IRS may contend that the shares of Hyperion Energy common stock should be valued without regard to any restrictions on transfer, in part because the shares of Hyperion Energy common stock may be transferable in the hands of the Accountabilities shareholders.

Hyperion Energy will hold each of the assets that it acquires from Accountabilities with a tax basis equal to the portion of the consideration (including liabilities assumed) that is allocated thereto, which will generally be their fair market value, as determined pursuant to Section 1060 of the tax code, and will have a holding period in such assets that begins on that date.  Hyperion Energy will be entitled to deductions, including depreciation and amortization deductions, with respect to the assets that are acquired, to the extent allowed by the tax code.

Tax Consequences to the Accountabilities Shareholders

The sales of assets by Accountabilities to Hyperion Energy, in and of themselves, should not subject the shareholders of Accountabilities to any direct tax consequences.  By contrast, the distributions by Accountabilities of the shares of Hyperion Energy common stock that it received directly from Hyperion Energy in connection with the asset sale will be taxable to the shareholders of Accountabilities.  To the extent that such distributions are paid out of Accountabilities’ current or accumulated earnings and profits for the year of the distributions, such distributions will be taxable as dividends to the Accountabilities shareholders, and the amount of such dividends will not be reduced by the adjusted tax basis that the shareholder has in his, her or its Accountabilities shares.  If the distribution exceeds the shareholder’s allocable portion of Accountabilities’ current and accumulated earnings and profits, the excess will be treated as a tax-free return of capital to the extent of the shareholder’s adjusted tax basis in his, her or its Accountabilities shares, and thereafter as a gain or loss from the sale of property.  Such gain will generally be long-term capital gain to the extent that the shareholder has held the Accountabilities shares for more than one year.

Pursuant to the Jobs and Growth Tax Relief Reconciliation Act of 2003, which was signed into law by President Bush on May 28, 2003, the maximum rate of tax on both dividends and long-term capital gains is 15%, in the case of individuals, estates and trusts.  This rule applies to sales made on or after May 6, 2003 and to dividends in taxable years beginning after December 31, 2002.  In addition, that act provides that if an individual receives dividends with respect to a share of stock that are extraordinary dividends (within the meaning of Section 1059(c) of the tax code), any loss on the sale or exchange of the share shall, to the extent of such dividends, be treated as a long-term capital loss.  The rule is invoked, in general, when the amount of the dividend allocable to a share equals or exceeds 10% of the shareholder’s adjusted basis in the share of common stock, without regard for the holding period that the shareholder has in the share.

A shareholder of Accountabilities who receives a distribution of shares of Hyperion Energy common stock will have a basis in such stock equal to its fair market value on the date of the distribution and a holding period in such stock that begins on that day.

In the case of a shareholder of Accountabilities that is a domestic corporation, any distribution that is treated as a dividend from Accountabilities, pursuant to the rules described above, generally will be eligible for certain percentage dividends-received deductions under Section 243 of the tax code, subject to applicable limitations, including those relating to “debt-financed portfolio stock” under Section 246A of the tax code and the holding-period requirements of section 246 of the tax code.  However, pursuant to Section 1059 of the tax code, any corporate shareholder that has not held its Accountabilities common shares for more than two years before the dividend announcement date, and that receives an “extraordinary dividend” from Accountabilities, must reduce the tax basis of its shares in Accountabilities (but not below zero) by the portion of the “extraordinary dividend” that is deducted under the dividends-received deduction provision.  If such portion exceeds the shareholder’s adjusted tax basis in its Accountabilities shares, the shareholder must treat any such excess as additional gain from the sale or exchange of such shares for the taxable year in which the extraordinary dividend is made.  In general, a domestic corporate shareholder will be treated as having received an “extraordinary dividend” from Accountabilities if the amount of the dividend equals or exceeds 10% of the shareholder’s basis in its Accountabilities common shares.

Management and Operations of Hyperion Energy after the Transaction

It is anticipated that each of the current officers and directors of Accountabilities will serve in positions with Hyperion Energy substantially similar to their positions with Accountabilities after the completion of the transaction.  See “Hyperion Energy Management.”

Regulatory Approvals

No regulatory approvals are required in connection with the transactions.

Shares Eligible for Future Sale

Shareholders of Accountabilities that were not affiliates of Accountabilities prior to the closing of the transactions and are not affiliates of Hyperion Energy will be eligible to sell their Hyperion Energy shares without restrictions upon receipt of the shares.  Persons who were affiliates of Accountabilities prior to the closing of the transaction will be able to sell their shares subject only to the volume, manner of sale and notice provisions of Rules 144 and 145 under the Securities Act of 1933.

DESCRIPTION OF THE ASSET PURCHASE AGREEMENT

The following description of the asset purchase agreement describes the material provisions of the agreement and is qualified in its entirety by reference to the asset purchase agreement, which is attached as Annex A to this document and is incorporated into this document by reference.  We urge all shareholders of Accountabilities to read the agreement it is entirety for a complete description of the terms and conditions of the transaction.

Purchase and Sale of Accountabilities’ Assets

Hyperion Energy has agreed to purchase substantially all of the assets which Accountabilities uses in its staffing and workforce solutions business.

Purchase Price for Accountabilities’ Assets

Hyperion Energy will issue to Accountabilities a number of shares of common stock equal to the number of shares of common stock of Accountabilities outstanding at the time of the closing of the transaction for the purchase of the Accountabilities assets.

Assumed Liabilities of Accountabilities

At closing, Hyperion Energy will assume substantially all of the liabilities of Accountabilities arising out of the conduct of Accountabilities’ staffing and workforce solutions business or relating to the ownership of the acquired assets.  The assumed liabilities will include, among other things, third-party accounts payable, accrued expenses, indebtedness for borrowed money and liabilities arising in connection with the contracts and orders assigned to Accountabilities.

Accountabilities will remain liable for liabilities and obligations related to its retained assets.

Representations and Warranties

The asset purchase agreement contains various representations and warranties made as of the date of the agreement and as of the closing date by the parties regarding aspects related to their respective assets, business, financial condition, structure and other facts pertinent to the sale and purchase of assets.  The following summarizes the material representations and warranties made by each party.

Representations and Warranties of Accountabilities

The representations and warranties of Accountabilities relate to, among other things:

•	the corporate power and authority to transact business, including to execute and deliver the asset purchase agreement and perform its obligations under the asset purchase agreement;

•	the organization, valid existence, good standing and qualification to transact business;

•	its capital structure;

•
compliance of the asset purchase agreement and related documents with organizational documents, applicable laws and material agreements, including the absence of events of default or breach thereunder, and required governmental consents and approvals;

•	the absence of fees or commissions payable to brokers or other parties in connection with the transaction.

Representations and Warranties of Hyperion Energy

The representations and warranties of Hyperion Energy relate to, among other things:

•
the corporate power and authority to transact business, including to execute and deliver the asset purchase agreement necessary to the transaction and to perform its obligations under the asset purchase agreement;

•	the absence of specified changes in its financial condition, properties, business, results of operations or accounting principles since a specified date;

•
compliance of the asset purchase agreement and related documents with organizational documents, applicable laws and material agreements, including the absence of events of default or breach thereunder, and required governmental consents and approvals;

•	compliance with laws;

•	the organization, valid existence, good standing and qualification to transact business;

•	its capital structure;

•	compliance with SEC reporting requirements;

•	accuracy of its financial statements;

•	absence of liabilities;

•	absence of pending or threatened litigation;

•	its recent formation and conduct of no business except its organizational activities and execution and delivery of the asset purchase agreement;

•	payment of taxes and filing of tax returns; and

•	the absence of fees or commissions payable to brokers or other parties in connection with the transaction.

Certain Covenants

Until the closing, Hyperion Energy has agreed to:

•	conduct no business except as contemplated by the asset purchase agreement;

•	confer regularly with Accountabilities and advise Accountabilities of any change or event which would have a material adverse effect on it;

•	take all actions necessary to comply with legal requirements which may be imposed on it with respect to the asset purchase transaction;

•	promptly inform Accountabilities in writing of any material changes from the representations and warranties made by it in the asset purchase agreement;

•	provide Accountabilities with access to all of its properties, books and records;

•	duly and timely file all reports required to be filed by it with the SEC;

•	take all actions reasonably requested by Accountabilities in connection with arranging for the Hyperion Common Stock to be listed on the OTC Bulletin Board;

•
procure the resignation of its sole stockholder as a director and officer prior to the closing of the transaction and cause its Board of Directors, prior to such resignations, to elect the designees of Accountabilities to the Board; and

•	cause all liabilities of Hyperion Energy to be discharged.

In addition, without the prior written consent of Accountabilities, Hyperion Energy has agreed not do any of the following before the closing:

•	amend its articles of incorporation or by-laws;

•	declare or pay any dividends, split, combine or reclassify its capital stock or repurchase any capital stock;

•	merge or consolidate with any other business or acquire any stock or other ownership interest in any other entity;

•	issue any securities;

•	enter into any other agreements that are material to its business, except in the ordinary course consistent with past practice;

•	take any actions which would make its representations and warranties untrue;

•	purchase any real or personal property;

•	enter into an agreement or commit to do any of the foregoing.

Conditions to Completing the Transaction

The completion of the transaction depends upon satisfaction of a number of conditions, including:

•	the accuracy, as of the closing date, of the representations and warranties made by all parties;

•	the absence of any temporary restraining order, preliminary or permanent injunction or other court order or other restraint or legal prohibition preventing the consummation of the transaction;

•	the performance by all parties of their respective obligations under the asset purchase agreement;

•	the approval of the asset purchase agreement by the stockholders of Accountabilities;

•	the registration statement, of which this document is a part, becoming effective under the Securities Act and the absence of any stop order or proceedings by the SEC seeking a stop order.

Termination of Asset Purchase Agreement Prior to Closing

At any time prior to closing, either party may terminate the asset purchase agreement if:

•	both parties consent in writing;

•
there has been a breach of a representation that would be reasonably likely to have a material adverse effect on the other party, or a breach of a material covenant in the representations, warranties and covenants contained herein, unless, in either case, the breach is cured within two days of the breaching party receiving notice of the breach;

•	the consummation of the transaction is prohibited by a final non-appealable order of any court; or

•	if the shareholders of Accountabilities fail to approve the asset purchase agreement.

Effects of Termination

If the asset purchase agreement is terminated by the mutual consent of the parties, then the asset purchase agreement will become void and no party to the agreement will incur any liability for the termination.  No party will be relieved of liability incurred as a result of a willful and material breach of the asset purchase agreement, however.

Indemnification

Walter Reed, the sole officer, director and shareholder of Hyperion Energy, has agreed to indemnify Accountabilities, its officers, directors, agents and employees from and against any damages arising from or breach of the representations and warranties set forth in the asset purchase agreement and any transaction. liability or taxes arising out of the activities of Hyperion Energy prior to closing.

BUSINESS OF HYPERION ENERGY

Hyperion Energy, based on proposed business activities, is a “blank check” company.  The U.S. Securities and Exchange Commission defines those companies as “any development stage company that is issuing a penny stock, within the meaning of Section 3(a)(51) of the Securities Exchange Act of 1934, as amended, and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies.”  Under SEC Rule 12b-2 under the Securities Act of 1933, as amended, Hyperion Energy also qualifies as a “shell company,” because it has no or nominal assets (other than cash) and no or nominal operations.  Many states have enacted statutes, rules and regulations limiting the sale of securities of “blank check” companies in their respective jurisdictions.  Management does not intend to undertake any efforts to cause a market to develop in Hyperion Energy’s securities, either debt or equity, until Hyperion Energy has successfully concluded a business combination.  Hyperion Energy intends to comply with the periodic reporting requirements of the Securities Exchange Act for so long as it is subject to those requirements.

Hyperion Energy was organized to provide a method for a foreign or domestic private company to become a reporting (“public”) company whose securities are qualified for trading in the United States secondary market such as the NYSE, NASDAQ, AMEX, and the NASD OTC Bulletin Board, and, as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantage of being a publicly held corporation and, to a lesser extent that desires to employ our funds in its business.  Hyperion Energy’s principal business objective has been to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings.

HYPERION ENERGY MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLAN OF OPERATION

Hyperion Energy was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation.  Hyperion Energy’s principal business objective has been to achieve long-term growth potential through a combination with a business rater than immediate, short-term earnings.

Hyperion Energy does not currently engage in any business activities that provide cash flow.  The costs of completing the acquisition of assets from Accountabilities will be paid with money in its treasury, if any, or with additional money contributed by Walter Reed, its sole director, officer and stockholder, or another source.

Prior to completing the transaction with Accountabilities, Hyperion Energy anticipates incurring costs related to:

(i)	filing of Securities Exchange Act reports, and

(ii)	costs relating to consummating the Accountabilities’ transaction.

Hyperion Energy believes that it will be able to meet these costs through use of funds in its treasury and additional amounts, as necessary, to be loaned to or invested in it by its stockholders, management or other investors.

After the completion of the transaction with Accountabilities, it is anticipated that the revenues and earnings of Accountabilities will be sufficient to sustain operations for the foreseeable future.

BUSINESS OF ACCOUNTABILITIES

Overview

Accountabilities is a national provider of diversified staffing, recruiting and consulting services across a variety of industries and sizes of business.

Services Offerings and Markets

Accountabilities’ service offerings are as follows:

•	CPA Partner on Premise Program
Through its CPA Partner on Premise Program Accountabilities has developed sales and marketing affiliations with leading regional CPA firms in major cities nationwide.  Through this affiliation, the CPA firm is given the ability to market and sell Accountabilities’ professional services in a co-branded manner to current and future clients.  Accountabilities believes that this gives it:

❖	the use of a recognized and trusted CPA brand, which it believes is a significant market differentiator versus competitors;
❖	accelerated market presence through the immediate access to the CPA firm clients; and
❖	a significant reduction in start-up costs associated with developing new offices and markets.

While the CPA Firm acts as a marketing and sales arm for Accountabilities and provides access to its client base, Accountabilities retains control of the clients, employees systems and processes.  Accountabilities provides, among other things, industry expertise, business plans, market analysis, management and technical services, back office support, including enterprise-wide financial, accounting and human resources systems, personnel and assistance in training to its CPA Partners.  As compensation, the CPA firm receives a commission equal to the profits calculated by Accountabilities, less 10% of the revenues which is retained by Accountabilities.

•	Direct Professional Services
Accountabilities Direct Professional Services include Staff Augmentation and Consulting Services.  Staff Augmentation services include executive search, interim contract and project management in the areas of Accounting and Finance, IT/Technology, Engineering, Biotechnology and Biopharmaceutical.  Consulting services include accounting and finance consulting services in the areas of Sarbanes-Oxley compliance, mergers and acquisitions, corporate reorganizations, information systems and tax related matters.  Accountabilities provides these services directly through the operations of its wholly owned offices and national network of consultants and through its CPA Partner on Premise Program whereby its services are marketed and sold through its network of affiliated CPA firms.

•	Staffing Abilities
As a source of revenues to support the growth of its CPA Partner on Premises Program and Direct Professional Service offerings, Accountabilities provides general temporary staffing in the areas of light industrial services and administrative support to a diverse range of clients ranging from sole proprietorships to Fortune 500 companies.  Light industrial includes assignments for warehouse work, manufacturing work, general factory and distribution.  Administrative support services include placements satisfying a range of general business needs including data entry processors, customer service representatives, receptionists and general office personnel.

Services are offered through the operation of branch offices located in key markets across the country, under the oversight of branch and district managers and regional vice presidents. Accountabilities believes that a physical presence in the relevant market is key to understanding the needs of its clients and to obtaining the necessary employees.  Branch and regional managers enjoy a high degree of autonomy in the marketing of services at the local level, the hiring of employees and client relations.

Accountabilities also augments revenues form the above lines of business with the following:

●
National Recruiting Center – Through its national recruiting center, Accountabilities receives and completes job orders for candidates for any market in the U.S.  Through this center, it also obtains overflow orders from its CPA firm affiliates and orders outside of their designated area, splitting the fees 50/50, thereby further capitalizing on its CPA relationships, but at higher margins than those derived through its Partner on Premise agreements.

●
Job Board – Through its job board AccountingEmployees.com, Accountabilities is able to capitalize on one of the fastest growing segments of the staffing industry.  CPA members post jobs for free while all other postings are fee based.

Organization

Management of Accountabilities’ staffing and consulting services operations is coordinated from its headquarters in Manalapan, New Jersey, which provides support and centralized services to its offices in the administrative, marketing, public relations, accounting and training areas.  As of June 30, 2007, Accountabilities conducted its operations in 11 states through 13 offices and nine different Partner on Premise Agreements covering 16 different locations.

Competition

Accountabilities’ professional staffing services face competition in attracting clients as well as skilled specialized employment candidates.  In providing professional staffing services, Accountabilities operates in a competitive, fragmented market and competes for clients and associates with a variety of organizations that offer similar services.  Its principal competitors include:

•	consulting firms;

•	local, regional and national accounting firms;

•	independent contractors;

•	traditional and Internet-based staffing firms and their specialized divisions; and

•	the in-house resources of its clients.

Accountabilities competes for clients on the basis of the quality of professionals, the timely availability of professionals with requisite skills, the scope and price of services, and the geographic reach of services.  Although Accountabilities’ believes it competes favorably with its competitors, many of its competitors have significantly greater financial resources, generate greater revenues and have greater name recognition than it does.

The general temporary staffing industry is highly competitive with few barriers to entry.  Accountabilities believes that the majority of commercial staffing companies are local, full-service or specialized operations with less than five offices.  Within local markets, typically no single company has a dominant share of the market.  Accountabilities also competes for qualified candidates and customers with larger, national full-service and specialized competitors in local, regional, national and international markets.  The principal national competitors are Adecco SA, Spherion Corporation (commercial staffing segment), Kelly Services, Inc., Manpower Inc., Remedy Intelligent Staffing, Express Personnel Services, Inc., and Randstad North America.  Many of Accountabilities’ principal competitors in the general temporary staffing business have greater financial, marketing and other resources than Accountabilities.  In addition, there are a number of medium-sized firms which compete with Accountabilities in certain markets where they may have a stronger presence, such as regional or specialized markets.

Accountabilities believes that the competitive factors in obtaining and retaining customers include understanding customers’ specific job requirements, providing qualified temporary personnel and permanent placement candidates in a timely manner, monitoring quality of job performance and pricing of services.  Accountabilities believes that the primary competitive factors in obtaining qualified candidates for temporary employment assignments are wages, benefits and flexibility and responsiveness of work schedules.

Employees

Accountabilities has approximately 85 full-time staff employees.  Accountabilities placed approximately 6,965 employees on temporary assignments with clients during fiscal year ended September 30, 2006.  All of the employees on temporary assignments and all but approximately 10 full time employees are provided to Accountabilities under an employee leasing arrangement with Tri-State Employment Services, which is the statutory employer.  This arrangement allows Accountabilities to mitigate certain insurance risks and obtain employee benefits at more advantageous rates.  Employees are leased from Tri-State based upon agreed upon rates which are dependent upon the individual employee’s compensation structure.  Accountabilities is responsible for the hiring, termination, compensation structure, management, supervision and otherwise overall performance and day to day duties of the leased employees.

Properties

Accountabilities’ headquarters are located in Manalapan, New Jersey.  As of June 30, 2007, placement activities were conducted through more than 13 offices located in the United States.

Legal Proceedings

ALS, LLC instituted an action against Accountabilities, US Temps, Inc. and a consultant to Accountabilities in the United States District Court, District of New Jersey in May 2007 in which it alleges that Accountabilities tortiously interfered with ALS’ business relationship with US Temps by causing US Temps to terminate its relationship with ALS under an agreement pursuant to which ALS provided employee outsourcing services to US Temps prior to Accountabilities’ acquisition of certain assets from US Temps.  ALS also alleges that Accountabilities has liability as a successor to US Temps for US Temps’ alleged breach of the outsourcing agreement and is seeking unspecified damages.  Accountabilities believes that ALS’ claims are without merit and intends to vigorously contest this matter.

In the ordinary course of business, Accountabilities is, from time to time, threatened with litigation or named as a defendant in other lawsuits.  Accountabilities is not aware of any other pending legal proceedings that are likely to have a material adverse impact on it.

ACCOUNTABILITIES’ MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion in conjunction with our financial statements and the related notes and other financial information included in this prospectus. In addition to historical financial information, the following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in "Risk Factors."

Overview

Background and Description of SWSB

The Staffing and Workforce Solutions Business of Accountabilities, Inc. (which we refer to herein as “SWSB”) began operations in September 2005.  Immediately prior to the formation of SWSB, Accountabilities, Inc. had no other material operations.  SWSB was formed with the objective of providing both niche professional services as well as general staffing services to the business community.  Niche professional services include project management, interim contract, consulting and executive search, in the areas of accounting, information technology, engineering, biotechnology and biopharmaceutical.  General temporary staffing services are provided to a variety of clientele in the areas of clerical and light industrial services.  As of March 31, 2007, SWSB provides these services nationally, in key markets across the United States, through the operation of 13 offices and through cooperative sales and marketing arrangements with nine different regional public accounting firms through its Partner on Premise Program.  Through its Partner on Premise Program, SWSB has agreements with leading regional public accounting firms to function as its sales and marketing presence in pre-defined markets.  These public accounting firms offer to provide SWSB’s non-attest related finance and accounting services to their current client base as well as any other client in the pre-defined market area.  This relationship provides SWSB with the ability to provide its professional accounting and finance services immediately to an established client base in that market, and to co-brand, utilizing the recognized name of the public accounting firm as well as SWSB’s in the solicitation of new clients, while the public accounting firm derives both an additional source of revenue as well as the ability to provide these additional services to their clients.

Reverse Acquisition and Carve Out Accounting Treatment

In July 2007, Accountabilities and Hyperion Energy entered into an Asset Purchase Agreement, whereby Hyperion agreed to purchase the assets of SWSB in exchange for a number of shares of Hyperion common stock equal to the number of shares of Accountabilities, Inc. common stock outstanding at the time of closing.  In addition, Accountabilities will pay the sole shareholder of Hyperion a total of $12,500 in exchange for his agreement to surrender all of his shares of Hyperion common stock for cancellation at the time of closing.  As a result of these transactions, the shares of Hyperion common stock issued to Accountabilities will represent 100% of Hyperion’s outstanding common stock.

The Hyperion shares have been registered with the Securities and Exchange Commission under a Form S-4 Registration Statement, of which this proxy statement/prospectus is a part, for distribution on a pro rata basis to Accountabilities’ shareholders upon the closing of the acquisition transaction.  Due to the resulting 100% ownership by Accountabilities’ shareholders, the transaction will be accounted for as a reverse acquisition in which SWSB will be treated as the acquirer.

Additionally, the accompanying financial statements and notes have been prepared to reflect only the purchased SWSB operations utilizing certain “carve-out” accounting procedures wherein certain assets, liabilities and expenses historically recorded or incurred at the Accountabilities, Inc. level, which related to or were incurred on behalf of SWSB, have been identified and allocated as appropriate to reflect the financial results of SWSB as if it were a stand alone entity since the date of inception in September 2005.  Consequently, all transactions directly associated with the operations of SWSB, have been reflected, as well as the majority of indirect expenses incurred at the parent company level since the date of inception.  Accordingly, the financial statements presented are those of SWSB for all periods presented.

Mergers and Acquisitions

One of SWSB’s key strategies is to focus on mergers and acquisitions of companies that either complement its existing service offerings, expand our geographic presence and/or further expand and strengthen our existing infrastructure.

In fiscal 2006 SWSB consummated the following two material acquisitions:

•
Stratus Services Group, Inc. Offices Acquisition (“Stratus Acquisition”).  In November 2005 SWSB acquired the operations of three general staffing offices from Stratus Services Group, Inc. in exchange for certain future earn-out payments.

•
US Temp Services, Inc. Offices Acquisition (“US Temp Acquisition”).  On March 31, 2006 SWSB acquired the operations, including five general staffing offices from US Temp Services, Inc. in exchange for cash, notes and shares of Accountabilities common stock.

During the six months ended March 31, 2007 SWSB consummated the following material acquisition:

•
ReStaff Services, Inc. Offices Acquisition (“ReStaff Acquisition”).  On February 26, 2007, SWSB acquired the operations, including three general staffing offices, of ReStaff Services, Inc. in exchange for, cash, notes and shares of Accountabilities common stock.

The purchase price associated with the ReStaff Services, Inc., offices acquisition is subject to purchase allocation adjustments based upon the final determination of the acquired tangible and intangible net asset values as of their respective closing dates.  All of SWSB’s acquisitions have been accounted for as purchases and the results of operations of the acquired operations have been included in the SWSB’ results since the dates of acquisition.

Critical Accounting Policies

The following discussion and analysis of the financial condition and results of operations of SWSB are based upon its financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States.  The preparation of these financial statements requires management of SWSB to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

The following represents a summary of the critical accounting policies of SWSB, which management believes are the most important to the portrayal of the financial condition and results of operations and involve inherently uncertain issues that require management’s most difficult, subjective or complex judgments.

Revenue Recognition.  SWSB primarily charges its clients on an hourly basis for the services of its associates.  SWSB recognizes revenue once services have been rendered and invoice the majority of its clients on a weekly basis.  In the case of search fees, SWSB recognizes revenue at the time the candidate commences employment.

Allowance for Doubtful Accounts.  SWSB maintains an allowance for doubtful accounts for estimated losses resulting from its clients failing to make required payments for services rendered. Management estimates this allowance based upon knowledge of the financial condition of its clients, review of historical receivable and reserve trends and other pertinent information.  If the financial condition of any of SWSB’s clients deteriorates or there is an unfavorable trend in aggregate receivable collections, additional allowances may be required.

Income Taxes.  SWSB is not a separate legal or taxable entity, however, it records an estimated provision for income taxes in accordance with SFAS 109, “Accounting for Income Taxes”, as if SWSB were a stand-alone taxable entity since the date of inception in order to provide a more accurate depiction of the stand-alone operating results of SWSB.  Under SFAS 109, deferred income taxes are recognized for the estimated tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory rates applicable to the periods in which the differences are expected to affect taxable income.  If necessary, valuation allowances are established to reduce deferred tax assets to the amount expected to be realized when, in management’s opinion, it is more likely than not that some portion of the deferred tax assets will not be realized.  The estimated provision for income taxes represents current taxes that would be payable net of the change during the period in deferred tax assets and liabilities.

Intangible Assets.   In accordance with SFAS No. 142, “Goodwill and Other Intangible Assets,” goodwill and other intangible assets with indefinite lives are not subject to amortization but are tested for impairment annually or whenever events or changes in circumstances indicate that the asset might be impaired.  SWSB performed its annual impairment analysis as of May 31, 2007 and will continue to test for impairment annually. No impairment was indicated as of May 31, 2007. Other intangible assets with finite lives are subject to amortization, and impairment reviews are performed in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”

Recent Accounting Pronouncements

In February 2007, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities-Including an Amendment of FAS 115” (“SFAS 159”), which permits companies to measure certain financial assets and financial liabilities at fair value. Under SFAS 159, companies that elect the fair value option will report unrealized gains and losses in earnings at each subsequent reporting date. The fair value option may be elected on an instrument-by-instrument basis. SFAS 159 establishes presentation and disclosure requirements to clarify the effect of a company’s election on its earnings but does not eliminate disclosure requirements of other accounting standards. Assets and liabilities that are measured at fair value must be displayed on the face of the balance sheet. SFAS 159 is effective as of the beginning of our 2009 fiscal year.  SWSB does not expect the adoption of SFAS 159 to have a material impact on its consolidated financial position or results of operations.

In September 2006, the Emerging Issues Task Force (“EITF”) issued EITF Issue No. 06-03, “How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That Is, Gross versus Net Presentation).” This EITF requires that companies disclose how they report, within their financial statements, taxes assessed by a governmental authority that involve a specific revenue producing transaction between a seller and a customer. These types of taxes may include, but are not limited to, sales, use, value added and excise taxes. These taxes collected from customers may be presented either on a gross basis (that is, included in revenue and cost of services) or on a net basis (excluded from revenue and cost of services but included as a liability in the balance sheet until the tax has been remitted to the appropriate governmental authority). SWSB has historically accounted for such taxes on a net basis and therefore adoption of EITF Issue No. 06-03 is not expected to have a material impact on SWSB’s fiscal 2007 financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”), which provides guidance for using fair value to measure assets and liabilities. The pronouncement clarifies (1) the extent to which companies measure assets and liabilities at fair value; (2) the information used to measure fair value; and (3) the effect that fair value measurements have on earnings. SFAS 157 will apply whenever another standard requires (or permits) assets or liabilities to be measured at fair value. SFAS 157 is effective as of the beginning of our 2009 fiscal year. SWSB does not expect the adoption of SFAS 157 to have a material impact on its consolidated financial position or results of operations.

In September 2006 the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin No. 108 (“SAB 108”) which provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. SAB 108 is effective for fiscal years ending after November 15, 2006. SWSB  does not expect this pronouncement to have a material impact on its financial statements.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Pension and Other Postretirement Plans.” This Statement requires recognition of the funded status of a single-employer defined benefit postretirement plan as an asset of liability in its statement of financial position. Funded status is determined as the difference between the fair value of plan assets and the benefit obligation. Changes in that funded status should be recognized in other comprehensive income. This recognition provision and the related disclosures are effective as of the end of the fiscal year ending after December 15, 2006. The Statement also requires the measurement of plan assets and benefit obligations as of the date of the fiscal year-end statement of financial position. This measurement provision is effective for fiscal years ending after December 15, 2008. SWSB does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

In July 2006, the FASB issued FIN 48, “Accounting for Uncertainty in Income Taxes”, which clarifies the accounting for uncertainty in tax positions. This Interpretation requires that SWSB recognize in its financial statements, the impact of a tax position, if that position is more likely than not of being sustained on audit, based on the technical merits of the position. SWSB does not expect that the implementation of FIN 48 will have a material impact on its financial position, results of operations or cash flows.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets” (“SFAS 156”). SFAS 156 provides relief for entities that use derivatives to economically hedge fluctuations in the fair value of their servicing rights and changes how gains and losses are computed in certain transfers or securitizations. SFAS 156 is effective as of the beginning of the first fiscal year that begins after September 15, 2006. SWSB does not expect the adoption of SFAS 156 to have a material impact on its financial position, results of operations or cash flows.

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments” (“SFAS 155”). SFAS 155 allows financial instruments that have embedded derivatives to be accounted for as a whole, eliminating the need to bifurcate the derivative from its host, if the holder elects to account for the whole instrument on a fair value basis. This statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. SWSB does not expect the adoption of SFAS 155 to have a material impact on its financial position, results of operations or cash flows.

Results of Operations

Fiscal year ended September 30, 2006 compared to the period from September 1, 2005 (Date of Inception) to September 30, 2005

Revenues

For fiscal 2006, the first year of revenue generating activities, revenue was $34,088,000, as compared to no revenues in fiscal 2005.  Of SWSB’s total 2006 revenue, $32,565,000, or 96%, was provided by companies acquired in the past 12 months, most significantly, the Stratus Acquisition and US Temp Acquisition.  Excluding companies acquired in the past 12 months, revenues in fiscal 2006 were $1,523,000.

Direct cost of services

SWSB leases the majority of its workers from Tri-State Employment Services, Inc., a professional employment organization and major shareholder of Accountabilities, Inc.  SWSB leases employees in order to mitigate certain insurance risks and obtain greater employee benefits at more advantages rates via Tri-State’s much larger scale.  Through this agreement with Tri-State, Tri-State is the statutory employer, whereas SWSB is responsible for the hiring, termination, compensation structure, management, supervision and otherwise overall performance and day to day duties of all employees.  Employees are leased from Tri-State based upon agreed upon rates which are dependent upon the individual employee’s compensation structure, as agreed to between SWSB and the employee.  Direct cost of services consists mainly of leased employee direct labor costs, as well as costs of non-leased employees where SWSB is the statutory employer, and other labor related costs.

For fiscal 2006, the first year of revenue generating activities, direct cost of services was $28,728,000 as compared to no direct cost of services in fiscal 2005.  Of SWSB’s total 2006 direct cost of services, $28,413,000, or 99%, was incurred by companies it acquired in the past 12 months, most significantly, the Stratus Acquisition and US Temp Acquisition.  Excluding companies acquired in the past 12 months, direct cost of services in fiscal 2006 were $315,000.

Gross profit

For fiscal 2006, the first year of revenue generating activities, gross profit was $5,360,000 as compared to no gross profit in fiscal 2005.  Of SWSB’s total 2006 gross profit, $4,152,000, or 78%, was generated by companies SWSB acquired in the past 12 months, most significantly, the Stratus Acquisition and US Temp Acquisition.  Excluding companies acquired in the past 12 months, gross profit in fiscal 2006 was $1,208,000.  As a percentage of revenue gross profit was 16% for fiscal 2006.

Selling, general and administrative expenses

Selling, general and administrative expenses includes the labor, marketing, corporate overhead and other costs not directly associated with generating revenue such as costs associated with the acquisition and retention of clients and the fees paid to public accounting firms pursuant to SWSB’s Partner on Premise cooperative sales and marketing agreements, occupancy, administrative labor, benefit plan administration, professional fees and other operating expenses.  In addition, selling, general and administrative expenses include charges associated with the proposed sale of assets to Hyperion Energy, costs associated with filing the S-4 registration statement of which this proxy statement/prospectus forms a part, as well as continued investments throughout the organization to support strategic initiatives.

Selling, general and administrative expenses increased to $4,604,000 in fiscal 2006, from $91,000 in fiscal 2005, as fiscal 2005 contained only minimal activities, mostly related to the formation and start-up of SWSB's business.

Depreciation and amortization

Depreciation and amortization in fiscal 2006 was $118,000, as compared to no depreciation and amortization in fiscal 2005, as operating activities had not yet begun in fiscal 2005.  Of the total depreciation and amortization expense in fiscal 2006, $93,000 related to the amortization of intangible assets from companies we have acquired.

Income (loss) from operations

As a result of the above, income from operations was $638,000 in fiscal 2006 versus a loss of ($91,000) in fiscal 2005, as fiscal 2005 contained minimal activities, whereas 2006 represented SWSB’s launch of revenue generating activities, the assembly of SWSB’s management team, and the acquisition and integration of acquired companies.

Interest expense

Interest expense includes the net discounts associated with the sales of accounts receivable, as well as interest on debt associated with acquired companies and financing our operations.  SWSB has historically issued debt as a primary means of funding its growth.  Consequently, interest expense for fiscal 2006 was $498,000, as compared to no interest expense in fiscal 2005 as SWSB had no debt or accounts receivables in fiscal 2005.

Provision for income taxes

An estimated provision for income taxes has been prepared in accordance with SFAS 109, “Accounting for Income Taxes”, as if SWSB were a stand-alone entity since the date of inception, without regard to the tax circumstances of Accountabilities, Inc. in order to provide a more accurate depiction of the stand-alone operating results of SWSB.  Accordingly, income tax expense of $56,000 was recorded in fiscal 2006, and an income tax benefit of ($36,000) was recorded in fiscal 2005, reflecting a 40% effective income tax rate in both fiscal years.

Net income (loss)

The factors described above resulted in net income in fiscal 2006 of $84,000, as compared to a net loss of ($55,000) in fiscal 2005.

Six months ended March 31, 2007 compared to six months ended March 31, 2006

Revenues

For the six months ended March 31, 2007 revenue increased $15,165,000, or 163%, to $24,469,000, as compared to $9,304,000 in the same period of the prior year.  Of this increase, $9,941,000 was provided by companies acquired in the past 12 months.  Excluding companies acquired in the past 12 months, revenue increased $5,224,000.  This increase was primarily attributable to the growth in SWSB’s professional service offerings, Partner on Premise program and a full six months of operations of the Stratus Acquisition as opposed to four months in the same period of the prior year.

Direct cost of services

SWSB leases the majority of its workers from Tri-State Employment Services, Inc., a professional employment organization and major shareholder of Accountabilities, Inc.  SWSB leases employees in order to mitigate certain insurance risks and obtain greater employee benefits at more advantages rates via Tri-State’s much larger scale.  Through this agreement with Tri-State, Tri-State is the statutory employer, whereas SWSB is responsible for the hiring, termination, compensation structure, management, supervision and otherwise overall performance and day to day duties of all employees.  Employees are leased from Tri-State based upon agreed upon rates which are dependent upon the individual employee’s compensation structure, as agreed to between SWSB and the employee.  Direct cost of services consists mainly of leased employee direct labor costs, as well as costs of non-leased employees where we are the statutory employer, and other labor related costs.

For the six months ended March 31, 2007 direct cost of services increased $12,725,000, or 163%, to $20,518,000, as compared to $7,793,000 in the same period of the prior year.  Of this increase, $8,639,000 was incurred by companies acquired in the past 12 months.  Excluding companies acquired in the past 12 months, direct cost of services increased $4,086,000.  This increase was primarily attributable to the growth in SWSB’s professional service offerings, Partner on Premise program, and a full six months of operations of the Stratus Acquisition as opposed to four months in the same period of the prior year.

Gross profit

For the six months ended March 31, 2007 gross profit increased $2,440,000, or 161%, to $3,951,000, as compared to $1,511,000 in the same period of the prior year.  Of this increase, $1,302,000 was provided by companies acquired in the past 12 months.  Excluding companies acquired in the past 12 months, gross profit increased $1,138,000.  This increase was primarily attributable to the growth in SWSB's professional service offerings, Partner on Premise program and a full six months of operations of the Stratus Acquisition as opposed to four months in the same period of the prior year.  As a percentage of revenue gross profit was consistent at 16% for both the six months ended March 31, 2007 and 2006.

Selling, general and administrative expenses

Selling, general and administrative expenses includes the labor, marketing, corporate overhead and other costs not directly associated with generating revenue such as costs associated with the acquisition and retention of clients and the fees paid to public accounting firms pursuant to SWSB’s Partner on Premise cooperative sales and marketing agreements, occupancy, administrative labor, benefit plan administration, professional fees and other operating expenses.  In addition, selling, general and administrative expenses include charges associated with our reverse merger with Hyperion, costs associated with filing the S-4 registration statement of which this proxy statement/prospectus forms a part, as well as continued investments throughout the organization to support strategic initiatives.

For the six months ended March 31, 2007 selling, general and administrative expenses increased $2,249,000, or 163%, to $3,633,000, as compared to $1,384,000 in the same period of the prior year.  As a percentage of revenue selling, general and administrative expenses remained consistent at 14.8% and 14.9%, during the six month periods ended March 31, 2007 and 2006, respectively.  The overall increase in the current year period reflects the overall increase in business activity, as well as costs associated with SWSB’s reverse merger with Hyperion, costs associated with filing the S-4 registration statement of which this proxy statement/prospectus forms a part, as well as continued investments throughout the organization to support strategic initiatives.

Depreciation and amortization

For the six months ended March 31, 2007 depreciation and amortization increased $72,000, or 200%, to $108,000, as compared to $36,000 in the same period of the prior year.  The current period’s increase is attributable to amortization associated with intangible assets from companies SWSB has acquired in the last 12 months, namely, the ReStaff Acquisition and the US Temp Acquisition, as well as a full six months of amortization related to acquired intangible assets of other Stratus Acquisition as opposed to four months in the same period of the prior year.

Income from operations

As a result of the above, income from operations was $210,000 for the six months ended March 31, 2007 versus $91,000 in the same period of the prior year, representing an increase of 131%.

Interest expense

Interest expense includes the net discounts associated with the sales of accounts receivable, as well as interest on debt associated with acquired companies and financing SWSB’s operations.  SWSB has historically issued debt as a primary means of funding its growth.  Consequently, interest expense for the six months ended March 31, 2007 was $387,000, as compared to $98,000 in the same period of the prior year, primarily reflecting an overall increase in the volume of our business and consequently net discounts associated with sales of our receivables, as well as debt issued for acquisitions.

Provision for income taxes

An estimated provision for income taxes has been prepared in accordance with SFAS 109, “Accounting for Income Taxes”, as if SWSB were a stand-alone entity since the Date of Inception, without regard to the tax circumstances of Accountabilities, Inc. in order to provide a more accurate depiction of the stand-alone operating results of SWSB.  Accordingly, an income tax benefit of ($71,000) was recorded in the six months ended March 31, 2007, and an income tax benefit of ($3,000) was recorded in the same period of the prior year, reflecting a 40% effective income tax rate in both periods.

Net loss

The factors described above resulted in a net loss for the six months ended March 31, 2007 of ($106,000), as compared to a net loss of ($4,000) in the same period of the prior year.

Liquidity and Capital Resources

Cash Flows

SWSB has historically relied on cash flows from operations, borrowings under debt facilities and proceeds from sales of stock to satisfy its working capital requirements as well as to fund acquisitions.  In the future, SWSB may need to raise additional funds through public and/or additional private debt or equity financings to take advantage of business opportunities, including existing business growth and mergers and acquisitions.

At March 31, 2007, cash was $181,000, an increase of $173,000 from $8,000 as of September 30, 2006.

Net cash provided by operating activities during the six months ended March 31, 2007 increased $23,000 to $182,000, from $159,000 during the same period of the prior year, despite an increase in net loss for the current period to ($106,000) from ($4,000) during the same period of the prior year.  This was primarily due to a $177,000 increase in non-cash items for the current period offset by a $54,000 reduction in positive cash flow contributed by changes in operating assets and liabilities.

Net cash provided by operating activities during the year ended September 30, 2006 increased $267,000 to $268,000, from $1,000 during the year ended September 30, 2005.  Net cash provided by operating activities for the year ended September 30, 2006 consisted of net income of $84,000 plus non-cash items of $295,000, less net cash used by changes in operating assets and liabilities of ($111,000).  Net cash provided by operating activities for the prior year consisted of a net loss of ($55,000) less non-cash items of ($36,000), plus net cash provided by changes in operating assets and liabilities of $92,000.

Net cash used in investing activities during the six months ended March 31, 2007 increased ($278,000) to ($483,000), from ($205,000) during the same period of the prior year, primarily as a result of an increase in the cash amounts paid for acquisitions.  During the six months ended March 31, 2007 cash paid for acquisitions totaled $439,000 reflecting the ReStaff Acquisition.  During the six months ended March 31, 2006, cash paid for acquisitions totaled $151,000, primarily reflecting the US Temp Acquisition.

Net cash used in investing activities during the year ended September 30, 2006 increased to ($341,000) as compared to ($1,000) during the year ended September 30, 2005.  The year ended September 30, 2006 reflected $94,000 in purchases of property and equipment and $247,000 in cash paid for acquisitions, primarily reflecting the US Temp Acquisition.

Net cash provided by financing activities during the six months ended March 31, 2007 increased $298,000 to $474,000, from $176,000 during the same period of the prior year.  Net cash provided by financing activities during the six month ended March 31, 2007 was primarily the result of private placement sales of Accountabilities, Inc. common stock and debt to finance the operations of SWSB, totaling $720,000 and $50,000, respectively, offset by repayments of debt and the Stratus Acquisition contingent acquisition related liability together totaling ($296,000).  Net cash provided by financing activities during the six months ended March 31, 2006 was primarily the result of proceeds from the issuance of long-term debt to finance the operations of SWSB, totaling $247,000, offset by ($71,000) in payments on the Stratus Acquisition contingent acquisition related liability.

Net cash provided by financing activities during the year ended September 30, 2006 was $81,000, as compared to no cash provided by financing activities during the prior year.  Net cash provided by financing activities during the year ended September 30, 2006 was primarily the result of private placements of debt, and cash invested by, Accountabilities, Inc., to fund the operations of SWSB of $311,000 and $150,000, respectively, offset by repayments of debt and the Stratus Acquisition contingent acquisition related liability together totaling ($380,000).  There were no financing related activities during the year ended September 30, 2005.

Working Capital

Working capital, or current assets less current liabilities, was a deficit of ($1,986,000) as of March 31, 2007, as compared to a deficit of ($886,000) as of September 30, 2006.  This working capital deficit increase of ($1,100,000) was primarily the result of a $1,014,000 increase in the current portion of long-term debt, the majority of which was issued to finance acquisitions.  Working capital was a deficit of ($56,000) as of September 30, 2005, representing minimal operations of SWSB up until that time, as current assets totaled $37,000 offset by current liabilities of $93,000.

Because SWSB’s revenue depends primarily on billable labor hours, most of its charges are invoiced weekly, bi-weekly or monthly depending on the associated payment of labor costs, and are due currently, with collection times typically ranging from 30 to 60 days.  SWSB sells its accounts receivable to a financial institution as a means of managing its working capital.  Under the terms of SWSB’s receivable sale agreement the maximum amount of trade receivables that can be sold is $8,000,000.  As collections reduce previously sold receivables, SWSB may replenish these with new receivables.  Net discounts per the agreement are represented by an interest charge at an annual rate of prime plus 1.5% (“Discount Rate”) applied against outstanding uncollected receivables sold.  The risk SWSB bears from bad debt losses on trade receivables sold is retained by SWSB, and receivables sold may not include amounts over 90 days past due.  The agreement is subject to a minimum discount computed as minimum sales per month of $3,000,000 multiplied by the then effective Discount Rate, and a termination fee applies of 3% of the maximum facility in year one of the agreement, 2% in year two, and 1% thereafter.  In addition, an overadvance of $500,000 was received, is secured by outstanding receivables, and is due within one year.

Debt
	March 31, 2007	September 30, 2006
Long-term debt
8% subordinated note (i)	$99,000	$119,000
3% convertible subordinated note (ii)	580,000	631,000
Unsecured note (iii)	80,000	80,000
Long-term capitalized consulting obligations (v)	221,000	266,000
Other debt	100,000	-
Total	1,080,000	1,096,000
Less current maturities	540,000	431,000
Noncurrent portion	540,000	665,000
Related party long-term debt
8% demand note – Related party (iv)	101,000	135,000
Long-term capitalized consulting obligations (vi)	60,000	73,000
12% unsecured convertible note (vii)	280,000	280,000
Demand loan (viii)	30,000	30,000
Non-interest bearing unsecured note (ix)	300,000	-
6% unsecured note (x)	300,000	-
6% unsecured note (xi)	2,900,000	-
9% unsecured note (xii)	275,000	-
Total	4,246,000	518,000
Less current maturities	1,378,000	473,000
Noncurrent portion	2,868,000	45,000
Total long-term debt	5,326,000	1,614,000
Less current maturities	1,918,000	904,000
Total noncurrent portion	$3,408,000	$710,000

US Temp Services, Inc. Acquisition Notes and Long Term Consulting Obligations

As partial consideration associated with the US Temp Acquisition four subordinated notes were issued.

(i)
A $175,000 subordinated note was issued March 31, 2006, and was due January 30, 2007.  The note has an annual interest rate of 8% with principal and interest payable in equal monthly installments of $18,150.  The note is secured by office equipment and other fixed assets.  Due to the failure to make timely payments under the terms of the note, the holder has elected the option of declaring the note in technical default and began assessing interest, beginning April 1, 2007, at the rate of 11.25% per annum, and to impose a 5% late charge on the overdue balance outstanding.

(ii)
A $675,000 convertible subordinated note was issued March 31, 2006 and is due March 31, 2012.  The note bears interest at an annual rate of 3%, and is convertible in part or in whole into common shares at any time at the option of the holder at the specified price of $1.50 per share.  The note is secured by office equipment and other fixed assets

(iii)
A $80,000 unsecured non-interest bearing note was issued March 31, 2006, and was due June 29, 2006.  As of September 30, 2006 the full principal amount of $80,000 remains outstanding under this note.  Due to the failure to make timely payments under the terms of the note, on April 1, 2007, the holder elected the option of declaring the note in technical default and began charging interest at a rate of 18% per annum.

(iv)	A $150,000 unsecured demand note was issued March 31, 2006 to a principal shareholder of Accountabilities, Inc. as a finders fee in consideration for sourcing and completing the US Temp Acquisition.  The note bears an annual interest rate of 8%.

On March 31, 2006, in connection with the US Temp Acquisition, SWSB entered into three long term consulting obligations which require SWSB to pay fixed recurring amounts but which do not require the other party to provide any minimum level of services.  Consequently, the agreements have been treated as debt obligations in the accompanying financial statements and capitalized, net of interest imputed at a rate of 8.75% per year.  The imputed interest was determined by reference to terms associated with credit available to SWSB at that time.  All three agreements expire on March 31, 2009.

(v)
Two of the agreements were entered into with the principals of US Temps and each require annual payments of $60,000 in the first two years and $30,000 in the final year, payable in fixed weekly amounts.  These two agreements in total were initially recognized at a fair value of $292,000 using a discount rate of 8.75%.

(vi)
The third agreement was entered into with a major shareholder of Accountabilities, Inc. and requires annual payments of $30,000 in each of three years, payable in fixed weekly amounts.  The agreement was initially recorded at a fair value of $84,000 using an interest rate of 5%.

12%, Unsecured Convertible Note

(vii)
A $280,000 unsecured convertible note was issued on April 1, 2006 to a shareholder and director of Accountabilities, Inc.  The note is due April 1, 2007, bears an annual interest rate of 12%, and is convertible into common shares at any time at the option of the holder at a conversion rate of $.40 per share up to the first $100,000 of principal, $.55 per share up to the next $100,000 of principal, and up to $.75 per share up to the final $80,000 in principal.

Demand Loan

(viii)
In October 2005 a major shareholder advanced Accountabilities, Inc. $30,000 to fund the initial operations of SWSB.  The amount is classified as a short-term loan and is due and payable upon demand by the shareholder.

ReStaff Inc., Acquisition Notes

As partial consideration associated with the ReStaff Acquisition four notes were issued.  The notes issued in (ix) to (xi) below were issued to the then sole shareholder of ReStaff who was also issued 600,000 shares of common stock as partial consideration and who also became an employee of the company.  The note issued in (xii) below was issued to an existing major shareholder of Accountabilities, Inc.

(ix)	In February 2007 a $300,000 non-interest bearing unsecured note was issued, due May 27, 2007.

(x)	In February 2007 a $300,000 unsecured note was issued. The note is due February 25, 2009 and bears an annual interest rate of 6%.

(xi)
In February 2007, a $2,900,000 unsecured note was issued.  The note bears an annual interest rate of 6% with principal and interest payable in equal monthly installments of $69,400 over four years beginning June 27, 2007.   The note is subject to proportionate reduction in principal in the event the acquired operations generate less than $1,000,000 in net income before taxes in any year during the term of the note.

(xii)
In February 2007 a $275,000 unsecured note was issued as partial finders fee consideration, bearing annual interest of 9%, with principal and interest payable in equal monthly installments of $2,885 over 104 months.

Additionally, in order to finance portions of the purchase price, Accountabilities, Inc. entered into a borrowing arrangement with another major stockholder.  Under the terms of the agreement up to $950,000 may be borrowed without interest.  As consideration for the loan the stockholder was granted 600,000 shares of restricted common stock.  SWSB borrowed and subsequently repaid $450,000 within March 2007, and borrowed the balance of $500,000 in June 2007 which is payable in equal monthly installments of $10,000.  SWSB follows the guidance in Accounting Principles Board Opinion No. 14, Accounting for Convertible Debt and Debt Issued With Stock Purchase Warrants, by treating the relative fair value of the restricted common stock granted as a discount to the debt, with a corresponding increase in net assets.  Accordingly, a relative fair value associated with the granted common stock of $119,000 was calculated, $4,000 of which was apportioned to the initial $450,000 borrowed and repaid in March 2007 and recorded as interest expense, and $115,000 was apportioned to the $500,000 balance and recorded as deferred financing costs to be amortized as interest expense beginning in June 2007.

Sales of Common Stock

Accountabilities, Inc. completed the following sales of shares of its stock in order to help finance the operations of SWSB.

On November 26, 2006 Accountabilities, Inc. completed the private placement of 1,000,000 shares of common stock to an independent third party in exchange for $200,000 in cash and a non-interest bearing note with a principal amount of $200,000.  The note was subsequently collected in December 2006.

In February 2007 Accountabilities commenced a private offering to sell up to $3,000,000 of convertible exchangeable notes bearing 8% annual interest and warrants to purchase up to 799,800 shares of common stock.   The notes were convertible into restricted common shares of Accountabilities, Inc. at a price of 75% of the average closing price of Accountabilities, Inc.’s common stock over the preceding five days prior to the election to convert, subject to a minimum conversion price of $.40 per share.  Each warrant is exercisable for one share of Accountabilities common stock at an exercise price of $.75 per share at any time prior to the two year anniversary date of its issuance.  Additionally, in the event Accountabilities, Inc. sells all or substantially all of its assets to another corporation, the notes are exchangeable for substantially similar notes of the acquiring corporation, or, if the acquiring corporation is not publicly traded, the holder of the note may redeem the note for an amount equal to 106% of the then outstanding principal amount plus all unpaid outstanding interest accrued.  Through March 31, 2007, $201,000 in net proceeds pursuant to the private offering have been received.  All investors elected to immediately convert the notes into share of restricted common stock, and consequently 439,729 restricted common shares, and 55,986 warrants, have been issued and are outstanding.  Due to the immediate election to convert, the transactions have been accounted for as a sale of common stock.

As discussed above, net assets was increased in March 2007 by $119,000 representing the allocated relative fair value of the common stock issued to the lender in conjunction with the $950,000 loan received to finance portions of the purchase price of ReStaff.

Contractual Obligations

The following summarizes our contractual obligations and commercial commitments as of September 30, 2006:

Contractual Obligations and Commitments	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years

Long-term debt, including interest	$1,701,000	$950,000	$556,000	$195,000	$-
Operating leases	447,000	253,000	194,000	-	-

Total contractual obligations and commitments	$2,148,000	$1,203,000	$750,000	$195,000	$-

Financial Market Risks

SWSB’s receivable sale agreement is subject to variable rate interest which could be adversely affected by an increase in interest rates.  As of March 31, 2007, September 30, 2006 and September 30, 2005, outstanding uncollected receivables sold were $6,140,000, $4,332,000 and $0, respectively.  SWSB's weighted average outstanding uncollected receivables sold for the six month periods ending March 31, 2007 and 2006, and the years ending September 30, 2006 and September 30, 2005 were $4,401,000, $1,745,000, and $3,128,000 and $0, respectively.

ACCOUNTABILITIES' MANAGEMENT

Set forth below is certain biographical information regarding those persons who, as of August 28, 2007, will serve as directors and executive officers of Accountabilities.  It is anticipated that each of such individuals will serve in a similar position with Accountabilities after the transaction.

Name	Age	Title

Ronald Shapss	61	Chairman of the Board
Allan Hartley	56	President and Director
Mark S. Levine	46	Chief Operating Officer
Stephen DelVecchia	38	Chief Financial Officer
Michael Newstead	57	Vice President of Operations
James Zimbler	42	Vice President, Treasurer
Michael S. Krome	45	Secretary and Director
Elliott Cole	75	Director
Norman Goldstein	66	Director
Jay H. Schecter	54	Director
John Messina	40	Director

Ronald Shapss is the founder of Ronald Shapss Corporate Services, Inc., a company engaged in consolidating fragmented industries since 1992.  RSCS was instrumental in facilitating the roll-up of several companies into such entities as U.S. Delivery, Inc., Consolidated Delivery & Logistics, Inc. and Corestaff, Inc.  Mr. Shapss was also the founder of Coach USA, Inc. and is presently on the advisory boards of Consolidated Partners Founding Fund, L.L.C., and 1+ USA, Inc., which founded Advanced Communications Group, Inc., a CLEC that trades on the New York Stock Exchange.  A 1970 graduate of Brooklyn Law School, Mr. Shapss is a member of the New York bar.

Allan Hartley was appointed President of Accountabilities in June 2005.  Prior thereto, he managed the professional staffing group of Norrell Corporation.  In 1994, he founded Creative Financial Staffing, Inc. which partnered with 29 CPA firms to provide staffing services.  From 1989 through 1994, he was Vice President of Contract Services of Romac International.  From 1983 through 1989, Mr. Hartley was employed by Robert Half International, including Manager of the Contracts Division.

Mark S. Levine joined Accountabilities as Chief Operating Officer in February, 2007.  From 2001 until joining Accountabilities, he served as Executive Vice President of Accretive Solutions, Inc., a professional staffing services firm.  From 1997 until 2001, he was Chief Marketing Officer of Stratus Services Group, Inc., a national staffing firm.  From 1995 until 1997, Mr. Levine was Regional Vice President of Corestaff Services, Inc., a staffing services provider.  From 1993 until 1995, Mr. Levine was employed in various capacities by Norrell Services, including Regional Vice President.

Stephen DelVecchia joined Accountabilities as Chief Financial Officer in March, 2007.  Prior thereto, he was employed by Geller and Company LLC, one of the largest privately held finance and accounting services firms in the U.S., where he functioned as the Chief Financial Officer of the firm as well as Co-Chief Operating Officer of the private equity services division.  From 2000 to 2003 he was with Corbis Motion LLC, a media licensing and services company purchased, where he also functioned as Chief Financial Officer as well as Chief Operating Officer of the research subsidiary.  From 1999 to 2000, Mr. DelVecchia was CFO for GSV Inc., a publicly traded company where he was responsible for all SEC compliance and capital market placements.  From 1996 to 1999, Mr. DelVecchia led the financial reporting and compliance group for Barnes and Noble, Inc., a book retailer where he led all SEC compliance, reporting and audit functions.  Mr. DelVecchia earned his CPA license while an auditor with Grant Thornton LLP.

Michael Newstead joined Accountabilities in April 2006 as the Vice President of Operations.  Mr. Newstead served as President of Strategic Edge Solutions from February 2004 to December 2005 and Vice President of New Development of Strategic Edge Solutions from July 2000 to January 2004.  In January 1999, he opened an IT staffing office for AETEA Information Technologies which he managed until June 2000.  Prior thereto he served as Regional Vice President of AccuStaff from June 1992 to October 1998 and served in various capacities with BSI Temporaries from January 1973 to June 1992, including Executive Vice President.

James W. Zimbler has served as a Vice President and Treasurer of Accountabilities since 2005 and has been a principal of Alpha Corporate Advisors, LLC, since its inception in May 2002.  Alpha is involved as a consultant in the mergers and acquisitions of public companies and consulting for private companies that wish to access the public markets.  Prior to becoming a founding member of Alpha, he was involved in consulting for capital raising, recapitalization and mergers and acquisitions for various clients.  He has served on the Board of Directors and/or Officer of several companies since 2000, including Triton Petroleum Group, Inc., Universal Media, Inc., and Genio Holdings, Inc.

Michael S. Krome was admitted to practice law in the State of New York in February 1991 and in the United States District Court for the Eastern District of New York in June 1991 and Southern District of New York in November 1994.  From February 1999 to November 1999, he was Vice President of Legal Affairs of Fortune Media, Inc. (now known as Wayne’s Famous Phillies, Inc.)  From 2000 until January 2001, he was a director and counsel to Universal Media Holdings, Inc.  Starting September 2003, he was appointed a director and general counsel of American Petroleum Group, Inc.  Since 1991 he has practiced law as a sole practitioner in general practice.  Since 2001 he has concentrated his practice in representing public corporations.  He is a graduate of the State University of New York at Albany and graduated from the Benjamin N. Cardozo School of Law in June 1990.

Elliot Cole is a partner with Patton Boggs LLP.  Mr. Cole has practiced corporate law for 40-plus years, more than 30 of which he has been as a partner at Patton Boggs LLP.  His expertise is rooted in the representation of early-stage companies.  He has been a trustee of Boston University, his alma mater, for over 20 years, having served on its Investment Committee and Community Technology Fund.

Norman Goldstein has served as a Director of Accountabilities since December 2006.  He has served as the President and CEO of NGA Inc., an export/import company primarily dealing in the importation, sale and distribution of all types of flat glass products throughout the USA since 2000.  Prior to his association with NGA Inc., Mr. Goldstein formed Norwell International, which acquired a small glove company and engaged in the business of latex gloves and other related medical/dental products.  In the year 2000, Mr. Goldstein sold Norwell International to one of the largest glove manufacturers in Malaysia (Asia Pacific Ltd.)

Jay H. Schechter has served as a Director of Accountabilities since December 2006 and as an officer with Tri-State Employment Services, Inc. since 1999, overseeing the areas of corporate strategic planning, credit and finance and legal.  From 1984 until joining Tri-State, Mr. Schecter served as Senior Vice President of Kaufman Astoria.

John Messina jointed the Accountabilities’ Board of Directors in April 2007 and is currently Executive Vice President of Tri-State Employment Services, Inc., and has been with Tri-State since 1997.  Prior to joining Tri-State, Mr. Messina worked in the transportation industry and has been an entrepreneur in several small businesses.

Board of Directors Independence

The Board has affirmatively determined that Messrs. Shapss, Krome, Cole and Goldstein are “independent directors,” as that term is defined under the rules of the Nasdaq Stock Market.  The non-independent directors are Messrs. Hartley, Messina and Schecter.

Compensation Committee Interlocks and Insider Participation

Except for Ronald Shapss, Allan Hartley, Mark Levine, James Zimbler and Michael Krome, no officer or former officer of Accountabilities participated during the last completed fiscal year in deliberations of Accountabilities’ Board of Directors concerning executive officer compensation.

During the fiscal year ended September 30, 2006, no executive officer of Accountabilities served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Board of Directors of Accountabilities or (ii) a director of another entity, one of whose executive officers served on the Accountabilities’ Board of Directors.

Accountabilities Executive Compensation

Overview of Accountabilities' Compensation Policy

The Board of Directors of Accountabilities reviews and approves the annual compensation for Accountabilities’ executive officers.  The primary objective of the compensation policy, including the executive compensation policy, is to help attract and retain experienced, talented leaders who have the intelligence, drive and vision to guide the company through the challenge of managing its existing business, and to develop new business initiatives.  This policy is designed to reward the achievement of specific annual and long-term strategic goals aligning executive performance with company growth and shareholder value.  In addition, the Board of Directors strives to promote an ownership mentality among key management and the Board of Directors.

The compensation policy is designed to reward performance.  In measuring executive officers’ contribution to Accountabilities, the Board of Directors considers numerous factors, including the company’s growth and financial performance as measured by revenue, gross margin and net income before taxes among key performance indicators.

Regarding most compensation matters, including executive and director compensation, management provides recommendations to the Board of Directors; however, the Board of Directors does not delegate any of its functions to others in setting compensation.  The Board of Directors does not currently engage any consultant related to executive and/or director compensation matters.

Stock price performance has not been a factor in determining annual compensation because the price of the Accountabilities’ common stock is subject to a variety of factors outside of management’s control.  The Board of Directors does not subscribe to an exact formula for allocating cash and non-cash compensation.  However, a portion of total executive compensation is expected to be performance-based in fiscal 2007 and future years, in order to better align the goals of executives with the goals of stockholders.

Elements of Accountabilities' Compensation Plan

The principal components of compensation for Accountabilities’ executive officers are:

•	base salary;
•	performance-based incentive cash compensation;
•	stock awards; and
•	retirement and other benefits.

Base Salary

Accountabilities provides named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year.  Base salary ranges for named executive officers are determined for each executive based on his or her position and responsibility.

During its review of base salaries for executives, the Board primarily considers:

•	market data;
•	internal review of the executives’ compensation, both individually and relative to other officers; and
•	individual performance of the executive.

Salary levels are typically evaluated annually as part of Accountabilities’ performance review process as well as upon a promotion or other change in job responsibility.

Performance-Based Incentive Compensation

The Board has made awards of Accountabilities’ common stock to officers and other employees to promote high performance and achievement of corporate goals, encourage the growth of stockholder value and allow key employees to participate in Accountabilities' long-term growth and profitability.  The award of stock assists Accountabilities in:

•	enhancing the link between the creation of stockholder value and long-term executive incentive compensation;
•	providing an opportunity for increased equity ownership by executives; and
•	maintaining competitive levels of total compensation.

Stock award levels vary among participants based on their positions within Accountabilities.

Stock Plans

Accountabilities does not currently have an established employee stock purchase plan, option plan or equity award plan.

Perquisites and Other Personal Benefits

Accountabilities provides some executive officers with perquisites and other personal benefits that the Board believes are reasonable and consistent with its overall compensation program to better enable it to attract and retain superior employees for key positions.  The Board periodically reviews the levels of perquisites and other personal benefits provided to named executive employees.

Each of Accountabilities’ employees is entitled to receive medical and dental benefits and part of the cost is funded by the employee.

Summary Compensation Table

The following table sets forth information concerning the total compensation awarded to, earned by or paid to Accountabilities’ Chief Executive Officer and Principal Financial Officer during the three fiscal years ended September 30, 2006, 2005 and 2004.  No executive officer of Accountabilities was awarded, earned or was paid total compensation in excess of $100,000 during such years.

Name and Principal Position	Fiscal Year Ended	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Allan Hartley,	09/30/06	$88,461	$-	$-	$-	$-	$-	$2,000	$90,461
President and	09/30/05	-	-	-	-	-	-	-	-
CEO	09/30/04	-	-	-	-	-	-	-	-

Lisa Connallon,	09/30/06	$67,184	$-	$-	$-	$-	$-	$7,000	$74,184
Vice President-	09/30/05	-	-	-	-	-	-	-	-
Finance	09/30/04	-	-	-	-	-	-	-	-

Grants of Plan-Based Awards

No grants of plan-based awards were made to any named executive officer of Accountabilities during the fiscal year ended September 30, 2006.

Outstanding Equity Awards

No outstanding options or equity awards that had not vested were held by any of the named executives at September 30, 2006.

Compensation of Accountabilities Board of Directors

Accountabilities has not paid any compensation to its Board of Directors

Employment Agreements

Accountabilities entered into an employment agreement with Allan Hartley, its President, in May 2005, which provided for an annual salary of $120,000 per year for the first six months of the agreement and $150,000 thereafter.  Mr. Hartley was issued 250,000 shares of Accountabilities common stock pursuant to the agreement, which entitles Mr. Hartley to participate in any special incentive plan approved by the Board of Directors.  The agreement had an original term of six months and is renewable annually for additional one year terms unless either party sends a notice of non-renewal at least 30 days prior to the end of the applicable term.  Accountabilities may terminate the agreement for cause (as defined in the agreement).

Accountabilities entered into an employment agreement in January 2007 with Mark Levine, its Chief Operating Officer, which provides for an annual base salary of $230,000 per annum and entitles Mr. Levine to an annual bonus of $25,000 or 2% of Accountabilities earnings before interest, taxes and amortization, whichever is greater, and options to acquire 500,000 shares of Accountabilities common stock at a purchase price of $.005 per share which vest at a rate of 100,000 shares per year.  The agreement, which has an indefinite term, provides that Mr. Levine is entitled to three months severance pay if he is terminated without cause.

In March 2007, Accountabilities entered into an employment agreement with Stephen DelVecchia, its Chief Financial Officer, which provides for an annual base salary of $150,000 for the first 90 days of employment, and $165,000 thereafter, and a profit sharing bonus of 1.5% of Accountabilities’ net profit, but not in excess of 100% of base salary.  Mr. DelVecchia was issued 60,000 shares of Accountabilities common stock pursuant to the agreement, which vest at a rate of 20,000 shares per annum over a three year period.  The agreement, which has an indefinite term, provides for one months severance pay if the agreement is terminated by Accountabilities for any reason other than cause (as defined in the agreement), death or disability, or if the agreement is terminated by Mr. DelVecchia for good reason.  If there is any material change in the ownership of Accountabilities, whether by purchase, merger, consolidation or otherwise, Accountabilities is required to use its best efforts to secure the assumption of the agreement by successor ownership.  Failure of Accountabilities to obtain such assumption shall entitle Mr. DelVecchia to one month’s severance pay.

Certain Relationships and Related Party Transactions of Accountabilities

During the fiscal year ended September 30, 2006, Accountabilities, as payment of a finders fee and in consideration of consulting services rendered in connection with an acquisition transaction, issued Washington Capital, LLC 150,000 shares of Accountabilities’ common stock and a demand note in the principal amount of $150,000 and bearing interest at the rate of 8% per annum and agreed to pay $90,000 to Washington Capital, LLC in monthly installments over a three year period.  Washington Capital, LLC is owned by the spouse of the owner of Pylon Management, Inc., which is the beneficial owner of in excess of 5% of Accountabilities common stock.  During the fiscal year ended September 30, 2006, Accountabilities had made aggregate payments of $17,000 to Washington Capital, LLC under the installment agreement and $135,000 was outstanding under the demand note.

Accountabilities paid $93,250 to Pylon Management, Inc. during the fiscal year ended September 30, 2006 in consideration of consulting services rendered.

In March 2006, Accountabilities advanced $14,000 to its President, Allan Hartley, which is evidenced by a non-interest bearing note payable upon demand.  The entire principal amount was outstanding at September 30, 2006.

In April 2006, Norman Goldstein, who was appointed as a director of Accountabilities in December 2006, loaned Accountabilities $280,000, which is evidenced by an unsecured convertible note bearing interest at an annual rate of 12%.  The note is convertible into common shares at any time at the option of the holder at a conversion rate of $.40 per share with respect to the first $100,000 of principal, $.55 per share with respect to the next $100,000 of principal and $.75 per share with respect to the remaining $80,000 of principal.  As of September 30, 2006, the full amount of the note remained outstanding.

In October 2006, Pylon Management, Inc., loaned Accountabilities $30,000.  All of such amount, which is due upon demand, was outstanding at September 30, 2006.

HYPERION ENERGY MANAGEMENT

Directors and Executive Officers of Hyperion Energy

As of the date of this proxy statement/prospectus, Walter Reed, age 72, is the President, Secretary and Director of Hyperion.  The closing of the asset purchase agreement is conditioned upon Mr. Reed’s resignation as an officer and director of Hyperion Energy at or prior to the time of closing.  Mr. Reed is a 35 year veteran in the field of Radio Frequency (RF) and Microwave technologies, working in the capacity of top-level management for companies such as:

•	Dynatech Corporation, served as Corporate Officer, SVP, Marketing/Sales/Contracts and Director of New SWSB Development;
•	Amplica Corporation, a division of Comsat, Inc., as VP responsible for Marketing, Sales and Program Management; responsible for Major Military and Commercial Contracts;
•	E&M Labs, (A Sterling Corporation) served as corporate VP;
•	MAG Technology served as Executive VP, Contracts/Marketing/Sales;
•	Rantec Corp (An Emerson Electric Company) Director Marketing and Contracts
•	Westinghouse Corp. R&D-Field Engineer involved with Naval Underwater Research Studies

Mr. Reed served in the capacity of board member and advisor to several corporations; he earned a BS and LLB degrees with advanced education at UCLA School of SWSB.

Compensation of Board of Directors

Hyperion Energy has not paid any compensation to its Board of Directors.

Executive Compensation

Hyperion Energy has not paid any compensation to any officers or employees.

Employment Agreements

Hyperion Energy is not a party to any employment agreements.

SECURITY OWNERSHIP OF PRINCIPAL BENEFICIAL OWNERS AND MANAGEMENT

Ownership of Voting Securities by Principal Holders and Management of Hyperion Energy

The following table sets forth certain information as of August 27, 2007 with respect to Hyperion Energy common stock beneficially owned by (i) each director, (ii) each person know to Hyperion Energy to beneficially own more than 5% of its common stock, (iii) Hyperion Energy’ Named Executive Officers, and (iv) all executive officers and directors as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Outstanding Shares
Walter Reed P.O. Box 152112 San Diego, California 92195	1,390,000	(1)	100%
All Executive Officers and Directors as a Group (1 person)	1,390,000	(1)	100%
(1)
Mr. Reed has agreed to surrender all of such shares upon the closing of the sale of Accountabilities’ assets to Hyperion Energy in exchange for a $12,500 cash payment which was made to him by Accountabilities.

Ownership of Voting Securities by Principal Holders and Management of Accountabilities

The following table sets forth certain information as of August __, 2007 with respect to Accountabilities common shares beneficially owned by (i) each director and executive officer, (ii) each person known to Accountabilities to beneficially own more than five percent of its common shares, and (iii) all executive officers and directors as a group.  Except as otherwise indicated, the mailing address for each person listed in the table is 500 Craig Road, Suite 201, Manalapan, New Jersey 07726. Each of such shareholders will hold an identical number of shares and percentage interests in Hyperion Energy after the completion of the asset purchase transaction and the distribution of the Hyperion Energy shares.

Name	Amount and Nature of Beneficial Ownership		Percentage of Outstanding Shares
Ronald Shapss	1,278,000		7.3%
Allan Hartley	1,000,000		5.7
Norman Goldstein	-		-
James Zimbler	1,685,000		9.6
Jay Schecter	-		-
John Messina	100,000		(2)
Elliot Cole	50,000		(2)
Mark Levine	500,000		2.8
Michael Krome	100,000		(2)
Michael Newstead	-		-
Stephen DelVecchia	60,000		(2)
Tri-State Employment Services, Inc. (1)	3,000,000		17.0
Pylon Management, Inc.	2,268,334	(3)	12.9

All Executive Officers and Directors as a Group (11 persons)	8,490,036		48%
__________
(1)           The address of this shareholder is 160 Broadway, #15 New York, New York 10038.

(2)           Less than 1%.

(3)
Includes 150,000 shares owned by Washington Capital, LLC.  Pylon Management, Inc. and Washington Capital, LLC are controlled by the same individual.  Pylon Management disclaims beneficial ownership of the shares owned by Washington Capital, LLC.

DESCRIPTION OF HYPERION ENERGY CAPITAL STOCK

The following description of Hyperion Energy’s capital stock summarizes the material terms and provisions of its capital stock, but is not complete.  For the complete terms of the capital stock, please refer to Hyperion Energy’ articles of incorporation and its by-laws, which are incorporated by reference into the registration statement that includes this proxy statement/prospectus.

General

Hyperion Energy is currently authorized to issue 100,000,000 shares of its common stock, par value $.001 per share.  Hyperion Energy is also currently authorized to issue 20,000,000 shares of preferred stock.

Common Stock

The articles of incorporation of Hyperion Energy currently authorize it to issue up to 100,000,000 shares of common stock.  As of August 27, 2007, there were 1,390,000 shares of common stock outstanding, held by one shareholder of record.

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders.  No holder of common stock is entitled to cumulate votes in the election of directors.  The common stock has no preemptive rights and is not subject to conversion or redemption.

Holders of the common stock are entitled to receive dividends out of earnings or surplus legally available at the times and in the amounts that the board of directors may determine.  Hyperion Energy has never paid a dividend on its common stock.  It is Hyperion Energy’ intention to continue this policy.

Upon the liquidation, dissolution or winding-up of Hyperion Energy, the holders of its common stock are entitled to share in all assets legally available for distribution to shareholders after payment of all liabilities and the liquidation preferences, if any, of any outstanding preferred stock.  Each outstanding share of common stock is, and any shares of common stock offered by this prospectus when they are paid for will be, fully paid and nonassessable.

Preferred Stock

The articles of incorporation of Hyperion Energy authorize it to issue up to 20,000,000 shares of preferred stock.  As of August 27, 2007, there were no shares of preferred stock outstanding.

In the future, the board of directors of Hyperion Energy may establish one or more classes or series from this preferred stock and may fix the relative rights and preferences of each such class or series, including, but not limited to, fixing the relative voting rights, if any, of each such class or series to the full extent permitted by law.

The board of directors of Hyperion Energy may issue shares of preferred stock with disproportionate voting rights or class-voting rights relative to Hyperion Energy common stock, which may be convertible into common stock, and which may rank prior to Hyperion Energy common stock as to payment of dividends and to the distribution of assets upon liquidation or dissolution.  The board of directors, without approval of the holders of common stock, can issue shares of classes of preferred stock with voting conversion rights, which could adversely affect the voting power of Hyperion Energy common stock.

The consent of the holders of Hyperion Energy common stock is not required for any such issuance of the undesignated shares of preferred stock.  The existence of the preferred stock may have the effect of discouraging an attempt, through acquisition of a substantial number of shares of common stock to acquire control of Hyperion Energy, with a view to effecting a merger, sale or exchange of assets or similar transaction.

Indemnification of Directors, Officers and Employees

Colorado law requires a corporation to indemnify any director, officer or employee who is made or threatened to be made party to a proceeding by reason of the former or present official capacity of the director, officer or employee, against judgments, penalties, fines, settlements and reasonable expenses.  Delaware law permits a corporation to prohibit indemnification by so providing in its articles of incorporation or its by-laws.  Hyperion Energy has not limited the statutory indemnification in its articles of incorporation and Hyperion Energy’ by-laws state that Hyperion Energy shall indemnify such persons for such expenses and liabilities to such extent as permitted by statute.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Hyperion Energy pursuant to the foregoing provisions, Hyperion Energy has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Transfer Agent

As of the date of this proxy statement/prospectus, there is no transfer agent for the Hyperion Energy common stock.  It is anticipated that Manhattan Transfer Registrar Co. will be engaged as transfer agent for the Hyperion Energy common stock after the asset purchase transaction is completed.

CERTAIN LEGAL INFORMATION AND ADDITIONAL
INFORMATION FOR SHAREHOLDERS

Legal Matters

The validity of the shares of common stock offered hereby will be passed upon for Hyperion Energy by Brian Reiss, Esq.

Experts

The consolidated balance sheet of Hyperion Energy as of December 31, 2006, and the consolidated statements of operations, shareholders’ equity and cash flows for the period from December 29, 2005 through December 31, 2006 have been included in this document in reliance on the report of Rotenberg & Co., LLP, independent certified public accountants, given on their authority as experts in accounting and auditing.

The consolidated balance sheets of SWSB as of September 30, 2005 and 2006 and the consolidated statements of operations, stockholders’ equity and cash flows for the years then ended have been included in this document in reliance on the reports of Miller, Ellin & Company, LLP, independent certified public accountants, given on their authority as experts in accounting and auditing.

Where You Can Find More Information

Hyperion Energy files annual, quarterly and current reports, proxy statements and other information with the SEC.  Hyperion Energy’ SEC filings are available to the public over the Internet at the SEC’s web site at httyp://www.sec.gov.  You may also read and copy any document Hyperion Energy files with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549, 233 Broadway, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511.  You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

INDEX TO FINANCIAL STATEMENTS

Hyperion Energy, Inc.

Staffing and Workforce Solutions Business of Accountabilities, Inc.

Unaudited Pro Forma Condensed Combined Financial Statements of Hyperion Energy, Inc. and the Staffing and Workforce Solutions Business of Accountabilities, Inc.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
and Stockholders
Hyperion Energy, Inc.
San Diego, California

We have audited the accompanying balance sheet of Hyperion Energy, Inc. as of December 31, 2006, and the related statements of operations and changes in stockholders' equity (deficit) for the years then ended and the period from inception, December 29, 2005, through December 31, 2006.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2006, and the results of its operations for the year then ended and for the period from inception, December 29, 2005, through December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming Hyperion Energy, Inc. will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company has incurred losses that have resulted in an accumulated deficit.  This condition raises substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans regarding this matter are described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Rotenberg & Co., llp

Rotenberg & Co., llp
Rochester, New York
  March 9, 2007

HYPERION ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET

As of
December 31, 2006
ASSETS

Current Assets
Cash	$-
Other Assets	-
Total Current Assets	-
Other Assets	-
Total Assets	$-

LIABILITIES AND STOCKHOLDERS EQUITY (DEFICIT)

Current Liabilities	$-
Officers Advances	-
Accounts Payable	-
Other Liabilities	-
Total Current Liabilities	$-

Stockholders’ Equity: Common Stock $.001 par value, authorized 100,000,000 shares,
1,390,000 issued December 29, 2005	$1,390
Preferred Stock $.001 par value, authorized 20,000,000; 0 issued and outstanding	-
Additional Paid In Capital	-

Deficit accumulated during development stage	$(1,390)

Total Shareholders’ Equity (Deficit)	$-

Total Liability and Stockholders’ Equity (Deficit)	$-

See Notes to Financial Statements

HYPERION ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS

		December 29, 2005
		(Inception)
	Year Ended	Through
	December 31, 2006	December 31, 2006

REVENUES

Revenues	$-	$-
Total Revenues	-	-

General and Administrative Expenses	-	1,390
Total General & Administrative Expenses	-	1,390

Net Loss	$-	$(1,390)

Basic Loss Per Share	$-	$-

Weighted Average Number of Common Shares Outstanding	1,390,000	1,390,000

See Notes to Financial Statements

HYPERION ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
FROM DECEMBER 29, 2005 (INCEPTION) THROUGH DECEMBER 31, 2006

				DEFICIT
		COMMON	ADDITIONAL	DURING
	COMMON	STOCK	PAID-IN	DEVELOPMENT
	STOCK	AMOUNT	CAPITAL	STAGE	TOTAL

December 29, 2005 (inception)
Shares issued for services	1,390,000	$1,390	$-	$(1,390)	$1,390

Net loss, December 31, 2005
Balance December 31, 2005	1,390,000	1,390	-	(1,390)	-

Net loss, December 31, 2006				-	(1,390)

Balance December 31, 2006	1,390,000	$1,390	$-	$(1,390)	$-

See Notes to Financial Statements

HYPERION ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS

December 29, 2005
(Inception)
	Year Ended	Through
	December 31, 2006	December 31, 2006

CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)	$-	$(1,390)
Issuance of stock for services rendered	-	1,390

Net cash provided by (used in) operating activities	-	-

CASH FLOWS FROM INVESTING ACTIVITIES

Net Cash provided by (used in) investing activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES

Net cash provided by (used in) financing activities	-	-

Net increase (decrease) in cash	-	-
Cash at beginning of year	-	-
Cash at end of year	$-	$-

Non Cash investing and financing activities:
Common stock issued to founder for services rendered	$-	$1,390

Supplemental disclosures of cash flow information:
Interest paid	$-	$-
Income taxes paid	$-	$-

See Notes to Financial Statements

HYPERION ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2006

NOTE 1	ORGANIZATION AND DESCRIPTION OF BUSINESS

HYPERION ENERGY, INC. (the "Company") was incorporated under the laws of the State of Colorado on December 29, 2005 and has been inactive since inception.  The Company intends to serve as a vehicle to effect an asset acquisition, merger, exchange of capital stock or other business combination with a domestic or foreign business.

NOTE 2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION - DEVELOPMENT STAGE COMPANY

The Company has not earned any revenue from operations.  Accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise" as set forth in Financial Accounting Standards Board Statement No. 7 ("SFAS 7").  Among the disclosures required by SFAS 7 are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' equity and cash flows disclose activity since the date of the Company's inception.

ACCOUNTING METHOD

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a fiscal year ending on December 31.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included.  Actual results could differ from those estimates.

CASH EQUIVALENTS

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

INCOME TAXES

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes.  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards.  Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. There were no current or deferred income tax expenses or benefits due to the Company not having any material operations for period ended December 31, 2006.

HYPERION ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2006

NOTE 2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

BASIC EARNINGS (LOSS) PER SHARE

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock.  SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective December 29, 2005 (inception).

Basic net loss per share amounts is computed by dividing the net income by the weighted average number of common shares outstanding.  Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

IMPACT OF NEW ACCOUNTING STANDARDS

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position, or cash flow.

NOTE 3	GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established any source of revenue to cover its operating costs. The Company will engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured. The Company will offer noncash consideration and seek equity lines as a means of financing its operations. If the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

NOTE 4	SHAREHOLDER’S EQUITY

On December 29, 2005 (inception), the Board of Directors issued 1,390,000 shares of common stock for $1,390 in services to the founding shareholder of the Company to fund organizational start-up costs.

The stockholders' equity section of the Company contains the following classes of capital stock as of December 31, 2006:

•	Common stock, $ 0.001 par value: 100,000,000 shares authorized; 1,390,000 shares issued and outstanding

•	Preferred stock, $ 0.001 par value: 20,000,000 shares authorized; but not issued and outstanding.

HYPERION ENERGY, INC.
(A Development Stage Enterprise)
BALANCE SHEET
JUNE 30, 2007

	June 30, 2007	December 31, 2006
	(Unaudited)	(Audited)

ASSETS

Total assets	$-	$-

LIABILITIES AND STOCKHOLDER’S EQUITY

Commitment and contingencies	$-	$-

Stockholder’s equity	-	-
Preferred stock, $.001 par value,
authorized 20,000,000 shares, none issued
Common stock, $.001 par value, authorized 100,000,000 shares
1,390,000 issued and outstanding	1,390	1,390
Additional paid in capital	-	-
Deficit accumulated during the development stage	(1,390)	1,390)

Total stockholder’s equity	-	-

Total liabilities and stockholder’s equity	$-	$-

The accompanying notes are an integral part of these financial statements

HYPERION ENERGY, INC.
(A Development Stage Enterprise)
INTERIM AND UNAUDITED STATEMENTS OF OPERATIONS
(Unaudited)

			For the period
	For the six	For the three	December 29, 2005
	Months ended	Months ended	(inception)
	June 30, 2007	June 30, 2007	Through
	And 2006	And 2006	June 30, 2007

Revenue	$-	$-	$-
Expenses	-	-	-
General and Administrative	-	-	1,390
Total Expenses	-	-	(1,390)
Net Loss	-	-	(1,390)
Net loss per share (basic and diluted)	-	-	-
Weighted average shares outstanding (basic and diluted)	1,390,000	1,390,000	1,390,000

The accompanying notes are an integral part of these financial statements

HYPERION ENERGY, INC.
(A Development Stage Enterprise)
INTERIM AND UNAUDITED STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY
For the period from December 29, 2005 (Inception) to June 30, 2007
(Unaudited)

			Additional
	Common Stock		Paid-In	Deficit
	Shares	Amount	Capital	Accumulated	Total

Issuance of Common Stock
Balance December 29, 2005	-	$-	$-	$-	$-
Shares issued in lieu of services
December 29, 2005	1,390,000	$1,390	$-	$-	$1,390
2005 Net Loss				$(1,390)	$(1,390)
Balance at December 31, 2006
June 30, 2007	1,390,000	$1,390	$-	$(1,390)	$-

The accompanying notes are an integral part of these financial statements

HYPERION ENERGY, INC.
(A Development Stage Enterprise)
INTERIM AND UNAUDITED STATEMENTS OF CASH FLOWS
(Unaudited)

For the period
	For the six months	December 29, 2005
	Ended	(inception)
	June 30, 2007	Through
	And 2006	June 30, 2007

Cash flows from operating activities
Net loss	$-	$(1,390)
Shares issued in lieu of services		1,390

Cash flows used in operating activities	-	-

Net increase in cash	-	-

Cash, beginning of period	-	-

Cash, end of period	$-	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	-	-
Income taxes	-	-

The accompanying notes are an integral part of these financial statements

HYPERION ENERGY, INC.
(A Development Stage Enterprise)
NOTES TO INTERIM AND UNAUDITED FINANCIAL STATEMENTS
June 30, 2007

NOTE 1	ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Hyperion Energy, Inc. (“the Company”) was incorporated in the State of Colorado on December 29, 2005 and has been inactive since inception.  The company intends to serve as a vehicle to effect an asset acquisition, merger, exchange of capital stock or other business combination with a domestic or foreign business. It is currently in its development stage.

As a blank check company, the Company’s business is to pursue a business combination through acquisition, or merger with, an existing company. The company has subsequently entered into an asset purchase agreement which is referenced in Note 5.

Since inception, the Company has been engaged in organizational efforts.

General

The accompanying unaudited financial statements include all adjustments of a normal and recurring nature, which, in the opinion of Company’s management, are necessary to present fairly the Company’s financial position as of June 30, 2007, the results of its operations for the three and six months ended June 30, 2007 and 2006, and from the date of inception (December 29, 2005) through June 30, 2007, and cash flows for the six months ended June 30, 2007 and 2006, and from the date of inception (December 29, 2005) through June 30, 2007.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission.  These condensed financial statements should be read in conjunction with the financial statements and related notes contained in the Company’s annual report on Form 10-K to the Securities and Exchange Commission for the year ended December 31, 2006

The results of operations and cash flows for the three and six months ended June 30, 2007 are not necessarily indicative of the results to be expected for the full year’s operation.

NOTE 2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION – DEVELOPMENT STAGE COMPANY

The Company has not earned any revenue from operations.  Accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise" as set forth in Financial Accounting Standards Board Statement No. 7 ("SFAS 7").  Among the disclosures required by SFAS 7 are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' equity and cash flows disclose activity since the date of the Company's inception.

ACCOUNTING METHOD

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a fiscal year ending on December 31.

BASIC EARNINGS (LOSS) PER SHARE

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128.

Basic net loss per share amounts is computed by dividing the net income by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

IMPACT OF NEW ACCOUNTING STANDARDS

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position, or cash flow.

NOTE 3	GOING CONCERN

The Company’s financial statements have been presented on the basis that it is a going concern in the development stage, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As of the date of these financial statements, the Company has made no efforts to identify a possible business combination.

The Company’s shareholder shall fund the Company’s activities while the Company takes steps to locate and negotiate with a business entity through acquisition, or merger with, an existing company; however, there can be no assurance these activities will be successful.

NOTE 4	SHAREHOLDER’S EQUITY

On January 1, 2006, the Board of Directors issued 1,390,000 shares of common stock for $1,390 in services to the founding shareholder of the Company to fund organizational start-up costs.

The stockholders' equity section of the Company contains the following classes of capital stock as of June 30, 2007:

•	Common stock, $ 0.001 par value: 100,000,000 shares authorized; 1,390,000 shares issued and outstanding;

•	Preferred stock, $ 0.001 par value: 20,000,000 shares authorized; but not issued and outstanding.

NOTE 5	SUBSEQUENT EVENT

On July 26, 2007, the Company entered into an Asset Purchase Agreement with AccountAbilities, Inc., based in Manalapan, New Jersey, to purchase substantially all of the properties, rights and assets used by AccountAbilities, Inc. in conducting its business of providing (i) professional staffing services, primarily to CPA firms and (ii) information technology/scientific staffing services and workforce solutions to various businesses.

The purchase price for the AccountAbilities, Inc. assets shall be a number of shares of the Company’s common stock which will be equal to the number of shares of AccountAbilities, Inc. common stock outstanding at the time of closing.  In addition, AccountAbilities, Inc. has agreed to pay the Company’s sole shareholder a total of $12,500 in exchange for his agreement to surrender all of his shares of the Company’s common stock for cancellation at the time of closing.  As a result of these transactions (the “Transactions”), the shares of the Company’s common stock issued to AccountAbilities, Inc. will represent 100% of the Company’s outstanding common stock after the completion of the Transactions.

The closing of the Transactions is scheduled to take place within five (5) days after the date when each of the conditions to closing set forth in the Purchase Agreement have been fulfilled (or waived by the party entitled to waive such condition), including, among others, the approval of the sale of assets by the stockholders of each of AccountAbilities, Inc., and the effectiveness of a Registration Statement on Form S-4 which will be filed with the Securities and Exchange Commission to register the shares being issued to AccountAbilities, Inc.

The existing sole officer and director of the Company will resign upon the closing of the Transactions and a new management team and new Board of Directors consisting of individuals to be designated by AccountAbilities, Inc. will be appointed.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders of
Accountabilities, Inc.

We have audited the accompanying balance sheets of the Staffing and Workforce Solutions Business of Accountabilities, Inc., as of September 30, 2006 and 2005 and the related statements of operations and cash flows for the years then ended.  These financial statements are the responsibility of Accountabilities, Inc.’s and the Staffing and Workforce Solutions Businesses management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States) America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Staffing and Workforce Solutions Businesses internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Staffing and Workforce Solutions Business of Accountabilities, Inc. as of September 30, 2006 and 2005 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Miller, Ellin & Company, LLP
CERTIFIED PUBLIC ACCOUNTANTS

New York, New York
July 24, 2007

STAFFING AND WORKFORCE SOLUTIONS BUSINESS
OF ACCOUNTABILITIES, INC.

BALANCE SHEETS

	September 30,
	2006	2005

ASSETS
Current assets
Cash	$8,000	$-
Accounts receivable – less allowance for doubtful accounts of $140,000	106,000	-
Due from financial institution	431,000	-
Unbilled receivables	945,000	-
Prepaid expenses	216,000	1,000
Current deferred tax asset, net	-	36,000
Due from related party	14,000	-
Total current assets	1,720,000	37,000

Property and equipment, net	135,000	1,000
Other assets	32,000	-
Intangible assets, net	745,000	-
Goodwill	1,441,000	-

Total assets	$4,073,000	$38,000

LIABILITIES AND NET ASSETS
Current liabilities
Accounts payable and accrued liabilities	$474,000	$93,000
Accrued wages and related obligations	1,178,000	-
Current portion of long-term debt	431,000	-
Current portion of related party long-term debt	473,000	-
Income taxes payable	20,000	-
Due to Accountabilities, Inc.	30,000	-
Total current liabilities	2,606,000	93,000

Long-term debt, net of current portion	665,000	-
Related party long-term debt, net of current portion	45,000	-
Acquisition related contingent liability	448,000	-
Total liabilities	3,764,000	93,000

Commitments and contingencies (Note 13)

Net Assets
Accumulated earnings (deficit)	29,000	(55,000)
Invested capital	280,000	-
Total net assets	309,000	(55,000)

Total liabilities and net assets	$4,073,000	$38,000

The accompanying notes are an integral part of these financial statements

STAFFING AND WORKFORCE SOLUTIONS BUSINESS
OF ACCOUNTABILITIES, INC.

STATEMENTS OF OPERATIONS

	Year Ended September 30, 2006	For The Period From September 1, 2005 (Date of Inception) to September 30, 2005

Revenue	$34,088,000	$-

Direct cost of services	28,728,000	-

Gross profit	5,360,000	-

Selling, general and administrative expenses	4,604,000	91,000
Depreciation and amortization	118,000	-

Income (loss) from operations	638,000	(91,000)

Interest expense	498,000	-

Income (loss) before provision for (benefit of) income taxes	140,000	(91,000)

Provision (benefit) for income taxes	56,000	(36,000)

Net income (loss)	$84,000	$(55,000)

The accompanying notes are an integral part of these financial statements

STAFFING AND WORKFORCE SOLUTIONS BUSINESS
OF ACCOUNTABILITIES, INC.

STATEMENTS OF CASH FLOWS

	Year Ended September 30, 2006	For The Period From September 1, 2005 (Date of Inception) to September 30, 2005

Cash flows from operating activities:
Net income (loss)	$84,000	$(55,000)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Deferred income tax provision, net	36,000	(36,000)
Depreciation and amortization	118,000	-
Bad debts expense	140,000	-
Changes in operating assets and liabilities, net of effect of acquisitions:
Trade accounts receivable	(833,000)	-
Due from financial institution	(431,000)	-
Prepaid expenses	(215,000)	-
Due from related party	(14,000)	-
Other assets	(32,000)	-
Accounts payable and accrued liabilities	1,365,000	92,000
Income taxes payable	20,000	-
Due to Accountabilities, Inc.	30,000	-

Net cash provided by operating activities	268,000	1,000

Cash flows from investing activities:
Purchase of property and equipment	(94,000)	(1,000)
Acquisitions	(247,000)	-

Net cash used in investing activities	(341,000)	(1,000)

Cash flows from financing activities:
Cash invested by Accountabilities, Inc.	150,000	-
Principal payments on long-term debt	(125,000)	-
Proceeds from issuance of long-term debt – related parties	311,000	-
Principal payments on long-term debt – related parties	(26,000)
Payments on contingent acquisition related liability	(229,000)	-

Net cash provided by financing activities	81,000	-

Change in cash	8,000	-

Cash at beginning of period	-	-
Cash at end of period	$8,000	$-

The accompanying notes are an integral part of these financial statements

STAFFING AND WORKFORCE SOLUTIONS BUSINESS
OF ACCOUNTABILITIES, INC.

NOTES TO FINANCIAL STATEMENTS

1.	Summary of Significant Accounting Policies

Nature of Operations and Basis of Presentation

The Staffing and Workforce Solutions Business of Accountabilities, Inc. (“SWSB”) began operations in September 2005 (“Date of Inception”).  SWSB is a national provider of temporary commercial staffing in areas such as light industrial and clerical services, and professional niche staffing services in areas such as accounting, pharmaceutical and information technology.  SWSB conducts all of its business in the United States through the operation of ten staffing and recruiting offices, and through marketing agreements with five public accounting firms.  The agreements with the public accounting firms generally provide for the public accounting firm to market and sell accounting and finance staffing and placement services to customers in a defined market in exchange for a defined share of profits generated from those sales.  Immediately prior to the start of operations of SWSB, Accountabilities, Inc. had no material business operations, and, since the date of formation, SWSB has constituted the majority of business operations within Accountabilities, Inc.

In July 2007, Accountabilities, Inc. and Hyperion Energy, Inc. (“Hyperion") entered into an Asset Purchase Agreement, whereby Hyperion agreed to purchase the business of SWSB in exchange for a number of shares of Hyperion common stock equal to the number of shares of Accountabilities, Inc. common stock outstanding at the time of closing.  In addition, Accountabilities, Inc. will pay the sole shareholder of Hyperion a total of $12,500 in exchange for his agreement to surrender all of his shares of Hyperion common stock for cancellation at the time of closing.  As a result of these transactions, the shares of Hyperion common stock issued to Accountabilities, Inc. will represent 100% of Hyperion’s outstanding common stock.

The Hyperion shares will be registered with the Securities and Exchange Commission under a Form S-4 Registration Statement for distribution on a pro rata basis to Accountabilities, Inc.’s shareholders upon the closing of the acquisition transaction.  Due to the resulting 100% ownership by Accountabilities, Inc.’s shareholders, the transaction will be accounted for as a reverse acquisition in which SWSB will be treated as the acquirer.

The accompanying financial statements and notes have been prepared utilizing certain “carve-out” accounting procedures wherein certain assets, liabilities and expenses historically recorded or incurred at the parent company level, which related to or were incurred on behalf of SWSB, have been identified and allocated as appropriate to reflect the financial results of SWSB as if it were a stand alone entity since the Date of Inception.  Consequently, all transactions directly associated with the operations of SWSB, have been reflected, as well as the majority of indirect expenses incurred at the parent company level since the Date of Inception.

Revenue Recognition

Revenues are recognized when professionals deliver services, or, in the case of permanent placements, when the candidate commences employment.

Cash

SWSB considers cash on hand, deposits in banks, and short-term investments purchased with an original maturity date of three months or less to be cash and cash equivalents.

Accounts Receivable

SWSB maintains an allowance for doubtful accounts for estimated losses resulting from its clients failing to make required payments for services rendered. Management estimates this allowance based upon knowledge of the financial condition of its clients, review of historical receivable and reserve trends and other pertinent information. If the financial condition of SWSB’s clients deteriorates or there is an unfavorable trend in aggregate receivable collections, additional allowances may be required.

Property and Equipment

Property and equipment is stated at cost, less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the following estimated useful lives:

Furniture and fixtures	3 years
Office Equipment	3 years
Computer Equipment	5 years
Software	3 years
Leasehold Improvements	Term of lease

Assessments of whether there has been a permanent impairment in the value of property and equipment are periodically performed by considering factors such as expected future operating income, trends and prospects, as well as the effects of demand, competition and other economic factors. Management believes no permanent impairment has occurred.

Intangible Assets

In accordance with SFAS No. 142, “Goodwill and Other Intangible Assets,” goodwill and other intangible assets with indefinite lives are not subject to amortization but are tested for impairment annually or whenever events or changes in circumstances indicate that the asset might be impaired.  SWSB performed their annual impairment analysis as of May 31, 2007 and will continue to test for impairment annually. No impairment was indicated as of May 31, 2007. Other intangible assets with finite lives are subject to amortization, and impairment reviews are performed in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”

Income Taxes

An estimated provision for income taxes has been prepared in accordance with SFAS 109, “Accounting for Income Taxes”, as if SWSB were a stand-alone entity since the Date of Inception, without regard to the tax circumstances of Accountabilities, Inc. in order to provide a more accurate depiction of the stand-alone operating results of SWSB.  Despite significant deferred tax assets estimated for Accountabilities, Inc. due to historical net operating losses, it is not expected that these deferred tax assets will be available to SWSB after the sale to Hyperion.

Under SFAS 109, deferred income taxes are recognized for the estimated tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory rates applicable to the periods in which the differences are expected to affect taxable income. If necessary, valuation allowances are established to reduce deferred tax assets to the amount expected to be realized when, in management’s opinion, it is more likely than not that some portion of the deferred tax assets will not be realized. The estimated provision for income taxes represents current taxes that would be payable net of the change during the period in deferred tax assets and liabilities.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Although management believes these estimates and assumptions are adequate, actual results could differ from the estimates and assumptions used.

2.	Acquisitions

US Temp Services, Inc. Offices Acquisition

On March 31, 2006 SWSB acquired the operations of five offices from US Temp Services, Inc. (“US Temp Acquisition”) for a total purchase price of $1,723,000.  The consideration included $75,000 in cash and $930,000 in notes payable.  In addition, concurrent with the acquisition, SWSB entered into long-term consulting agreements with two of the principals, which required the issuance of 160,000 shares of common stock valued at approximately $44,000 and a series of payments for future consulting services which have been treated as debt obligations with a fair value at the date of acquisition of approximately $292,000.  The stock and payments under the consulting agreements have been treated as additional purchase price consideration.  Transaction costs directly attributable to the acquisition totaled $382,000 and included consideration totaling $275,000 given to an individual, who is also a major shareholder of Accountabilities, Inc., in the form of 150,000 shares of common stock valued at approximately $41,000, a demand note totaling $150,000, and a series of payments for future consulting services which have been treated as debt obligations with a fair value at the date of acquisition of approximately $84,000.  All results of operations of the acquired offices have been included in the accompanying Statements of Operations since the date of acquisition.

The following table summarizes the fair values of the assets acquired and the liabilities assumed at the date of the acquisition pursuant to Statement of Financial Accounting Standards No. 141, Business Combinations (“SFAS 141”).

Accounts receivable	$358,000
Property and equipment	25,000
Customer lists and relationships	168,000
Non-solicitation agreement	30,000
Goodwill	1,335,000
Total assets acquired	1,916,000
Accrued liabilities	(193,000)
Total purchase price	$1,723,000

Customer lists and relationships, and the non-solicitation agreement, and are being amortized over weighted average useful lives of seven years and three years, respectively.  Through September 30, 2006 amortization of $12,000 and $5,000 has been recognized related to the customer lists and relationships and the non-solicitation agreement, respectively.

Stratus Services Group, Inc. Offices Acquisition

On November 28, 2005, SWSB acquired the operations of three offices from Stratus Services Group, Inc. (“Stratus Acquisition”).  All results of operations of the acquired offices have been included in the accompanying Statements of Operations since the date of acquisition.  The purchase price is contingent upon the future revenues generated by the offices from existing customers as follows:  a) 2% of revenue for the first twelve months, b) 1% of revenue for the second twelve months, and c) 1%

of revenue for the third twelve months (“Stratus Earnout”).  In accordance with SFAS 141 fair values were assigned to the acquired assets and liabilities in recording the acquisition, and accordingly $638,000 was assigned to customer lists and relationships, and $40,000 to property and equipment.  Because the purchase price includes only the Stratus Earnout which is based upon future revenues, the total fair value of the acquired assets is greater than the purchase price as of the day of the acquisition, which was zero as the Stratus Earnout had yet to be earned.  Consequently, the total fair value of the acquired assets of $678,000 was recorded as a liability (“Acquisition related contingent liability”) as of the day of the acquisition in accordance with SFAS 141.  Through September 30, 2006 $242,000 has been paid related to the Stratus Earnout, reducing the Acquisition related contingent liability to $436,000 as of September 30, 2006.

Customer lists and relationships associated with the Stratus Acquisition are being amortized over a weighted average useful life of seven years.  Through September 30, 2006 amortization of $75,000 has been recognized related to the customer lists and relationships.

EXP Staffing, Inc. Offices Acquisition

On January 1, 2006 SWSB acquired the operations of two offices from EXP Staffing, Inc. (“EXP”).  The purchase price consisted of 100,000 shares of common stock valued at $45,000, which was recorded as goodwill.  The historical results of operations of EXP are not considered material to the financial statements of SWSB and therefore proforma disclosures are not included below.

Nucon Engineering Accounts Receivable and Customer Lists

On December 23, 2005 SWSB acquired outstanding accounts receivable and customer lists from Nucon Engineering Associates, Inc. (“Nucon”), in exchange for a series of payments to the principal totaling $61,000.  No other assets, liabilities or commitments were exchanged.  The servicing of the accounts receivable and customer relationships associated with the customer lists were assumed by existing SWSB employees.  The historical results of operations of Nucon are not considered material to the financial statements of SWSB and therefore proforma disclosures are not included below.

The following unaudited pro forma information shows SWSB’s results of operations for the year ended September 30, 2006 and for the period from the Date of Inception, September 1, 2005 to September 30, 2005, as if the Stratus Acquisition and US Temp Acquisition had occurred on September 1, 2005.  These pro forma statements have been prepared for comparative purposes only and are not intended to be indicative of what SWSB’s results would have been had the acquisition occurred at the beginning of the periods presented or the results which may occur in the future.

	Year Ended September 30, 2006	For The Period From September 1, 2005 (Date of Inception) to September 30, 2005
Revenue	$48,124,000	$3,629,000
Net income (loss)	$20,000	$(20,000)

3.      Intangible Assets and Goodwill

The following table presents detail of SWSB’s intangible assets, estimated lives, related accumulated amortization and goodwill at September 30, 2006:

	Gross	Accumulated Amortization	Net
Customer lists and relationships (7 years)	$808,000	$(88,000)	$720,000
Non-solicitation agreement (3 years)	30,000	(5,000)	25,000

Total	$838,000	$(93,000)	$745,000

Goodwill (indefinite life)	$1,441,000		$1,441,000

SWSB recorded amortization expense for the year ended September 30, 2006 of $93,000.  Estimated intangible asset amortization expense (based on existing intangible assets) for the years ending September 30, 2007, 2008, 2009, 2010 and 2011 is $125,000, $125,000, $120,000, $115,000 and $115,000, respectively.

4.	Due From Related Party

Due from related party represents outstanding amounts advanced to the president of Accountabilities, Inc. under a promissory note dated March 24, 2006 totaling $14,000 as of September 30, 2006.  The note is payable upon demand and is not subject to interest.

5.	Property and Equipment

SWSB had no property and equipment at September 30, 2005.  At September 30, 2006 property and equipment consists of the following:

Furniture and fixtures	$92,000
Office Equipment	9,000
Computer Equipment	41,000
Software	1,000
Leasehold Improvements	17,000
160,000
Less accumulated depreciation and amortization	25,000
$135,000

6.	Accrued Wages and Related Obligations

Accrued wages and related obligations consisted of the following as of September 30, 2006:

Accrued payroll and related costs	$183,000
Accrued leased employee costs	995,000
$1,178,000

Accrued leased employee costs include the costs associated with employees leased by SWSB from TSE-PEO, Inc. (“TSE”), a professional employer organization that also owns approximately 10% of the outstanding common stock of Accountabilities, Inc. as of September 30, 2006.  SWSB leases employees associated with all of its operations, with the exception of certain employees involved only in corporate functions.  SWSB pays an amount equal to the actual wages and associated payroll taxes for the employee plus an agreed upon rate for workers’ compensation insurance.  The total amount charged by TSE during the year ended September 30, 2006 was $25,312,000.

7.	Long-Term Debt

SWSB had no long-term debt at September 30, 2005.  Long-term debt at September 30, 2006 is summarized as follows:

Long-term debt
8% subordinated note (i)	$119,000
3% convertible subordinated note (ii)	631,000
Unsecured note (iii)	80,000
Long term capitalized consulting obligations (v)	266,000
Total	1,096,000
Less current maturities	431,000
Noncurrent portion	665,000

Related party long-term debt
8% demand note - Related party (iv)	135,000
Long term capitalized consulting obligations (vi)	73,000
12% unsecured convertible note (vii)	280,000
Demand loan (viii)	30,000
Total	518,000
Less current maturities	473,000
Noncurrent portion	45,000

Total long-term debt	1,614,000
Less current maturities	904,000
Total noncurrent portion	$710,000

US Temp Services, Inc. Acquisition Notes and Long Term Consulting Obligations

As partial consideration associated with the US Temp Acquisition four subordinated notes were issued.

(i) A $175,000 subordinated note was issued March 31, 2006, and was due January 30, 2007.  The note has an annual interest rate of 8% with principal and interest payable in equal monthly installments of $18,150.  As of September 30, 2006 approximately $119,000 remains outstanding under this note.  The note is secured by office equipment and other fixed assets.  Due to the failure to make timely payments under the terms of the note, the holder has elected the option of declaring the note in technical default and began assessing interest, beginning April 1, 2007, at the rate of 11.25% per annum, and to impose a 5% late charge on the overdue balance outstanding.

(ii) A $675,000 convertible subordinated note was issued March 31, 2006 and is due March 31, 2012.  The note bears interest at an annual rate of 3%, and is convertible in part or in whole into common shares at any time at the option of the holder at the specified price of $1.50 per share.  The note is secured by office equipment and other fixed assets.  As of September 30, 2006 approximately $631,000 remains outstanding under this note.

(iii) A $80,000 unsecured non-interest bearing note was issued March 31, 2006, and was due June 29, 2006.  As of September 30, 2006 the full principal amount of $80,000 remains outstanding under this note.  Due to the failure to make timely payments under the terms of the note, on April 1, 2007, the holder elected the option of declaring the note in technical default and began charging interest at a rate of 18% per annum.

(iv) A $150,000 unsecured demand note was issued March 31, 2006 to a principal shareholder of Accountabilities, Inc. as a finders fee in consideration for sourcing and completing the US Temp

Acquisition.  The note bears an annual interest rate of 8%.  As of September 30, 2006 payments of $15,000 have been made and $135,000 remains outstanding on the note.

On March 31, 2006, in connection with the US Temp Acquisition, SWSB entered into three long term consulting obligations which require SWSB to pay fixed recurring amounts but which do not require the other party to provide any minimum level of services.  Consequently, the agreements have been treated as debt obligations in the accompanying financial statements and capitalized, net of interest imputed at a rate of 8.75% per year.  The imputed interest was determined by reference to terms associated with credit available to SWSB at that time.  All three agreements expire on March 31, 2009.

(v) Two of the agreements were entered into with the principals of US Temps and each require annual payments of $60,000 in the first two years and $30,000 in the final year, payable in fixed weekly amounts.  These two agreements in total were initially recognized at a fair value of $292,000 using a discount rate of 8.75%.  As of September 30, 2006, approximately $266,000 remains outstanding under these two agreements.

(vi) The third agreement was entered into with a major shareholder of Accountabilities, Inc. and requires annual payments of $30,000 in each of three years, payable in fixed weekly amounts.  The agreement was initially recorded at a fair value of $84,000 using an interest rate of 5%.  As of September 30, 2006, approximately $73,000 remains outstanding under this agreement.

12%, Unsecured Convertible Note

(vii) A $280,000 unsecured convertible note was issued on April 1, 2006 to a shareholder and director of Accountabilities, Inc.  The note is due April 1, 2007, bears an annual interest rate of 12%, and is convertible into common shares at any time at the option of the holder at a conversion rate of $.40 per share up to the first $100,000 of principal, $.55 per share up to the next $100,000 of principal, and up to $.75 per share up to the final $80,000 in principal.  As of September 30, 2006 the full amount of the note remained outstanding.

Demand Loan

(viii) In October 2005 a major shareholder advanced Accountabilities, Inc. $30,000 to fund the initial operations of SWSB.  The amount is classified as a short-term loan as is due and payable upon demand by the shareholder and director.  As of September 30, 2006 the full amount of the loan remained outstanding.

8.	Concentrations of Credit Risk

SWSB maintains cash accounts with high credit quality financial institutions. At times, such accounts are in excess of federally insured limits. To date, SWSB has not experienced any losses in such accounts.

Financial instruments, which potentially subject SWSB to concentration of credit risk, consist primarily of trade receivables. However, concentrations of credit risk are limited due to the large number of customers comprising SWSB’s customer base and their dispersion across different business and geographic areas. SWSB monitors its exposure to credit losses and maintains an allowance for anticipated losses. To reduce credit risk, SWSB performs credit checks on certain customers. No single customer accounted for more than 10% of revenue for the year ended September 30, 2006, or for the period from the Date of Inception until September 30, 2005.

9.	Net Assets

Net assets represents Accountabilities, Inc.’s investments since the Date of Inception and is separated between Accumulated earnings to date and Invested Capital.  Invested Capital is primarily composed of stock issued by Accountabilities, Inc. for acquisitions and to fund the operations of SWSB.

10.	Sales of Receivables

SWSB has an agreement in place with a financial institution to sell its trade receivables on a limited recourse basis.  Under the terms of the agreement the maximum amount of trade receivables that can be sold is $5,000,000, for which the purchaser advances 90% of the assigned receivables’ value upon sale, and 10% upon final collection.  As collections reduce previously sold receivables, SWSB may replenish these with new receivables.  At September 30, 2006, trade receivables of $431,000 had been sold and remain outstanding.  Sales of receivables amounted to approximately $34,088,000 for the year ended September 30, 2006.  No receivables were sold during the one-month period from September 1st (Date of Inception) to September 30, 2005.  Net discounts per the agreement are represented by an interest charge at an annual rate of prime plus 1% , and a monthly fee of 0.6%, both applied against average outstanding uncollected receivables sold.  Net discounts are included in interest expense in the accompanying Statements of Income and amounted to $452,000 and $0 for the years ended September 30, 2006 and 2005, respectively.  The risk SWSB bears from bad debt losses on trade receivables sold is retained by SWSB, and receivables sold do not include $237,000 of receivables sold, but charged back by the financial institution because they were over 90 days past due.  SWSB addresses its risk of loss on trade receivables in its allowance for doubtful accounts, which totaled $140,000 and $0, respectively as of September 30, 2006 and 2005.

11.	Provision for Income Taxes

The provision for income taxes consists of the following:

	Year Ended September 30, 2006	For The Period From September 1, 2005 (Date of Inception) to September 30, 2005

Income before income taxes	$140,000	$(91,000)

Income tax provision:
Current:
U.S. Federal	$17,000	$-
State	3,000
Total current	20,000	-

Deferred:
U.S. Federal	30,000	(30,000)
State	6,000	(6,000)
Total deferred	36,000	(36,000)

	$56,000	$(36,000)

The provision for deferred income taxes for the period from Date of Inception to September 30, 2005 consisted of the tax benefit of $36,000 associated with $91,000 of net operating losses, and in the year ended September 30, 2006, consisted of the subsequent utilization of those net operating losses.  As of September 30, 2005 SWSB had a current deferred tax asset of $36,000 relating to those net operating losses.  SWSB had no deferred tax assets or liabilities as of September 30, 2006.  There was no valuation allowance for deferred tax assets required in 2005.

The provision for income taxes differs from the amount that would result from applying the federal statutory rate as follows:

	Year Ended September 30, 2006	For The Period From September 1, 2005 (Date of Inception) to September 30, 2005

U.S. Federal statutory rate	35%	35%
State income taxes, net of federal benefit	5%	5%

Effective tax rate	40%	40%

12.	Supplemental Disclosure of Cash Flow Information

Non-cash investing and financing activities:
	Year Ended September 30, 2006	For The Period From September 1, 2005 (Date of Inception) to September 30, 2005

Cash paid for interest	$489,000	$-
Non-cash investing and financing activities:
US Temps Acquisition:
Issuance of restricted stock	$85,000	$-
EXP Acquisiton
Issuance of restricted stock	$45,000	$-

13.	Commitments and Contingencies

Accountabilities, Inc.  Contingencies

Accountabilities, Inc. is currently in early stage discussions with the Internal Revenue Service and certain state taxing authorities regarding the failure on the part of one of its subsidiaries to remit payroll taxes and file associated returns.  These taxes relate to operations of this subsidiary which were discontinued in 2004, prior to the Date of Inception of SWSB.  Therefore, they are not related to the operations of SWSB and no amounts are reflected in the financial statements for this contingency.  Accountabilities, Inc. has estimated the total amount of possible taxes, interest and penalties at between $500,000 and $600,000.  Any assessment by the IRS and state taxing authorities would occur because the Accountabilities, Inc. corporate entity is held to be responsible regardless of whether the amounts relate to SWSB’s business operations.

The Accountabilities, Inc. corporate entity may also have incurred unidentified liabilities in addition to the above withholding tax contingencies during the course of its previous operations and before the formation of SWSB.  No amounts have been reflected in the accompanying financial statements for any possible unidentified liabilities.  Although unrelated to the operations of SWSB, it is not known whether SWSB would be held responsible for any such liabilities simply because of its status as part of the Accountabilities, Inc. corporate entity.

Lease Commitments

At September 30, 2006, Accountabilities, Inc. had operating leases, primarily for office premises, expiring at various dates through March 2009.  At September 30, 2006 Accountabilities, Inc. had no capital leases.  Future minimum rental commitments under operating leases are as follows:

Years Ending September 30:	Operating Leases

2007	$253,000
2008	143,000
2009	52,000
$448,000

Employment Agreements

Accountabilities, Inc. has employment agreements with certain key members of management, requiring mutual termination notice periods of up to 30 days. These agreements provide those employees with a specified severance amount depending on whether the employee is terminated with or without good cause as defined in the applicable agreement.

Legal Proceedings

Implicit Staffing Solutions, L.P. initiated an action against Accountabilities, Inc. and its President, Allan Hartley, in the 192nd District Court, Dallas County, Texas in March 2006 alleging that the company used the plaintiff’s resources to acquire assets for the company and that the company and Mr. Hartley conspired to breach fiduciary duties and usurp corporate opportunities.  The plaintiff seeks to impose a constructive trust over assets of the company’s offices in California and Florida.  Accountabilities, Inc. believes that the plaintiff’s claims are without merit and is vigorously contesting same.

ALS, LLC (“ALS”) instituted an action against Accountabilities, Inc., US Temp Services, Inc. (“US Temps”) and a major shareholder of Accountabilities, Inc., in the United States District Court, District of New Jersey in May 2007 in which it alleges that Accountabilities, Inc. tortiously interfered with ALS’ business relationship with US Temps by causing US Temps to terminate its relationship with ALS under an agreement pursuant to which ALS provided employee outsourcing services to US Temps prior to SWSB’s acquisition of certain assets from US Temps.  ALS also alleges that Accountabilities, Inc. has liability as a successor to US Temps for US Temps’ alleged breach of the outsourcing agreement and is seeking unspecified damages.  Accountabilities, Inc. believes that ALS’ claims are without merit and intends to vigorously contest this matter.’

From time to time, Accountabilities, Inc. is involved in litigation incidental to its business including employment practices claims. There is currently no litigation that management believes will have a material impact on the financial position of SWSB.

14.	Quarterly Financial Information - Unaudited

In the opinion of management, the following unaudited quarterly data for the fiscal years ended September 30, 2005 and September 30, 2006 reflect all adjustments necessary for a fair statement of the results of operations. All such adjustments are of a normal recurring nature.

Fiscal Year 2006:	First Quarter	Second Quarter	Third Quarter	Fourth Quarter

Revenue	$2,758,000	$6,546,000	$12,196,000	$12,588,000

Direct cost of services	2,360,000	5,433,000	10,304,000	10,631,000

Gross profit	398,000	1,113,000	1,892,000	1,957,000

Selling, general and administrative expenses	364,000	1,020,000	1,629,000	1,591,000
Depreciation and amortization	9,000	28,000	41,000	40,000

Income from operations	25,000	65,000	222,000	326,000

Interest expense	12,000	86,000	192,000	208,000

Income (loss) before provision for (benefit of) income taxes	13,000	(21,000)	30,000	118,000

Provision for (benefit of) income taxes	6,000	(8,000)	12,000	46,000

Net income (loss)	$7,000	$(13,000)	$18,000	$72,000

Fiscal Year 2005:	September 1, 2005 (Date of Inception) to September 30, 2005

Revenue	$-

Direct cost of services	-

Gross profit	-

Selling, general and administrative expenses	91,000
Depreciation and amortization	-

Loss from operations	(91,000)

Interest expense	-

Loss before benefit of income taxes	(91,000)

Benefit of income taxes	(36,000)

Net loss	$(55,000)

15.	Subsequent Events

Sale of Common Stock of Accountabilities, Inc.

On November 26, 2006 Accountabilities, Inc., completed the private placement of 1,000,000 shares of common stock to an independent third party in exchange for $200,000 in cash and a non-interest bearing note with a principal amount of $200,000.  The note was subsequently collected in December 2006.  The funds received from the stock sale are to be used to fund the operations of SWSB.

ReStaff Services, Inc. Acquisition

On February 26, 2007, Accountabilities, Inc. entered into an asset purchase agreement, for the benefit of SWSB’s operations, to acquire the operations, including three offices, of ReStaff Services, Inc. (“ReStaff”), with the closing date to occur no longer than 90 days from the date of the agreement.  Under the terms of the agreement, the purchase price consists of the following:  a) $700,000 in cash, b) a $300,000 note with a due date of either 90 days from the date of the agreement, non-interest bearing, or two years from the date of the agreement, subject to annual interest of 6%, dependent upon Accountabilities, Inc.’s ability to raise a minimum of $2,500,000 in a private placement of common stock, c) a $2,900,000 note bearing interest at 6% per annum, payable in equal monthly installments over four years beginning with the 121st day after the closing date, and is subject to proportionate reduction in principal in the event the acquired operations generate less than $1,000,000 in net income before taxes in any year during the term of the note, and d) 500,000 shares of common stock due within 90 days of the closing, valued at approximately $113,000.

As consideration for brokering and structuring the ReStaff acquisition, a finder’s fee, comprised of $300,000 in cash and 300,000 shares of Accountabilities, Inc. common stock valued at $68,000 is payable to a major stockholder of Accountabilities, Inc.  The cash component is payable in 104 equal weekly installments.

Additionally, Accountabilities, Inc. entered into an agreement with another major stockholder to finance portions of the purchase price.  Under the agreement $450,000 is to be funded from the stockholder, payable upon the closing of the new Receivable Sale Agreement (see “Receivable Sale Agreement” below) (“Loan Part A”), and up to $500,000 will be funded, payable without interest in equal weekly payments of $10,000 (“Loan Part B”).  Additionally, as further consideration for the loan the stockholder is to receive 600,000 shares of Accountabilities, Inc. common stock, valued at approximately $136,000.  Loan Part A was subsequently received by Accountabilities, Inc., and repaid via the Overadvance from the new Receivable Sale Agreement (see “Receivable Sale Agreement” below).  The receipt of Loan Part B is dependent upon certain events and conditions including the repayment in full of Loan Part A, the issuance of the shares, and the final closing of the acquisition of ReStaff.

Receivable Sale Agreement

On March 1, 2007, Accountabilities, Inc. entered into a new receivable sale agreement with a new purchaser, and terminated its former agreement.Under the terms of the new agreement the maximum amount of trade receivables that can be sold is $8,000,000.  As collections reduce previously sold receivables, SWSB may replenish these with new receivables.  Net discounts per the agreement are represented by an interest charge at an annual rate of prime plus 1.5% (“Discount Rate”) applied against outstanding uncollected receivables sold.  The risk SWSB bears from bad debt losses on trade receivables sold is retained by Accountabilities, Inc., and receivables sold may not include amounts over 90 days past due.  The agreement is subject to a minimum discount computed as minimum sales per month of $3,000,000 multiplied by the then effective Discount Rate, and a termination fee applies of 3% of the maximum facility in year one of the agreement, 2% in year two, and 1% thereafter.  In addition, an overadvance of $500,000 was received, and is due within one year (“the Overadvance”).

Private Offering

In February 2007 Accountabilities, Inc. issued a Private Placement Memorandum offering to sell up to $3,000,000 of convertible exchangeable notes (“notes”) and warrants to purchase up to 799,800 shares of common stock.   The notes bear annual interest of 8%, are convertible into common shares of Accountabilities, Inc. at a price of 75% of the average closing price of Accountabilities, Inc.’s common stock over the preceding five days prior to the election to convert, subject to a minimum conversion price of $.40 per share.  Additionally, in the event Accountabilities, Inc. sells all or substantially all of its assets to another corporation, the notes are exchangeable for substantially similar notes of the acquiring corporation, or, if the acquiring corporation is not publicly traded, the holder of the note may redeem the note for an amount equal to 106% of the then outstanding principal amount plus all unpaid outstanding interest accrued.

STAFFING AND WORKFORCE SOLUTIONS BUSINESS
OF ACCOUNTABILITIES, INC.

BALANCE SHEETS

	March 31, 2007	September 30, 2006
	(unaudited)
ASSETS
Current assets
Cash	$181,000	$8,000
Accounts receivable – less allowance for doubtful accounts of $416,000 and $140,000	338,000	106,000
Due from financial institution	139,000	431,000
Unbilled receivables	975,000	945,000
Prepaid expenses	352,000	216,000
Current deferred tax asset, net	56,000	-
Due from related party	43,000	14,000
Total current assets	2,084,000	1,720,000

Property and equipment, net	157,000	135,000
Other assets	34,000	32,000
Deferred tax asset	2,000	-
Intangible assets, net	2,203,000	745,000
Goodwill	4,506,000	1,441,000

Total assets	$8,986,000	$4,073,000

LIABILITIES AND NET ASSETS
Current liabilities
Accounts payable and accrued liabilities	$563,000	$474,000
Accrued wages and related obligations	1,196,000	1,178,000
Current portion of long-term debt	540,000	431,000
Current portion of related party long-term debt	1,378,000	473,000
Income taxes payable	-	20,000
Due to related party	348,000	-
Due to Accountabilities, Inc.	45,000	30,000
Total current liabilities	4,070,000	2,606,000

Long term debt, net of current portion	540,000	665,000
Related party long-term debt, net of current portion	2,868,000	45,000
Acquisition related contingent liability	317,000	448,000
Deferred tax liability	8,000	-
Total liabilities	7,803,000	3,764,000

Commitments and contingencies

Net Assets
Accumulated earnings (deficit)	(77,000)	29,000
Invested capital	1,260,000	280,000
Total net assets	1,183,000	309,000
Total liabilities and net assets	$8,986,000	$4,073,000

The accompanying notes are an integral part of these financial statements

STAFFING AND WORKFORCE SOLUTIONS BUSINESS
OF ACCOUNTABILITIES, INC.

STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended		Six Months Ended
	March 31, 2007	March 31, 2006	March 31, 2007	March 31, 2006

Revenue	$12,560,000	$6,546,000	$24,469,000	$9,304,000

Direct cost of services	10,446,000	5,433,000	20,518,000	7,793,000

Gross profit	2,114,000	1,113,000	3,951,000	1,511,000

Selling, general and administrative expenses	1,973,000	1,020,000	3,633,000	1,384,000
Depreciation and amortization	65,000	28,000	108,000	36,000

Income from operations	76,000	65,000	210,000	91,000

Interest expense	182,000	86,000	387,000	98,000

Loss before benefit of income taxes	(106,000)	(21,000)	(177,000)	(7,000)

Benefit of income taxes	(42,000)	(8,000)	(71,000)	(3,000)

Net loss	$(64,000)	$(13,000)	$(106,000)	$(4,000)

The accompanying notes are an integral part of these financial statements

STAFFING AND WORKFORCE SOLUTIONS BUSINESS
OF ACCOUNTABILITIES, INC.

STATEMENTS OF CASH FLOWS
(unaudited)

	Six Months Ended
	March 31,
	2007	2006
Cash flows from operating activities:
Net loss	$(106,000)	$(4,000)
Adjustments to reconcile net loss to cash provided by operating activities:
Deferred income tax provision, net	(51,000)	(3,000)
Depreciation and amortization	109,000	36,000
Bad debts expense	81,000	-
Stock-based compensation	4,000	-
Common stock issued for fees	67,000	-
Changes in operating assets and liabilities, net of effect of acquisitions:
Trade accounts receivable	(142,000)	(420,000)
Due from financial institution	292,000	(361,000)
Prepaid expenses	(136,000)	(96,000)
Due from related party	(30,000)	(6,000)
Other assets	(2,000)	(30,000)
Accounts payable and accrued liabilities	101,000	1,028,000
Income taxes payable	(20,000)	-
Due to Accountabilities, Inc.	15,000	15,000

Net cash provided by operating activities	182,000	159,000

Cash flows from investing activities:
Purchase of property and equipment	(44,000)	(54,000)
Acquisitions	(439,000)	(151,000)

Net cash used in investing activities	(483,000)	(205,000)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	50,000	-
Principal payments on long-term debt	(118,000)	-
Proceeds from issuance of long-term debt – related parties	-	247,000
Principal payments on long-term debt – related parties	(47,000)	-
Payments on contingent acquisition related liability	(131,000)	(71,000)
Proceeds from issuance of common stock	720,000	-

Net cash provided by financing activities	474,000	176,000

Change in cash	173,000	130,000

Cash at beginning of period	8,000	-
Cash at end of period	$181,000	$130,000

The accompanying notes are an integral part of these financial statements

STAFFING AND WORKFORCE SOLUTIONS BUSINESS
OF ACCOUNTABILITIES, INC.

NOTES TO FINANCIAL STATEMENTS
(unaudited)

1.	Description of SWSB and its Business

Nature of Operations and Basis of Presentation

The Staffing and Workforce Solutions Business of Accountabilities, Inc. (“SWSB”) began operations in September 2005 (“Date of Inception”).  SWSB is a national provider of temporary commercial staffing in areas such as light industrial and clerical services, and professional niche staffing services in areas such as accounting, pharmaceutical and information technology.  SWSB conducts all of its business in the United States through the operation of staffing and recruiting offices, and through marketing agreements with public accounting firms.  The agreements with the public accounting firms generally provide for the public accounting firm to market and sell accounting and finance staffing and placement services to customers in a defined market in exchange for a defined share of profits generated from those sales.

In June 2007, Accountabilities, Inc. and Lexit Technologies, Inc. entered into an Asset Purchase and Reorganization Agreement, whereby Lexit agreed to purchase the business of SWSB in exchange for 17,588,325 shares of Lexit’s common stock.  In addition, the sole shareholder of Lexit will surrender for cancellation all but 400,000 shares of the common stock that he owns.  The Lexit shares issued to Accountabilities, Inc. will represent approximately 97.8% of Lexit’s outstanding shares after giving effect to their issuance and the cancellation described above, and will be registered with the Securities and Exchange Commission under a Form S-4 Registration Statement for distribution on a pro rata basis to Accountabilities, Inc.’s shareholders upon the closing of the acquisition transaction.  Due to the majority ownership by Accountabilities, Inc.’s shareholders, the transaction will be accounted for as a reverse acquisition in which SWSB will be treated as the acquirer.

The accompanying financial statements and notes have been prepared utilizing certain “carve-out” accounting procedures wherein certain assets, liabilities and expenses historically recorded or incurred at the parent company level, which related to or were incurred on behalf of SWSB, have been identified and allocated as appropriate to reflect the financial results of SWSB as if it were a stand alone entity since the Date of Inception.  Consequently, all transactions directly associated with the operations of SWSB, have been reflected, as well as the majority of indirect expenses incurred at the parent company level since the Date of Inception.

2.	Summary of Significant Accounting Policies

Interim Financial Information

The financial information as of and for the three and six months ended March 31, 2007 and 2006 is unaudited but includes all adjustments (consisting only of normal recurring adjustments) that SWSB considers necessary for a fair statement of its financial position at such dates and the operating results and cash flows for those periods. The year-end balance sheet data was derived from audited financial statements and certain information and note disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to SEC rules or regulations; however, SWSB believes the disclosures made are adequate to make the information presented not misleading.

The results of operations for the interim periods presented are not necessarily indicative of the results of operations to be expected for the fiscal year. These condensed interim financial statements should be read in conjunction with the audited financial statements and notes thereto for the year ended September 30, 2006, which are included in SWSB’s Form S-4 as filed with the Securities and Exchange Commission.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Although management believes these estimates and assumptions are adequate, actual results could differ from the estimates and assumptions used.

3.	Acquisitions

ReStaff Services, Inc. Offices Acquisition

On February 26, 2007, SWSB acquired the operations, including three offices, of ReStaff Services, Inc. (“ReStaff”), for a total purchase price of $4,710,000.  The purchase price consisted of the following:  a) $400,000 in cash due at the day of the closing of the transaction, b) $300,000 in cash due May 26, 2007, c) $347,000 in cash subject to the collection of certain identified accounts receivable, d) a $300,000 note due February 26, 2009 and bearing interest at 6% per annum, e) a $2,900,000 note bearing interest at 6% per annum, payable in equal monthly installments of $69,400 over four years beginning June 27, 2007, which is subject to proportionate reduction in principal in the event the acquired operations generate less than $1,000,000 in net income before taxes in any year during the term of the note, f) 500,000 shares of common stock valued at approximately $113,000, g) a $342,000 fee payable to a major shareholder as consideration for brokering and structuring the transaction, comprised of $274,000 payable in 104 equal weekly installments of $2,885 and bearing annual interest of 9%, and 300,000 shares of restricted common stock valued at $68,000, and h) 30,000 shares of restricted common stock issued to key employees of ReStaff valued at $7,000.  All results of operations of ReStaff have been included in the accompanying Statements of Operations since the date of acquisition.

In order to finance portions of the purchase price, Accountabilities, Inc. entered into a borrowing arrangement with another major stockholder.  Under the terms of the agreement up to $950,000 may be borrowed without interest.  As consideration for the loan the stockholder was granted 600,000 shares of restricted common stock.  SWSB borrowed and subsequently repaid $450,000 within March 2007, and borrowed the balance of $500,000 in June 2007 which is payable in equal monthly installments of $10,000.  SWSB follows the guidance in Accounting Principles Board Opinion No. 14, Accounting for Convertible Debt and Debt Issued With Stock Purchase Warrants, by treating the relative fair value of the restricted common stock granted as a discount to the debt, with a corresponding increase in net assets.  Accordingly, a relative fair value associated with the granted common stock of $119,000 was calculated, $4,000 of which was apportioned to the initial $450,000 borrowed and repaid in March 2007 and recorded as interest expense, and $115,000 was apportioned to the $500,000 balance and recorded as deferred financing costs to be amortized as interest expense beginning in June 2007.

The following table summarizes the estimated fair values of the assets acquired and the liabilities assumed at the date of the acquisition.  SWSB is in the process of obtaining third-party valuations of certain intangible assets; thus the allocation of the purchase price is subject to refinement.

Accounts receivable	$200,000
Property and equipment	5,000
Customer lists and relationships	1,461,000
Non-competition agreement	80,000
Goodwill	3,026,000
Total assets acquired	4,772,000
Accrued liabilities	62,000
Total purchase price	$4,710,000

Customer lists and relationships, and the non-competition agreement, and are being amortized over weighted average useful lives of seven years and three years, respectively.

US Temp Services, Inc. Offices Acquisition

On March 31, 2006 SWSB acquired the operations of five offices from US Temp Services, Inc. (“US Temps”) for a total purchase price of $1,723,000.  All results of operations of the acquired offices have been included in the accompanying Statements of Operations since the date of acquisition.

Stratus Services Group, Inc. Offices Acquisition

On November 28, 2005 SWSB acquired the operations of three offices from Stratus Services Group, Inc. (“Stratus Offices”) in exchange for an earnout consisting of: a) 2% of revenue for the first twelve months, b) 1% of revenue for the second twelve months, and c) 1% of revenue for the third twelve months (“Stratus Earnout”).  All results of operations of the acquired offices have been included in the accompanying Statements of Operations since the date of acquisition.  Because the purchase price includes only the Stratus Earnout which is based upon future revenues, the total fair value of the acquired assets is greater than the purchase price as of the day of the acquisition, which was zero as the Stratus Earnout had yet to be earned.  Consequently, the total fair value of the acquired assets of $678,000 was recorded as a liability (“Acquisition related contingent liability”) as of the day of the acquisition in accordance with SFAS 141.  Through March 31, 2007 $361,000 has been paid related to the Stratus Earnout.

The following unaudited pro forma information shows SWSB’s results of operations for the second quarter and year to date periods for 2007 and 2006, as if the ReStaff Acquisition, US Temp Acquisition and Stratus Acquisition had occurred on October 1, 2005.  These pro forma statements have been prepared for comparative purposes only and are not intended to be indicative of what SWSB’s results would have been had the acquisition occurred at the beginning of the periods presented or the results which may occur in the future.

	Three Months Ended		Six Months Ended
	March 31, 2007	March 31, 2006	March 31, 2007	March 31, 2006

Revenue	$15,535,000	$15,680,000	$32,786,000	$31,885,000
Net income (loss)	$(32,000)	$(116,000)	$(117,000)	$(84,000)

4.	Intangible Assets and Goodwill

The following table presents detail of SWSB’s intangible assets, estimated lives and related accumulated amortization:

	As of March 31, 2007			As of September 30, 2006
		Accumulated			Accumulated
	Gross	Amortization	Net	Gross	Amortization	Net
Customer lists and relationships (7 years)	$2,269,000	$(164,000)	$2,105,000	$808,000	$(88,000)	$720,000
Non-competition agreements (3 years)	110,000	(12,000)	98,000	30,000	(5,000)	25,000

Total	$2,379,000	$(176,000)	$2,203,000	$838,000	$(93,000)	$745,000

Goodwill (indefinite life)	$4,506,000		$4,506,000	$1,441,000		$1,441,000

SWSB recorded amortization expense of $52,000 and $22,000 for the three months ended March 31, 2007 and 2006, respectively, and $83,000 and $30,000 for the six months ending March 31, 2007 and 2006, respectively.  Estimated intangible asset amortization expense (based on existing intangible assets) for the years ending September 30, 2007, 2008, 2009, 2010, 2011 and 2012 is $263,000, $361,000, $356,000, $335,000, $324,000 and $324,000, respectively.  The change in the balance of goodwill is the result of the purchase of ReStaff.

5.	Net Assets

On November 26, 2006 Accountabilities, Inc., completed the private placement of 1,000,000 shares of common stock to an independent third party in exchange for $200,000 in cash and a non-interest bearing note with a principal amount of $200,000.  The note was subsequently collected in December 2006.  The funds received from the stock sale are to be used to fund the operations of SWSB.

In February 2007 Accountabilities, Inc. issued a Private Placement Memorandum (“PPM”) offering to sell up to $3,000,000 of convertible exchangeable notes bearing 8% annual interest (“notes”) and warrants to purchase up to 799,800 shares of common stock, with the proceeds to used in the operations of SWSB.  The notes are convertible into restricted common shares of Accountabilities, Inc. at a price of 75% of the average closing price of Accountabilities, Inc.’s common stock over the preceding five days prior to the election to convert, subject to a minimum conversion price of $.40 per share.  Each warrant is exercisable for one share of Accountabilities, Inc. common stock at an exercise price of $.75 per share at any time prior to the two year anniversary date of its issuance.  Additionally, in the event Accountabilities, Inc. sells all or substantially all of its assets to another corporation, the notes are exchangeable for substantially similar notes of the acquiring corporation, or, if the acquiring corporation is not publicly traded, the holder of the note may redeem the note for an amount equal to 106% of the then outstanding principal amount plus all unpaid outstanding interest accrued.  Through March 31, 2007 $200,000 in net proceeds pursuant to the PPM have been received.  All investors elected to immediately convert the notes into share of restricted common stock, and consequently 439,729 restricted common shares, and 55,986 warrants, have been issued and are outstanding.  Due to the immediate election to convert, the transactions have been accounted for as a sale of common stock in the accompanying financial statements.

As discussed further in Note 3 above, net assets was increased by $119,000 representing the allocated relative fair value of the common stock issued to the lender in conjunction with the $950,000 loan received to finance portions of the purchase price of ReStaff.

6.	Receivable Sale Agreement

On March 1, 2007, Accountabilities, Inc. entered into a new receivable sale agreement with a new financial institution, and terminated its former agreement.Under the terms of the new agreement the maximum amount of trade receivables that can be sold is $8,000,000.  As collections reduce previously sold receivables, SWSB may replenish these with new receivables.  Net discounts per the agreement are represented by an interest charge at an annual rate of prime plus 1.5% (“Discount Rate”) applied against outstanding uncollected receivables sold.  The risk SWSB bears from bad debt losses on trade receivables sold is retained by SWSB, and receivables sold may not include amounts over 90 days past due.  The agreement is subject to a minimum discount computed as minimum sales per month of $3,000,000 multiplied by the then effective Discount Rate, and a termination fee applies of 3% of the maximum facility in year one of the agreement, 2% in year two, and 1% thereafter.  In addition, an overadvance of $500,000 was received, is secured by outstanding receivables, and is due within one year.

7.	Stock Based Compensation

During the second quarter of 2007 Accountabilities, Inc. issued 585,000 shares of restricted common stock to SWSB employees.  Expense for restricted stock issuances is recognized over the vesting period, which is generally three to five years.  Compensation expense recognized during the first quarter and second quarter of 2007 was $0 and $4,000, respectively.  The total income tax benefit recognized during the first quarter and second quarter of 2007 was $0 and $2,000, respectively.  A summary of the status of nonvested shares as of March 31, 2007 and changes during six month period ended March 31, 2007 is presented below:

Nonvested Shares	Shares	Weighted-Average Grant-Date Fair Value

Nonvested at October 1, 2007	-	$-
Granted	585,000	.22
Vested	-	-
Forfeited	-	-
Nonvested at March 31, 2007	585,000	$.22

As of March 31, 2007 there was $129,000 of total unrecognized compensation cost related to nonvested restricted common stock grants.  That cost is expected to be recognized over a weighted-average period of 4.7 years.

8.	Supplemental Disclosure of Cash Flow Information

Non-cash investing and financing activities:

	Six Months Ended
	March 31,
	2007	2006
Cash paid for interest	$374,000	$67,000
Non-cash investing and financing activities:
ReStaff Acquisition:
Issuance of restricted stock	$113,000	$-
US Temps Acquisition:
Issuance of restricted stock	$-	$85,000
EXP Acquisiton
Issuance of restricted stock	$-	$45,000

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

In July 2007, Accountabilities, Inc. and Hyperion Energy, Inc. (“Hyperion") entered into an Asset Purchase Agreement, whereby Hyperion agreed to purchase the Staffing and Workforce Solutions Business of Accountabilities, Inc. (“SWSB”) in exchange for a number of shares of Hyperion common stock equal to the number of shares of Accountabilities, Inc. common stock outstanding at the time of closing.  In addition, Accountabilities, Inc. will pay the sole shareholder of Hyperion a total of $12,500 in exchange for his agreement to surrender all of his shares of Hyperion common stock for cancellation at the time of closing.  As a result of these transactions, the shares of Hyperion common stock issued to Accountabilities, Inc. will represent 100% of Hyperion’s outstanding common stock.

The Hyperion shares will be registered with the Securities and Exchange Commission under a Form S-4 Registration Statement for distribution on a pro rata basis to Accountabilities, Inc.’s shareholders upon the closing of the acquisition transaction.  Due to the resulting 100% ownership by Accountabilities, Inc.’s shareholders, the transaction will be accounted for as a reverse acquisition and recapitalization in which SWSB will be treated as the acquirer.

Additionally, as mentioned in the notes to the historical financial statements of SWSB, included elsewhere in this document, SWSB’s historical financial statements have been prepared to reflect only the purchased SWSB operations utilizing certain “carve-out” accounting procedures wherein certain assets, liabilities and expenses historically recorded or incurred at the Accountabilities, Inc. level, which related to or were incurred on behalf of SWSB, have been identified and allocated as appropriate to reflect the financial results of SWSB as if it were a stand alone entity since the Date of Inception.

The following unaudited pro forma condensed combined financial statements have been prepared to give effect to the proposed acquisition by Hyperion of SWSB.  These unaudited pro forma condensed combined financial statements are derived from the historical financial statements of Hyperion and SWSB, which are included elsewhere in this document.  These historical financial statements have been adjusted as described in the notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet has been prepared assuming the acquisition of SWSB occurred on March 31, 2007.  The unaudited pro forma condensed combined statement of operations for the twelve months ended December 31, 2006, and for the three months ended March 31, 2007, have been prepared assuming the acquisition of SWSB occurred on January 1, 2006.

The unaudited pro forma condensed combined financial statements are for informational purposes only and are not intended to represent or be indicative of the consolidated results of operations or financial position that would have been reported had the acquisition of SWSB been completed as of the dates presented. No effect has been given in these pro forma financial statements for synergistic benefits that may be realized through the combination of the two companies or costs that may be incurred in integrating their operations. The unaudited pro forma condensed combined financial statements should not be considered representative of future consolidated results of operations or financial position nor should our historical results of operations be indicative of our expected future results of operations.

Unaudited Pro forma Condensed Combined Balance Sheet
March 31, 2007

	Hyperion Historical	SWSB Historical	Pro Forma Adjustments		Pro Forma Combined

ASSETS
Current assets
Cash	$-	$181,000	$-		$181,000
Accounts receivable - less allowance for doubtful Accounts		338,000			338,000
Due from financial institution		139,000			139,000
Unbilled receivables		975,000			975,000
Prepaid expenses		352,000			352,000
Current deferred tax asset, net		56,000			56,000
Due from related party		43,000			43,000
Total current assets	-	2,084,000	-		2,084,000

Property and equipment, net		157,000			157,000
Other assets		34,000			34,000
Deferred tax asset		2,000			2,000
Intangible assets, net		2,203,000			2,203,000
Goodwill		4,506,000			4,506,000

Total assets	$-	$8,986,000	$-		$8,986,000
LIABILITIES AND NET ASSETS
Current liabilities
Accounts payable and accrued liabilities	$-	$563,000	$-		$563,000
Accrued wages and related obligations		1,196,000			1,196,000
Current portion of long-term debt		540,000			540,000
Current portion of related party long-term debt		1,378,000			1,378,000
Income taxes payable		-			-
Due to related party		348,000			348,000
Due to Accountabilities, Inc.		45,000			45,000
Total current liabilities	-	4,070,000	-		4,070,000

Long term debt, net of current portion		540,000			540,000
Related party long-term debt, net of current portion		2,868,000			2,868,000
Acquisition related contingent liability		317,000			317,000
Deferred tax liability		8,000			8,000
Total liabilities	-	7,803,000	-		7,803,000

Commitments and contingencies

Stockholders' Equity/Net Assets
Preferred stock	-	-	-		-
Common stock	1,390	-	16,223	(1)	17,613
Additional paid-in capital	-	-	(16,223	)(1)	1,242,387
			1,260,000	(2)
			(1,390	)(3)
Invested capital	-	1,260,000	(1,260,000	)(2)	-
Accumulated deficit	(1,390)	(77,000)	1,390	(3)	(77,000)
Total net assets	-	1,183,000	-		1,183,000

Total liabilities and net assets	$-	$8,986,000	$-		$8,986,000

See accompanying notes to unaudited pro forma condensed combined financial statements.

Unaudited Pro forma Condensed Combined Statement of Operations
For the Three Months Ended March 31, 2007

	Hyperion Historical	SWSB Historical	Pro Forma Adjustments		Pro Forma Combined

Revenue	$-	$12,560,000	$-		$12,560,000

Direct cost of services		10,446,000			10,446,000

Gross profit	-	2,114,000	-		2,114,000

Selling, general and administrative expenses		1,973,000			1,973,000
Depreciation and amortization		65,000			65,000

Income from operations	-	76,000	-		76,000

Interest expense		182,000			182,000

Loss before benefit of income taxes	-	(106,000)	-		(106,000)

Benefit of income taxes		(42,000)			(42,000)

Net loss	$-	$(64,000)	$-		$(64,000)

Net loss per common share		(a)
Basic	$-				$(0.00)

Weighted average common shares outstanding		(a)
Basic	1,390,000		16,223,325	(1)	17,613,325

(a)
SWSB is not a separate legal entity and utilizes certain "carve-out" accounting procedures.  Therefore share and per share data is not applicable and is not presented.  Please refer to Note 1. of SWSB's September 30, 2006 financial statements included elsewhere in this document.

See accompanying notes to unaudited pro forma condensed combined financial statements.

Unaudited Pro forma Condensed Combined Statement of Operations
For the Twelve Months Ended December 31, 2006

	Hyperion Historical		SWSB Historical	Pro Forma Adjustments		Pro Forma Combined

Revenue		$-	$43,239,000	$-		$43,239,000

Direct cost of services			36,440,000			36,440,000

Gross profit		-	6,799,000	-		6,799,000

Selling, general and administrative expenses			5,900,000			5,900,000
Depreciation and amortization			152,000			152,000

Income from operations		-	747,000	-		747,000

Interest expense			691,000			691,000

Income before provision for income taxes		-	56,000	-		56,000

Provision for income taxes			21,000			21,000

Net income	$		$35,000	$-		$35,000

Net income per common share			(a)
Basic	$					$-
Diluted	$					$-

Weighted average common shares outstanding			(a)
Basic		1,390,000		16,223,325	(1)	17,613,325
Diluted		1,390,000		16,223,325	(1)	17,613,325

(a)
SWSB is not a separate legal entity and utilizes certain "carve-out" accounting procedures.  Therefore share and per share data is not applicable and is not presented.  Please refer to Note 1. of SWSB's September 30, 2006 financial statements included elsewhere in this document.

See accompanying notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS

The following adjustments represent the pro forma adjustments giving effect to the arrangement as if it had occurred at March 31, 2007 with respect to the unaudited pro forma condensed combined balance sheets and January 1, 2006 with respect to the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2006 and for the quarter ended March 31, 2007.

Footnotes to Pro Forma Condensed Combined Balance Sheet

1.
To record the estimated common shares necessary to arrive at the total outstanding shares to be issued by Hyperion in accordance with the Asset Purchase Agreement, which will equal the number of Accountabilities, Inc. common shares outstanding at the closing of the reverse acquisition and consequential recapitalization.

2.	To record the balance of SWSB's Invested capital as Additional paid-in capital upon the closing of the reverse acquisition and consequential recapitalization.

3.	To record the balance of Hyperion's Accumulated deficit as Additional paid-in capital upon the closing of the reverse acquisition and consequential recapitalization.

Footnotes to Pro Forma Condensed Combined Statement of Income

1.
To record the estimated common shares necessary to arrive at the total outstanding shares to be issued by Hyperion in accordance with the Asset Purchase Agreement, which will equal the number of Accountabilities, Inc. common shares outstanding at the closing of the reverse acquisition and consequential recapitalization.

Annex A

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement ("Agreement") is made as of the 26th day of July, 2007, by and between Hyperion Energy, Inc. a Colorado corporation ("Hyperion") maintaining a business address of P.O. Box 152112, San Diego, California 92195, Walter Reed, an individual maintaining a business address at P.O. Box 152112, San Diego, California 92195 (the “Stockholder”) and Accountabilities, Inc., a Delaware corporation ("AI") with its principal business offices located at 500 Craig Road, Suite 201, Manalapan, New Jersey 07726.

WHEREAS, AI is in the business of providing (i) professional staffing services, primarily to CPA firms and (ii) information technology/scientific staffing services and workforce solutions to various businesses (collectively, the “Business”);

WHEREAS, the Stockholder owns all of the outstanding shares of the common stock of Hyperion;

WHEREAS, Hyperion desires to purchase from AI, and AI desires to sell to Hyperion substantially all of the properties, rights and assets used by AI in conducting the Business, all upon and subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.           Purchase and Sale and Delivery of the AI Assets.

1.1.           Purchase and Sale of the AI Assets.

(a)           AI Assets.  Subject to and upon the terms and conditions of this Agreement and excluding the assets retained by AI as set forth in Section 1.1(b) herein, AI shall sell, transfer, convey, assign and deliver, to Hyperion, and Hyperion shall purchase from AI, all of the properties, rights and assets, of every kind and nature, real, personal or mixed, tangible or intangible, wherever located, which are owned, leased, licensed or used by AI in the conduct of the Business and which exist on the “Closing Date” (as defined in Section 1.5 below) (collectively, the "AI Assets"), including, without limitation, the following assets:

(i)         all office supplies and similar materials (the "Supplies");

(ii)         all contracts, agreements, leases, arrangements and/or commitments of any kind, whether oral or written, relating to the AI Assets (the "AI Contracts");

(iii)        all customer lists, files, records and documents (including credit information) relating to customers and vendors of the Business and all other business, financial and employee books, records, files, documents, reports and correspondence relating to the Business (collectively, the "Records");

(iv)        all rights of AI, if any, under express or implied warranties from the suppliers of AI in connection with the AI Assets;

(v)         all furnishings, furniture, fixtures, tools, machinery, equipment and leasehold improvements owned by AI and related to the AI Assets, whether or not reflected as capital assets in the accounting records of AI (collectively, the "Fixed Assets");

(vi)        all patents, trademarks, tradenames, service marks, copyrights and applications therefore which are owned by AI and related to the AI Assets and/or the operation of the Business;

(vii)       all computers, computer programs, computer databases, hardware and software owned or licensed by AI and used in connection with the AI Assets and/or the operation of the Business;

(viii)      all municipal, state and federal franchises, licenses, authorizations and permits of AI which are necessary to operate or are related to the AI Assets;

(ix)         all prepaid charges, deposits, sums and fees of AI relating to the AI Assets or arising out of the operation of the Business;

(x)          all claims and rights of AI related to or arising from the AI Assets or arising out of the operation of the Business;

(xi)         all cash and cash equivalents;

(xii)        accounts receivable and rights to payment related to or arising out of the conduct of the Business;

(xiii)       all of the goodwill of the Business; and

(xiv)       all other assets and properties of any nature whatsoever held by AI either directly or indirectly, and used in, allocated to, or required for the conduct of the Business.

(b)           Retained Assets.  Notwithstanding anything to the contrary set forth in this Agreement, the following assets of AI (the “Retained Assets”) are not included in the sale of AI Assets contemplated hereby: (i) the Purchase Price (as hereinafter defined) and the other rights of AI under or relating to this Agreement, (ii) the corporate minute books, stock records, qualification to conduct business as a foreign corporation, and other documents relating to the formation, maintenance or existence as a corporation of AI, except that AI agrees that it will provide copies of any such document from the corporate minute books as reasonably requested by Hyperion which Hyperion believes are necessary for the use and operation of the AI Assets and the conduct of the Business after the Closing Date, and (iii) any and all properties, rights and assets used in the conduct of AI’s payroll debit card business or any business conducted prior to June 2005.

1.2.           Purchase Price.  The purchase price for the AI Assets (the "Purchase Price") shall be a number of shares (the “Shares”) of Hyperion’s common stock, $0.001 par value (the “Hyperion Common Stock”) that is equal to the number of shares of the common stock of AI issued and outstanding at the time of the Closing.  The Parties hereto intend that the Shares to be issued to AI shall represent one hundred percent (100%) of Hyperion’s outstanding Common Stock after the completion of this transaction, including the Share Cancellation (as defined below).

1.3.           Assumption of Liabilities.

(a)           Assumed Liabilities.  Effective as of the Effective Date, Hyperion agrees to assume and to pay, perform and discharge all liabilities and obligations of AI, except the liabilities and obligations described in Section 1.3(b) below.  The liabilities and obligations assumed by Hyperion will include, but not be limited to (i) the fees and expenses of AI’s counsel, accountants and other experts and all other expenses incurred by AI incident to the negotiation, preparation and execution of this Agreement and any agreement entered into in connection herewith and the performance by AI of its obligations hereunder or thereunder, (ii) arising under AI Contracts on and after the Closing Date and with respect to the use and operation of the AI Assets by Hyperion after the Closing Date and (iii) the obligation to issue shares of Hyperion Common Stock in accordance with the terms of any options, warrants or convertible securities (the “Assumed Liabilities”).

(b)           Liabilities Retained by AI.  Hyperion shall not assume, be liable for or pay, and none of the AI Assets shall be subject to, and AI shall retain, be unconditionally liable for and pay, any liability or obligation (whether known or unknown, matured or unmatured, stated or unstated, recorded or unrecorded, fixed or contingent, currently existing or hereafter arising) of AI, under or in connection with the Retained Assets.

1.4.           Share Cancellation.  The Stockholder agrees that at the Closing, Stockholder shall surrender for cancellation all of the shares of Hyperion Common Stock (the “Hyperion Shares”) owned by him (the “Share Cancellation”) in consideration of a Twelve- Thousand Five Hundred Dollar ($12,500) payment (the “Share Payment”) which shall be shall be paid to the Stockholder on the tenth (10th) day following the date of the execution of this Agreement provided that during such ten (10) day period (i) no action, suit or proceeding or threat to bring any action, suit or proceeding has been made by any third party challenging or seeking to restrain, prohibit or obtain damages as a result of or in connection with the transactions that are the subject of this Agreement and (ii) no claim has been made by a third party alleging an ownership interest in or a right to acquire the Hyperion Shares.  If the Share Payment is not made to Shareholder by reason of a matter set forth in clause (i) or (ii) above, the Share Payment shall be made at Closing.  Pending the Closing, the certificate(s) representing the Hyperion Shares (together with stock power(s) duly executed in blank) shall be held in escrow by AI’s counsel and shall be released to (x) Hyperion at the Closing and (y) to Shareholder in the event of a termination of this Agreement.  In the event that this Agreement is terminated for any reason other than the breach by AI, the Stockholder shall return any payments made pursuant to this Section 1.4 to AI within five (5) business days of such termination.

1.5.           Closing.  The closing (the “Closing”) of the transactions contemplated by this Agreement shall take place at the offices of AI in Manalapan, New Jersey, within five (5) days after the date when each of the conditions set forth in Section 6 shall have been fulfilled (or waived by the party entitled to waive such condition) or such other time or date or such other location as the parties may mutually agree (the "Closing Date").

2.           Representations and Warranties of AI.  Except as set forth in the corresponding sections or subsections of the AI Disclosure Schedule annexed hereto as Appendix I (the "AI

Disclosure Schedule"; sometimes referred to herein as a "Disclosure Schedule"), AI hereby represents and warrants to Hyperion, that:

2.1.           Organization, Good Standing and Qualification.  Each of AI and its Subsidiaries (as defined below) is a corporation duly organized, validly existing as a corporation and in good standing under the laws of its respective jurisdiction of incorporation.  AI and each of its Subsidiaries has all requisite power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing is not, when taken together with all other such failures, reasonably likely to have a material adverse effect on its business, financial condition, operating results or prospects (a “Material Adverse Effect”).  AI has made available to Hyperion a complete and correct copy of its certificate of incorporation and by-laws (the "Organizational Documents"), each as amended to date.  Such Organizational Documents as so made available are in full force and effect.

As used in this Agreement, (i) the term "Subsidiary" means any entity, whether incorporated or unincorporated, of which at least fifty percent of the securities or ownership interests having by their terms ordinary voting power to elect at least fifty percent of the board of directors or other persons performing similar functions is directly or indirectly owned by such party or by one or more of its respective Subsidiaries or by such party and any one or more of its respective Subsidiaries, (ii) reference to "the other party" means, with respect to AI, Hyperion and Stockholder and means with respect to Hyperion and Stockholder, AI, and (iii) the term "Person" means an association, corporation, estate, general partnership, governmental entity (or any agency, department or political subdivision thereof), individual, joint stock company, joint venture, limited liability company, limited partnership, trust, or any other organization or entity.

2.2.           Capital Structure.  The authorized capital stock of AI consists of 95,000,000 shares of Common Stock, $.0001 par value (the “AI Common Stock”) of which 17,588,325 shares were issued and outstanding and no shares were held in treasury as of the date of this Agreement and 5,000,000 shares of Preferred Stock, $.0001 par value, of which no shares were outstanding as of the date of this Agreement.  All of the outstanding shares of AI Common Stock have been duly authorized and are validly issued, fully paid and nonassessable.  AI has no shares reserved for issuance.  Except as set forth in Section 2.2 of the AI Disclosure Schedule, AI has no shares of AI Common Stock or Preferred Stock reserved for issuance and there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or sell any shares of capital stock or other securities of AI or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of AI, and no securities or obligations evidencing such rights are authorized, issued or outstanding.  AI does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with its stockholders on any matter ("Voting Debt").

2.3.           Corporate Authority; Approval.  AI has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, subject only to approval of this Agreement by the holders of a majority of the outstanding shares of AI Common Stock (the "AI Requisite Vote").  This Agreement is a valid and binding agreement of AI enforceable against AI in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception").  The Board of Directors of AI has unanimously approved this Agreement and the sale of the AI Assets and the other transactions contemplated hereby.

2.4.           Governmental Filings; No Violations.

(a)           Other than the filings and/or notices (i) described in Section 4.19 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or the filing of a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), (ii) to comply with state securities or "blue-sky" laws, (such filings and/or notices of AI being the "AI Governmental Consents"), no notices, reports or other filings are required to be made by it with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by it from, any governmental or regulatory authority, court, agency, commission, body or other governmental entity ("Governmental Entity"), in connection with the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it or prevent, materially delay or materially impair its ability to consummate the transactions contemplated by this Agreement.

(b)           The execution, delivery and performance of this Agreement by AI does not, and the consummation by it of the transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, its Organizational Documents or the Organizational Documents governing any of its Subsidiaries, (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on its assets or the assets of any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation ("Contracts") binding upon it or any of its Subsidiaries or any law, statute, ordinance, regulation,, decree or order (“Laws”) or governmental or non-governmental permit or license to which it or any of its Subsidiaries is subject or (C) any change in the rights or obligations of any party under any of its Contracts, except, in the case of clause (B) or (C) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on it or prevent, materially delay or materially impair its ability to consummate the transactions contemplated by this Agreement.  Section 2.4(b) of its Disclosure Schedule sets forth a correct and complete list of its Contracts and Contracts of its Subsidiaries pursuant to which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement other than those where the failure to obtain such consents or waivers is not reasonably likely to have a Material Adverse Effect on it or prevent or materially impair its ability to consummate the transactions contemplated by this Agreement.

2.5.           Broker and Finders.  Neither it nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the transactions contemplated by this Agreement.

3.           Representations and Warranties of Hyperion and Stockholder.  Except as set forth in the corresponding sections or subsections of the Hyperion Disclosure Schedule annexed hereto as Appendix II (the "Hyperion Disclosure Schedule"), as the case may be, Hyperion and Stockholder, jointly and severally, hereby represent and warrant to AI, that:

3.1.           Organization, Good Standing and Qualification.  Hyperion is a corporation is duly organized, validly existing as a corporation and in good standing under the laws of the State of Colorado has all requisite power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification.  Hyperion has made available to AI a complete and correct copy of its Organizational Documents, each as amended to date.  Such Organizational Documents as so made available are in full force and effect.

3.2.           Capital Structure.  The authorized capital stock of Hyperion consists of (a) 100,000,000 shares of Hyperion Common Stock, of which 1,390,000 shares were issued and outstanding and no shares were held in treasury as of the date of this Agreement and (b) 20,000,000 shares of Preferred Stock, par value $.001 per share (“Hyperion Preferred Stock”), of which no shares are issued and outstanding on the date hereof.  All of the outstanding shares of Hyperion Common Stock have been duly authorized and are validly issued, fully paid and nonassessable.  Hyperion has no shares of Hyperion Common Stock or Hyperion Preferred Stock reserved for issuance and there are no preemptive or other outstanding rights, options, warrants, conversion  rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or to sell any shares of capital stock or other securities of Hyperion or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of Hyperion, and no securities or obligation evidencing such rights are authorized, issued or outstanding.  Hyperion does not have outstanding any Voting Debt.

3.3.           Corporate Authority; Approval.  Hyperion each has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement.  This Agreement is a valid and binding agreement of Hyperion, enforceable against Hyperion in accordance with its terms, subject to the Bankruptcy and Equity Exception.  The Shares of Hyperion Common Stock, when issued pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and no stockholder of Hyperion will have any preemptive right of subscription or purchase in respect thereof.  The Board of Directors of Hyperion and the Stockholder have unanimously approved this Agreement, the acquisition of the AI Assets, the issuance of the shares and the other transactions contemplated hereby.  The Shares of Hyperion Common Stock issued to AI pursuant to this Agreement shall represent approximately 100.00% of the outstanding shares of Hyperion Common Stock outstanding immediately after the Closing.

3.4.           Governmental Filings; No Violations.

(a)           Other than (i) the filings and/or notices under the Exchange Act or the filing of a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), (ii) to comply with state securities or "blue-sky" laws, (such filings and/or notices of Hyperion being the "Hyperion Governmental Consents", no notices, reports or other filings are required to be made by Hyperion with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Hyperion from, any Governmental Entity, in connection with the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it or prevent, materially delay or materially impair its ability to consummate the transactions contemplated by this Agreement.

(b)           The execution, delivery and performance of this Agreement by Hyperion does not, and the consummation by it of the transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, its Organizational Documents, (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on its assets (with or without notice, lapse of time or both) pursuant to, any contract binding upon it or any Law  or governmental or non-governmental permit or license to which it is subject or (C) any change in the rights or obligations of any party under any of its Contracts.

3.5.           Absence of Certain Changes.  Except as expressly contemplated by this Agreement or set forth in Section 3.5 of the Hyperion Disclosure Schedule, since February 28, 2007, there has not been (i) any change in the financial condition, properties, prospects, business or results of operations of Hyperion, except those changes that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it; or (ii) any change by it in accounting principles, practices or methods.

3.6.           Litigation and Liabilities.  There are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to its knowledge, threatened against Hyperion or any of its Affiliates (which term, as used in this Agreement, shall be as defined in Rule 12b-2 under the Exchange Act) or (ii) obligations or liabilities, whether or not accrued, contingent or otherwise, including those relating to matters involving any Environmental Law, or any other facts or circumstances, that are reasonably likely to result in any claims against or obligations or liabilities of it or any of its Affiliates.

3.7.           Taxes.  Hyperion has prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all Tax Returns as defined below required to be filed by it and all such filed tax returns are complete and accurate in all material respects and: (i) it has paid all Taxes (as defined below) that are shown as due on such filed Tax Returns or that it is obligated to withhold from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith; (ii) as of the date hereof, there are not pending or, to its knowledge of its executive officers threatened, any audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters; and (iii) there are not, to its knowledge, any unresolved questions or claims concerning its Tax liability.  Hyperion has no liability with respect to Taxes.  As used in this Agreement, (i) the term "Tax" (including, with correlative meaning, the terms "Taxes", and "Taxable") includes all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment,  unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest with respect to such penalties and additions, and (ii) the term "Tax Return" includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes

3.8.           Broker and Finders.  Neither Hyperion nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the transactions contemplated by this Agreement.

3.9.           SEC Reporting and Compliance.

(a)           Hyperion filed a registration statement on Form 10SB under the Exchange Act which became effective on May 15, 2007.  Since that date, Hyperion has timely filed with the Commission all registration statements, proxy statements, information statements and reports required to be filed pursuant to the Exchange Act.

(b)           Hyperion has delivered to AI true and complete copies of all registration statements, information statements and other reports and filings (collectively, the “SEC Documents”) filed by Hyperion with the Commission.  None of the SEC Documents, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein not misleading.

(c)           Hyperion has not filed, and nothing has occurred with respect to which Hyperion would be required to file, any report on Form 8-K since May 15, 2007.  Prior to and until the Closing, Hyperion will provide to AI copies of any and all amendments or supplements to the SEC Documents filed with the Commission and all subsequent registration statements and reports filed by Hyperion subsequent to the filing of the SEC Documents with the Commission and any and all subsequent information statements, proxy statements, reports or notices filed by the Hyperion with the Commission or delivered to the stockholders of Hyperion.

(d)           Hyperion is not an investment company within the meaning of Section 3 of the Investment Company Act.

(e)           All of the outstanding shares of Hyperion Common Stock are “restricted securities,” as defined under Rule 144 of the Securities Act, and all of such shares were issued in private transactions not involving a public offering. Hyperion is in compliance in all material respects with Rule 144 applicable to it and the Hyperion Common Stock.

(f)           Hyperion is a “blank check company” subject to the requirements of Rule 419 of the Securities Act.  Hyperion is in compliance in all material respects with Rule 419 applicable to it and the Hyperion Stock.

(g)           Hyperion is also a “shell company” under Rule 12b-2 of the Securities Act because it has no assets (other than cash) and no operations.

(h)           Between the date hereof and the Closing Date, Hyperion shall continue to timely satisfy the filing requirements of the Exchange Act and all other requirements of applicable securities laws, including Rule 144 and Rule 419.

(i)           Hyperion has otherwise complied with the Securities Act, Exchange Act and all other applicable federal and state securities laws.

3.10.        Financial Statements.  The balance sheets, and statements of income, changes in financial position and stockholders’ equity contained in the SEC Documents (the “Hyperion Financial Statements”) (i) have been prepared in accordance with GAAP applied on a basis consistent with prior periods (and, in the case of unaudited financial information, on a basis consistent with year-end audits), (ii) are in accordance with the books and records of Hyperion, and (iii) present fairly in all material respects the financial condition of Hyperion at the dates therein specified and the results of its operations and changes in financial position for the periods therein specified.  The financial statements included on Form 10-SB for the period from inception, February 16, 2007, through February 28, 2007, are as audited by, and include the related opinions of Rotenberg & Co., LLP, Hyperion’s independent certified public accountants.

3.11.        Compliance with Laws.  The business of Hyperion has not been and is not being, conducted in violation of any Laws.  No investigation or review by any Governmental Entity with respect to it is pending or, to the knowledge of its executive officers, threatened, nor has any Governmental Entity indicated an intention to conduct the same.  To the knowledge of its executive officers, no material change is required in its processes, properties or procedures in connection with any such Laws, and it has not received any notice or communication of any material noncompliance with an y such Laws that has not been cured as of the date hereof.  Hyperion has all Permits necessary to conduct its business as presently conducted.

3.12.        Absence of Undisclosed Liabilities.  Hyperion does not have any material obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due), arising out of any transaction entered into at or prior to the Closing, except (a) as disclosed in the SEC Documents, (b) to the extent set forth on or reserved against in the balance sheet of Hyperion as of February 28, 2007 (the “Hyperion Balance Sheet”) or the Notes to the Hyperion Financial Statements, (c) current liabilities incurred and obligations under agreements entered into in the usual and ordinary course of business since February 28, 2007 (the “Hyperion Balance Sheet Date”), none of which (individually or in the aggregate) materially and adversely affects the condition (financial or otherwise), properties, assets, liabilities, business operations, results of operations or prospects of Hyperion, taken as a whole (the "Condition of Hyperion"), and (d) by the specific terms of any written agreement, document or arrangement attached as an exhibit to the SEC Documents.

3.13.        Absence of Assets, Business, etc.  Hyperion has not conducted any business activities other than those incident to its formation, the filing of the Form 10SB and the execution and delivery of this Agreement and Hyperion, other than as set forth in Section 3.13 of the Hyperion Disclosure Schedule:

(a)           does not have any Subsidiaries;

(b)           is not a party to any written or oral Contracts;

(c)           owns no real or personal property or other assets;

(d)	does not have and has never had any employees or adopted or maintained any Employee Benefit Plans.

3.14.        Stockholder Matters.  Stockholder has good and marketable title to the Hyperion Shares free and clear of any lien, claim, charge or encumbrance.  Stockholder has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder.  The execution, delivery and performance of this Agreement by Stockholder will not violate, conflict with or result in the breach of the terms of any other agreement, instrument, judgment, order or decree to which Stockholder is a party or may be subject.

4.           Closing Deliveries.

         4.1.           By AI with respect to Sale of AI Assets.  AI shall deliver to Hyperion at the Closing each of the following documents:

(a)           a Bill of Sale in the form attached hereto as Exhibit A, duly executed by AI;

(b)           an Assignment and Assumption of Contracts and Liabilities executed by AI evidencing AI's assignment and Hyperion's assumption of the Assumed Liabilities contemplated by Section 1.3 hereof in the form attached hereto as Exhibit B (the "Assignment and Assumption Agreement");

(c)           cross receipt executed by AI, in the form of Exhibit C ("Cross Receipt");

(d)           a certificate executed by the President of AI that all representations and warranties made herein by AI are true and correct and that all terms, conditions and provisions of this Agreement have been performed and complied with at the time of Closing;

(e)           a certificate from the secretary of AI attesting to the accuracy of resolutions to be attached thereto approved by the Board of Directors of AI authorizing the sale of the AI Assets and providing incumbency information for the individual signing this Agreement on behalf of AI;

(f)           such certificates or other documents as may be reasonably requested by Hyperion, including, without limitation, certificates of legal existence, good standing and certified charter documents from the Secretary of State of Delaware, and certificates of the Chief Executive Officer of AI with respect to minutes, resolutions, by-laws and any other relevant matters concerning AI in connection with the transactions contemplated by this Agreement.

4.2.           By Hyperion with respect to Purchase of AI Assets.  Hyperion shall deliver to AI at the Closing each of the following documents:

(a)           a certificate representing the Shares;

(b)           the Assignment and Assumption Agreement (Exhibit B), executed by Hyperion;

(c)           the Cross Receipt (Exhibit C), executed by Hyperion;

(d)           a certificate executed by the President of Hyperion  that all representations and warranties made herein are true and correct and that all terms, conditions and provisions of this Agreement have been performed and complied with at the time of Closing; and

(e)           a certificate of the secretary of Hyperion attesting to the accuracy of the resolutions to be attached thereto approved by the Board of Directors of Hyperion approving the purchase of the AI Assets and providing incumbency information for the individual signing this Agreement on behalf of Hyperion.

(f)           such certificates or other documents as may be reasonably requested by AI, including, without limitation, certificates of legal existence, good standing and certified charter documents from the Secretary of State of Colorado, and certificates of an officer of Hyperion with respect to directors’ resolutions, by-laws and other matters.

4.3.           By Stockholder with respect to Share Cancellation.  Stockholder shall deliver to Hyperion at the Closing for cancellation a certificate representing 1,390,000 shares of Hyperion Common Stock duly endorsed for transfer or accompanied by a stock power duly executed in black.

4.4.           By AI with respect to Share Cancellation.  AI shall deliver to Stockholder by wire transfer at the Closing a cash payment in the amount of Twenty-Five Thousand Dollars ($25,000).

5.           Covenants.  Except as expressly contemplated or permitted by this Agreement, or to the extent that AI shall otherwise consent in writing, during the period from the date of this Agreement and continuing until the Closing, Hyperion agrees that:

5.1.           Ordinary Course.  Hyperion shall conduct no business activities other than as contemplated by the Agreement or required by law.

5.2.           Dividends; Changes in Stock.  Except to the extent contemplated by this Agreement, Hyperion shall not, nor shall it propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock or other outstanding securities or interests, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in replacement of, in lieu of or in substitution for shares of its capital stock, or (iii) repurchase, redeem or otherwise acquire, or permit any Subsidiary to repurchase, redeem or otherwise acquire, any shares of its capital stock.

5.3.           Issuance of Securities.  Hyperion shall not issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any Voting Debt or any securities convertible into, or any rights, warrants, calls, subscriptions or options to acquire, any such shares, Voting Debt or convertible securities.

5.4.           Governing Documents.  Hyperion shall not amend or propose to amend their Organizational Documents.

5.5.           No Acquisitions.  Hyperion shall not acquire or agree to acquire by merging or consolidating with, or by purchasing an equity interest in or portion of the assets of, or by any manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets.

5.6.           Other Actions.  Hyperion shall not take any action that would or is reasonably likely to result in any of its representations and warranties set forth in this Agreement being untrue or in its failure to perform covenants it is obliged to perform hereunder or in any of the conditions to the Closing set forth in Section 6 not being satisfied.

5.7.           Advice of Changes; Filings.  Hyperion shall confer on a regular and frequent basis with AI and promptly advise AI in writing of any change or event having (in either case), or which, insofar as can reasonably be foreseen could have (in either case), a Material Adverse Effect on it (financial or otherwise), prospective results of operations or net worth.  Hyperion shall promptly provide to AI (or its counsel) copies of all filings made by it with any Federal, state or foreign Governmental Entity in connection with this Agreement and the transactions contemplated hereby or which are material to the operation of the business conducted by it.

5.8.           Notice of Untrue Facts.  Hyperion will promptly advise the other party if, at any time before the Proxy Statement/Prospectus (as defined in Section 5.14) is mailed to the stockholders of AI or before the meeting of AI’s stockholders held pursuant to Section 5.14 hereof, the Proxy Statement/Prospectus as the same relates to it, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

5.9.           Consents Without Any Condition.  Hyperion shall not make any agreement or reach any understanding not approved in writing by the other party as a condition for obtaining any consent, authorization, approval, order, license, certificate, or permit required for the consummation of any of the transactions contemplated by this Agreement.

5.10.                      Legal Requirements.  Hyperion will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to the transactions contemplated by this Agreement (which actions shall include, without limitation, furnishing all information required in connection with approvals of or filings with any other Governmental Entity and filing initial notices and obtaining an administrative consent order or otherwise satisfying the requirements of any state or federal environmental laws with respect to properties owned, leased, or operated by it on or before the date of this Agreement and through the Closing Date, to the extent such properties are subject to such laws) and will promptly cooperate with and furnish information to AI in connection with any such requirements imposed upon Hyperion in connection with the transactions contemplated by this Agreement.  It will take all reasonable actions necessary to obtain (and will cooperate with the other party obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by Hyperion in connection with the transactions contemplated by this Agreement or the taking of any action contemplated thereby or by this Agreement.

5.11.                      Access to Information.  Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which Hyperion is subject, Hyperion shall afford to the officers, employees, accountants, counsel and other representatives of AI, access, during normal business hours during the period prior to the Closing, to all of its properties, books, contracts, commitments and records and during such period, it shall furnish promptly to the other (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (b) all other information concerning its business, properties and personnel as AI may reasonably request.

5.12.                      Additional Agreements; Best Efforts.  Hyperion will use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including cooperating fully with AI.  In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement or to vest Hyperion with full title to all properties, assets, rights, approvals, immunities and franchises of the Business, the proper officers and directors of each party to this Agreement shall take all such necessary action.

5.13.        Additional Covenants of Hyperion and Stockholder.  During the period from the date of this Agreement and continuing until the Closing, Hyperion and Stockholder agree that (except as expressly contemplated or permitted by this Agreement or to the extent that AI shall otherwise consent in writing):

(a)           SEC Reports.  Hyperion shall duly and timely file all reports and other documents required to be filed by it with the SEC and will deliver complete and accurate copies thereof to AI at the time of filing.  None of such reports and other documents will contain at the time of filing any untrue statement of a material fact or omit to state any material fact (excluding any such misstatement or omission made in reliance upon information provided by AI) required to be stated therein or necessary to make the statements therein not misleading, and all of such reports shall comply as to form in all material respects with all of the applicable rules and regulations promulgated under the Exchange Act and the Securities Act, as the case may be.

(b)           OTC Bulletin Board Listing.  Hyperion shall take all actions reasonably requested by AI in connection with arranging for the Hyperion Common Stock to be listed on the OTC Bulletin Board.

(c)           Resignation of Directors.  Consistent with applicable law, Hyperion shall procure prior to the Closing Date, the resignation of the Stockholder as sole director of Hyperion and shall cause Hyperion’s Board of Directors, prior to the effectiveness of such resignation and prior to the Closing Date, to elect to the Board of Directors of Hyperion, effective as of the Closing Date, such number of individuals as shall be designated by AI prior to the Closing.

(d)           Discharge of Liabilities.  Prior to the Closing Date, the Stockholder shall satisfy or cause Hyperion to satisfy and discharge all liabilities of Hyperion which would otherwise exist on the Closing Date such that Hyperion will have no liabilities, whether actual or contingent, on the Closing Date.

(e)           Indebtedness.  Hyperion shall not, incur (which shall be deemed to include entering into credit agreements, lines of credit or similar arrangements) any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of it or any of its Subsidiaries or guarantee any debt securities of others.

(f)           Acquisitions of Property.  Hyperion agrees it will not, without the prior written consent of AI, acquire or lease any additional real or personal property, including, without limitation, capital equipment or inventories.

(g)           No Related Transaction.  Hyperion shall not enter into or become a party to any contract, lease, agreement or transaction with any member of its board of directors, any of its officers or management employees or with any business organization owned or controlled by any of them, from the date of the execution of this Agreement to the Closing Date.

5.14.          Registration Statement, Joint Proxy Statement/Prospectus and Related Matters.

(a)           As promptly as practicable after the date of this Agreement, Hyperion and AI shall prepare, and Hyperion shall file with the SEC, a joint proxy statement/prospectus (the “Proxy Statement/Prospectus”) to be sent to the stockholders of AI in connection with the meeting of AI’s stockholders (the “AI Stockholders’ Meeting) to vote on the approval of the sale of the AI Assets hereunder and the other transactions contemplated hereby.  In connection therewith, Hyperion shall prepare and file with the SEC a registration statement on Form S-4 pursuant to which the shares of Hyperion Common Stock to be issued pursuant to this Agreement will be registered with the SEC (the “Registration Statement”), and in which the Proxy Statement/Prospectus will be included as a prospectus.   Hyperion shall use reasonable best efforts to cause the Registration Statement to become effective as soon after filing as practicable.  Hyperion shall make all other necessary filings with respect to this Agreement and the transactions contemplated hereby under the Securities Act of 1933 and the Securities Exchange Act of 1934 and the rules and regulations of the SEC thereunder.

(b)           AI shall take such action as may be necessary to ensure that (i) the information to be supplied by AI for inclusion in the Registration Statement shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading, and (ii) the information supplied by AI for inclusion in the Proxy Statement/Prospectus shall not, on the date the Proxy Statement/Prospectus is first mailed to stockholders of AI or Hyperion, and at the time of the AI’s Stockholders’ Meeting contain any statement that, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any  material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement/Prospectus not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for AI’s Stockholders’ Meeting that has become false or misleading.  If at any time prior to the Closing any event relating to AI or any of its Affiliates, officers or directors should be discovered by AI that should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, AI shall promptly so inform Hyperion.

(c)           Hyperion shall take such action as may be necessary to ensure that (i) the information to be supplied by it for inclusion in the Registration Statement shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading, and (ii) the information supplied by it for inclusion in the Proxy Statement/Prospectus shall not, on the date the Proxy Statement/Prospectus is first mailed to stockholders of AI, and at the time of AI’s Stockholders’ Meeting contain any statement that, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any  material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement/Prospectus not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for AI’s Stockholders’ Meeting that has become false or misleading.  If at any time prior to the Closing any event relating to Hyperion or any of their respective Affiliates, officers or directors should be discovered by Hyperion, as the case may be, that should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, the party discovering same shall promptly so inform AI.

(d)           AI shall each call a meeting of stockholders to be held as promptly as practicable for the purpose of voting on the sale of the AI Assets pursuant to this Agreement and the other transactions contemplated hereby.

6.           Conditions.

6.1.           Conditions to Each Party’s Obligation to Close Transaction.  The respective obligations of each party to effect the Transactions contemplated by this Agreement shall be subject to the satisfaction prior to the Closing Date of the following conditions:

(a)           This Agreement and the transactions contemplated hereby shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of AI Common Stock.

(b)           Hyperion shall have received all state securities or “Blue Sky” permits and other authorizations necessary to issue the Hyperion Common Stock pursuant to this Agreement.

(c)           No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect.

(d)           The Registration Statement shall have become effective under the Securities Act, no stop order suspending the effectiveness of the Registration Statement shall then be in effect, and no proceedings for that purpose shall then be threatened by the SEC or shall have been initiated by the SEC and not concluded or withdrawn.

6.2.           Conditions of Obligations of Hyperion.  The obligations of Hyperion to effect the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions unless, to the extent permitted below, waived by Hyperion:

(a)           The representations and warranties of AI set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement, and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and Hyperion shall have received a certificate signed on behalf of AI by the President and Chief Financial Officer of AI to such effect.

(b)           AI shall have performed in all material respects all obligations, covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date, and Hyperion shall have received a certificate signed on behalf of AI by the president and Chief Financial Officer of AI to such effect.

6.3.           Conditions of Obligations of AI.  The obligation of AI to effect the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions unless waived by AI:

(a)           The representations and warranties of Hyperion and Stockholder set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement and AI shall have received a certificate signed on behalf of Hyperion by the President of Hyperion to such effect.

(b)           Hyperion and Stockholder shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and AI shall have received a certificate signed on behalf of Hyperion by the President of Hyperion to such effect.

(c)           The consents set forth in Section 6.3(c) of the AI Disclosure Schedule shall have been obtained.

(d)           The SEC shall have consented to the use of “carve-out” financial statements in the Registration Statement and in the Report on Form 8-K required to be filed by Hyperion following the Closing.

7.           Post-Closing Agreements.  AI and Hyperion, as the case may be, agree that from and after the Closing Date:

7.1.           Further Assurances and Data.

(a)           At any time and from time to time after the Closing Date, at Hyperion's reasonable request and without further consideration, AI shall execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take such other action, all at Hyperion's sole cost and expense, as Hyperion may reasonably request to more effectively transfer, convey and assign to Hyperion, and to confirm Hyperion's title to, all the AI Assets, to put Hyperion in actual possession and operating control thereof, to assist Hyperion in exercising all rights with respect thereto, and to carry out the purpose and intent of this Agreement.  Immediately after the Closing Date, AI shall, to the extent applicable, authorize the release to Hyperion of all files pertaining to the AI Assets held by any federal, state, county or local authorities, agencies or instrumentalities.  AI and Hyperion will cooperate in communications with suppliers and customers to accomplish the transfer of the AI Assets to Hyperion.

(b)           The parties agree that from and after the Closing Date, as to any monies received that rightfully belong to the other party, they shall remit such monies promptly to the other party.

7.2.           Cooperation in Litigation.  Each party hereto will reasonably cooperate with the other in the defense or prosecution of any litigation or proceeding already instituted or which may be instituted hereafter against or by such party relating to or arising out of the use of the AI Assets prior to the Closing Date (other than litigation arising out of the transactions contemplated by this Agreement).  The party requesting such cooperation shall pay the out-of-pocket expenses (including legal fees and disbursements) of the party providing such cooperation and of its officers, directors, employees, other personnel and agents reasonably incurred in connection with providing such cooperation, but shall not be responsible to reimburse the party providing such cooperation for such party's time spent in such cooperation or the salaries or costs of fringe benefits or similar expenses paid by the party providing such cooperation to its officers, directors, employees, other personnel and agents while assisting in the defense or prosecution of any such litigation or proceeding.

7.3.           Consents.  AI will use its commercially reasonable best efforts to obtain by the Closing Date, consents from each landlord relating to all real property leases identified on Section 2.16 of the AI Disclosure Schedule, consenting to the assumption of each such real property lease by Hyperion, and any other consents required under any Contract or otherwise in connection with the transactions contemplated by this Agreement.  To the extent that any interest in any of the AI Assets is not capable of being assigned, transferred, conveyed or registered without the consent, waiver or authorization of, or registration with, a third person (including, but not limited to, a governmental, regulatory or administrative authority), or if such assignment, transfer, conveyance, registration or attempted assignment, transfer, conveyance or registration would constitute a breach of any AI Asset, or a violation of any law, statute, decree, rule, regulation or other governmental edict or is not immediately practicable, this Agreement shall not constitute an assignment, transfer or conveyance of such interest, or an attempted assignment, transfer or conveyance of such interest (such interests being hereinafter collectively referred to as “Restricted Interests”).  The entire beneficial interest in any AI Assets subject to a restriction as described above, and any other interest in such AI Assets which are transferable notwithstanding such restriction, shall be transferred from AI to Hyperion as provided in Section 1.1(a).  To the extent that any required consents, waivers, authorizations and registrations are not obtained, or until the impracticalities of transfer referred to therein are resolved, AI shall (i) provide to Hyperion, at the request of Hyperion, the benefits of any Restricted Interests, (ii) cooperate in reasonable and lawful arrangements designed to provide such benefits to Hyperion and (iii) enforce, at the request of Hyperion for the account of Hyperion, any rights of AI arising from any Restricted Interests (including the right to elect to terminate in accordance with the terms thereof upon the advice of Hyperion).

8.           Indemnification.  The Stockholder agrees to defend, indemnify and hold harmless AI and its officers, directors, employees, managers, members, agents, advisers and representatives (collectively, the “Indemnitees”) from and against, and pay or reimburse the Indemnitees for, any and all claims, demands, liabilities, obligations, losses, fines, costs, expenses, royalties, litigation, deficiencies or damages (whether absolute, accrued, contingent or otherwise and whether or not resulting from third party claims), including interest and penalties with respect thereto and out-of-pocket expenses and reasonable attorneys’ and accountants’ fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of their respective rights hereunder (collectively, “Losses”, and each individually, a “Loss”), resulting from or arising out of:

(a)           any breach of the Representations and Warranties of Hyperion and/or Stockholder set forth in this Agreement;

(b)           any transaction, liability or obligation, whether absolute or contingent, that occurs or arises out of the business operations or activities of Hyperion on or prior to the Closing Date;

(c)           Any taxes arising out of the operations of Hyperion prior to the Closing Date.

8.1.           Indemnification Procedures.  In the case of any claim asserted by a third party against a party entitled to indemnification under this Agreement (the “Indemnified Party”), notice shall be given by the Indemnified Party to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnified Party shall permit the Indemnifying Party (at the expense of such Indemnifying Party) to assume the defense of any claim or any litigation resulting therefrom, provided, that (i) counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be reasonably satisfactory to the Indemnified Party, and the Indemnified Party may participate in such defense at such Indemnified Party’s expense, and (ii) the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except to the extent that such failure results in a lack of actual notice to the Indemnifying Party and such Indemnifying Party is materially prejudiced as a result of such failure to give notice.  Except with the prior written consent of the Indemnified Party, no Indemnifying Party, in the defense of any such claim or litigation, shall consent to entry of any judgment or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation.  In no event shall a party guilty of fraud or willful misconduct be entitled to indemnity with respect to any matter involving such fraud or willful misconduct.  In the event that the Indemnified Party shall in good faith determine that the Indemnified Party may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Indemnifying Party in respect of such claim or any litigation relating thereto, the Indemnified Party shall have the right at all times to take over and assume control over the defense, settlement, negotiations or litigation relating to any such claim at the sole cost of the Indemnifying Party, provided, that if the Indemnified Party does so take over and assume control, the Indemnified Party shall not settle such claim or litigation without the written consent of the Indemnifying Party, such consent not to be unreasonably withheld.  In the event that the Indemnifying Party does not accept the defense of any matter as above provided, the Indemnified Party shall have the full right to defense against any such claim or demand, and shall be entitled to settle or agree to pay in full such claim or demand, subject to the written consent of the Indemnifying Party such consent not to be unreasonably withheld.  In any event, except to the extent that they have an interest adverse to the other, the parties hereto shall cooperate in the defense of any claim or litigation subject to this Section 8 and the records of each shall be available to the other with respect to such defense.

9.           Transfer and Sales Tax.  Notwithstanding any provisions of law imposing the burden of such taxes on AI or Hyperion, as the case may be, Hyperion shall be responsible for and shall pay (a) all sales, bulk sales, use and transfer taxes, and (b) all governmental charges, if any, upon and due in connection with the sale or transfer of any of the AI Assets hereunder.

10.           Termination.

10.1.        Time of Termination.  This Agreement may be terminated at any time prior to the Closing, whether before or after approval of the matters presented in connection with the transactions contemplated by this Agreement by the stockholders of AI:

(a)           By mutual consent of Hyperion and AI.

(b)           (i) By either Hyperion or Stockholder on the one hand or AI on the other hand if there shall be a material breach of any representation, warranty, covenant, obligation or agreement on the part of the other party set forth in this Agreement which breach shall not have been cured, in the case of a representation or warranty, prior to the Closing, or in the case of a covenant, obligation or agreement, within two (2) business days following receipt by the breaching party of notice of such breach; or (ii) by either Hyperion or AI if any permanent injunction or other order of a court or other competent authority preventing the consummation of the transactions contemplated by this Agreement shall have become final and non-appealable.

(c)           By either Hyperion or AI if the stockholders of AI do not approve the transactions contemplated by this Agreement.

10.2.                      Effect of Termination.  In event of a termination of this Agreement by either AI or Hyperion as provided in Section 10.1, this Agreement shall forthwith become void; provided, however, that no such termination shall relieve any party hereto from any liability for breach of this Agreement.

10.3.                      Remedies Not Exclusive.  No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, including, without limitation, the remedy of specific performance.  The election of any one or more remedies by Hyperion or AI shall not constitute a waiver of the right to pursue other available remedies.

11.           Notices.  Any notices or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if delivered personally or sent by facsimile (with transmission confirmed), Federal Express, registered or certified mail, return receipt requested, postage prepaid, addressed as follows or to such other address or facsimile number of which the parties may have given notice:

To AI:	With a copy to:

Accountabilities, Inc.	Giordano, Halleran & Ciesla, P.C.
500 Craig Road, Suite 201	125 Half Mile Road, P.O. Box 190
Manalapan, NJ 07726	Middletown, NJ 07748
Attention: Allan Hartley, President	Fax: 732-224-6599
Attention: Philip D. Forlenza, Esq.

To Hyperion or the Stockholder:	With a copy to:

Walter Reed	Lauren Scott
[Address]	[Address]

Unless otherwise specified herein, such notices or other communications shall be deemed received (a) on the date delivered, if delivered personally, by facsimile or by Federal Express; or (b) three business days after being sent, if sent by registered or certified mail.

12.           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns, except that neither party may assign its obligations hereunder without the prior written consent of the other party hereto.

13.           Entire Agreement; Amendments; Attachments.

13.1.                      Entire Agreement; Amendment.  This Agreement, all schedules and exhibits hereto, and all agreements and instruments to be delivered by the parties pursuant hereto represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede all prior oral and written, and all contemporaneous oral negotiations, commitments and understandings between such parties.  Hyperion and AI, by the consent of their respective Boards of Directors, or officers authorized by such Boards, may amend or modify this Agreement, in such manner as may be agreed upon, by a written instrument executed by Hyperion and AI.

13.2.                      Attachments.  If the provisions of any schedule or exhibit to this Agreement are inconsistent with the provisions of this Agreement, the provisions of this Agreement shall prevail.  The exhibits and schedules attached hereto or to be attached hereafter are hereby incorporated as integral parts of this Agreement.

14.           Expenses.  Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the parties in accordance with the terms of the letter agreement of even date herewith among AI and Hyperion.

15.           Legal Fees.  In the event that legal proceedings are commenced by any party hereto against any other party hereto in connection with this Agreement or the transactions contemplated hereby, the party which does not prevail in such proceedings shall pay the reasonable attorneys' fees and costs incurred by the prevailing party in such proceedings.

16.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of law principles.

17.           Section Headings.  The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

18.           Severability.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

19.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which, when taken together, shall be one and the same document.

20.           Public Disclosure.  Neither party shall make any public statement about, nor issue any press release concerning this Agreement or the transactions contemplated hereby without first consulting with the other party hereto as to the form and substance of any such press release or public disclosure; provided, however, that nothing in this Section 18 shall be deemed to prohibit any party hereto from making any disclosure that its counsel deems necessary or advisable in order to satisfy such party's disclosure obligation imposed by law.

21.           Employees; WARN Act.  Effective on the Closing Date, AI shall terminate the employment of all employees engaged in the Business (the “Terminated Employees”), and shall terminate any employment agreements with such Terminated Employees.  As of the Closing Date, Hyperion shall offer employment to all of the Terminated Employees (such hired persons being the “Hired Employees”), at initial salaries and with initial benefits comparable to those immediately prior to the termination.  For the purposes of determining and measuring benefits provided to any given Hired Employee by Hyperion, each Hired Employee will be given credit for the Hired Employee’s term of service to AI.  For a period of at least forty-five (45) days from and after the Effective Date, Hyperion shall employ substantially all, but in no event less than 70%, of the Hired Employees and shall not terminate more than 50 full time employees who were employed by AI as of the Closing Date.  Hyperion shall be liable and responsible for any obligations under the Worker Adjustment and Retraining Notification Act, as amended (the “WARN Act”), arising out of Hyperion’s breach of this Section 21 with respect to the Hired Employees.IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

AI:

ACCOUNTABILITIES, INC.

By:	/s/ Allan Hartley
Name: Allan Hartley
Title: President

HYPERION:

HYPERION ENERGY, INC.

By:	/s/ Walter Reed
Name: Walter Reed
Title: President

By:	/s/ Walter Reed
Name: Walter Reed

The Schedules and Exhibits to the Asset Purchase Agreement are not presented herein or delivered herewith.  Copies of the Schedules and Exhibits will be provided to the Securities and Exchange Commission upon request

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

Section 7-108-402 of the Colorado Business Corporation Act (the “Act”) provides, generally, that the articles of incorporation of a Colorado corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; except that any such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts specified in Section 7-108-403 (concerning unlawful distribution), or (iv) any transaction from which a director directly or indirectly derived an improper personal benefit.  Such provision may not eliminate or limit the liability of a director for any act or omission occurring prior to the date on which such provision becomes effective.  Article V of the Company’s by-laws contain a provision eliminating liability as permitted by the statute.

Section 7-109-103 of the Act provides that a Colorado corporation must indemnify a person (i) who is or was a director of the corporation or an individual who, while serving as a director of the corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee or fiduciary or agent of another corporation or other entity or of any employee benefit plan (a “Director”) or officer of the corporation and (ii) who was wholly successful, on the merits or otherwise, in defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (a “Proceeding”), in which he was a party, against reasonable expenses incurred by him in connection with the Proceeding unless such indemnity is limited by the corporation’s articles of incorporation.  The Company’s articles of incorporation do not contain any such limitation.

Section 7-109-102 of the Act provides, generally, that a Colorado corporation may indemnify a person made a party to a Proceeding because the person is or was a Director against any obligation incurred with respect to a Proceeding to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in the Proceeding if the person conducted himself or herself in good faith and the person reasonably believed, in the case of conduct in an official capacity with the corporation, that the person’s conduct was in the corporation’s best interests and, in all other cases, his conduct was at least not opposed to the corporation’s best interests and, with respect to any criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.  The Company’s articles of incorporation and its by-laws provide for such indemnification.  A corporation may not indemnify a Director in connection with any Proceeding charging the Director derived an improper personal benefit, whether or not involving actions in an official capacity, in which Proceeding the Director was judged liable on the basis that he derived an improper personal benefit.  Any indemnification permitted in connection with a Proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with such Proceeding.

Under Section 7-109-107 of the Act, unless otherwise provided in the articles of incorporation, a Colorado corporation may indemnify an officer, employee, fiduciary or agent of the corporation to the same extent as a Director and may indemnify such a person who is not a Director to a greater extent, if not inconsistent with public policy and if provided for by its by-laws, general or specific action of its board of directors or shareholders, or contract.  The Company’s by-laws provide for indemnification of officers, employees and agents of the Company to the same extent as its Directors.

The above discussion of our by-laws and of the Act is not intended to be exhaustive and is qualified in its entirety by such by-laws and the Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrants as disclosed above, the registrants have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21.	Exhibits and Financial Statement Schedules.
(a)	Exhibit Index
Number	Description
2.1	Asset Purchase Agreement dated as of July 26, 2007, among Hyperion Energy, Walter Reed and Accountabilities, Inc. (filed as Appendix A to Proxy Statement / Prospectus)
3.1	Certificate of Incorporation of the Registrant. (1)
3.2	By-Laws of the Registrant. (1)
5	Opinion and Consent of Brian Reiss, Esq. (to be filed by amendment)
23.1	Consent of Brian Reiss, Esq. (filed with Exhibit 5)
23.2	Consent of Miller Ellin & Company, LLP with respect to Accountabilities, Inc.
23.3	Consent of Rotenberg & Co., LLP with respect to Hyperion Energy, Inc.
99.1	Accountabilities, Inc. Proxy Card.
Footnote 1	Incorporated by reference to similarly numbered Exhibits filed with Registrant’s Form 10-KSB as filed with the Securities and Exchange Commission on March 15, 2007.

(b)	Financial Statement Schedules
All schedules are omitted because they are not applicable or the required information is shown in the Registrant’s Financial Statements or notes thereto.

Item 22.	Undertakings
(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in the amount of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in amount and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)(1)                      The undersigned registrant hereby undertakes as follows:  that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(2)           The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (a)(1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such an amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment of the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Registrant is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)           The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means.  This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e)           The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, the State of California, on August 28, 2007.

Hyperion Energy, Inc.

Date: August 28, 2007	By:	/s/ Walter Reed
Name: Walter Reed
Title: Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Name	Title	Date
/s/ Walter Reed Walter Reed	Chairman, President and Chief Executive Officer (Principal Executive Officer and Principal Financial and Accounting Officer)	August 28, 2007